UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

GENTIVA HEALTH SERVICES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 4, 2011

Dear Shareholder:

You are cordially invited to attend the 2011 Annual Meeting of Shareholders of Gentiva Health Services, Inc. to be held on Thursday, May 12, 2011, at 9:30 a.m., at the Renaissance Waverly Hotel, 2450 Galleria Parkway, Atlanta, Georgia 30339.

Details about the meeting, nominees for the Board of Directors and other matters to be acted upon are presented in the Notice of Annual Meeting of Shareholders and the proxy statement that follow.

Your vote is important. You may vote by completing, signing, dating and returning the accompanying proxy promptly in the envelope provided, or you may vote on the Internet or by telephone. This will assure that your shares will be represented and voted at the annual meeting even if you do not attend.

Thank you for your continued support, and we look forward to greeting you personally at the meeting if you are able to be present.

Sincerely,

Ronald A. Malone	Tony Strange
Chairman	Chief Executive Officer and President

GENTIVA HEALTH SERVICES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 12, 2011

The 2011 Annual Meeting of Shareholders of Gentiva Health Services, Inc., a Delaware corporation, will be held on Thursday, May 12, 2011, at 9:30 a.m., at the Renaissance Waverly Hotel, 2450 Galleria Parkway, Atlanta, Georgia 30339, for the following purposes:

(1)	To elect nine directors, each to serve until the 2012 Annual Meeting of Shareholders;

(2)	To consider and vote upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011;

(3)	To consider and conduct a non-binding advisory vote regarding the compensation of our named executive officers;

(4)	To consider and conduct a non-binding advisory vote upon the frequency of shareholder voting on the compensation of our named executive officers;

(5)	To consider and vote upon a proposal to amend and restate the Gentiva Health Services, Inc. Amended and Restated 2004 Equity Incentive Plan; and

(6)	To transact such other business as may properly come before the meeting or any adjournment thereof.

Information relating to the above matters is contained in the attached proxy statement. Only shareholders of record at the close of business on March 15, 2011 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 12, 2011: the Notice of Annual Meeting, the Proxy Statement and the 2010 Annual Report to Shareholders of Gentiva Health Services, Inc., including the Annual Report on Form 10-K for the fiscal year ended December 31, 2010, are available at www.proxyvote.com.

By Order of the Board of Directors,

John N. Camperlengo
Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

Dated: April 4, 2011

Atlanta, Georgia

IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, WHETHER OR NOT YOU PLAN TO ATTEND. PLEASE VOTE BY COMPLETING, SIGNING, DATING AND RETURNING THE ACCOMPANYING PROXY PROMPTLY, OR PLEASE VOTE ON THE INTERNET OR BY TELEPHONE. IF YOU DO ATTEND AND DECIDE TO VOTE IN PERSON, YOU MAY REVOKE YOUR PROXY.

PROXY STATEMENT

GENERAL INFORMATION

Introduction

We are providing this proxy statement to the shareholders of Gentiva Health Services, Inc. in connection with the solicitation of proxies by our Board of Directors to be voted at the 2011 Annual Meeting of Shareholders and at any adjournments of that meeting. The 2011 Annual Meeting of Shareholders of Gentiva Health Services, Inc. will be held on Thursday, May 12, 2011, at 9:30 a.m., at the Renaissance Waverly Hotel, 2450 Galleria Parkway, Atlanta, Georgia 30339, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Our Board of Directors is furnishing this proxy statement and the accompanying proxy in connection with its solicitation. Only shareholders of record at the close of business on March 15, 2011 are entitled to vote at the Annual Meeting. This proxy statement and the accompanying proxy are first being sent or otherwise made available to shareholders on or about April 4, 2011.

When used in this proxy statement, the terms “we,” “us,” “our,” and “Gentiva” refer to Gentiva Health Services, Inc.

The securities that can be voted at the Annual Meeting consist of our common stock, $.10 par value per share. At the close of business on March 15, 2011, the record date for determining shareholders entitled to vote at the Annual Meeting, 30,501,803 shares of our common stock were outstanding and entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote.

Voting Procedures

You may vote by completing, signing, dating and returning the accompanying proxy promptly in the envelope provided, or you may vote on the Internet or by telephone. Any signed proxy cards received with no instructions, whether the cards come from shareholders who are “shareholders of record” (meaning the shares are registered directly in their name) or shareholders who are “beneficial owners” (meaning that the shares are held in a stock brokerage account or by a bank or other nominee), will be voted in accordance with the recommendations of our Board of Directors. Our Board of Directors recommends that you vote FOR all of the nominees to the Board of Directors, FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, FOR the compensation of our named executive officers as described in this proxy statement, FOR a shareholder advisory vote every ONE YEAR on the compensation of our named executive officers and FOR the approval of the amendment and restatement of the Gentiva Health Services, Inc. Amended and Restated 2004 Equity Incentive Plan.

Revocability of Proxies

A shareholder of record who executes and returns a proxy may revoke it at any time before it is voted by giving notice in writing to our Secretary, by subsequently voting on the Internet or by telephone, by granting a subsequent proxy, or by appearing in person and voting at the meeting. Any shareholder attending the meeting and entitled to vote may vote in person whether or not the shareholder has previously submitted a proxy. Please note, however, that under the rules of the national stock exchanges, any beneficial owner of our common stock whose shares are held in street name by a member brokerage firm may revoke his or her proxy and vote his or her shares in person at the meeting only in accordance with applicable rules and procedures of the exchanges as followed by the beneficial owner’s brokerage firm.

Quorum; Broker Non-Votes; Abstentions

Quorum: A majority of all the shares of common stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, will constitute a quorum at the meeting. Proxies marked as abstentions or withhold authority and “broker non-votes” (as explained below) are counted in determining whether a quorum is present.

Broker Non-Vote: Under applicable regulations, if a broker holds shares on your behalf and you do not instruct your broker how to vote those shares on a matter considered “routine,” the broker may generally vote your shares for you. A “broker non-vote” occurs when a broker has not received voting instructions from you on a “non-routine” matter, in which case the broker does not have authority to vote your shares with respect to such matter. We believe that Proposals 1, 3, 4 and 5 are “non-routine” matters and as such the broker is not authorized to vote your shares on such proposals absent instructions from you. A “broker non-vote” will not be considered a vote for or a vote against a proposal, but will have the effect of reducing the number of affirmative votes required to achieve a majority vote.

Abstentions; Withhold Authority: Proxies marked as abstentions with respect to a proposal will have the effect of a vote against that proposal. Proxies marked to withhold authority to vote for a director will be counted in determining whether a quorum is present, but will have no other effect on the election of directors.

Inspector of Election: Broadridge Financial Solutions, Inc. will count the votes and provide an Inspector of Election at the meeting.

Additional Matters

Our principal executive offices are located at 3350 Riverwood Parkway, Suite 1400, Atlanta, Georgia 30339. Gentiva was incorporated in Delaware in August 1999.

We are mailing or otherwise making available to you a copy of our 2010 Annual Report to Shareholders, including a copy of our Form 10-K for the fiscal year ended December 31, 2010, with the Notice of Annual Meeting and proxy statement. Copies also are available on the website www.proxyvote.com. The Annual Report and Form 10-K are not deemed part of the soliciting material for the proxy.

If you would like directions to attend the annual meeting and vote in person, please call us at (770) 951-6450.

PROPOSAL 1

ELECTION OF DIRECTORS

All our directors stand for election on an annual basis and serve a one-year term upon election. In addition, any director elected by the Board of Directors to fill a newly created directorship or to fill a vacancy on the Board of Directors will hold office for a term ending at the next annual meeting of shareholders after the director’s election or until such director’s successor shall have been duly elected and qualified.

Our Board of Directors currently consists of nine members, Robert S. Forman, Jr., Victor F. Ganzi, Philip R. Lochner, Jr., Ronald A. Malone, Stuart Olsten, Sheldon M. Retchin, Tony Strange, Raymond S. Troubh and Rodney D. Windley, all of whom are standing for re-election at this year’s Annual Meeting. Each has consented to serve another term as a director if re-elected. The Compensation, Corporate Governance and Nominating Committee of the Board of Directors recommended the slate of nine nominees to the Board of Directors for its approval. The Board of Directors has recommended the slate of nine nominees to the shareholders for approval at the Annual Meeting.

The vote of a plurality of the shares of common stock present or represented and entitled to vote at the Annual Meeting is required for election as a director. Proxies will be voted at the meeting for the election as directors of the nine nominees, unless authority to do so is withheld. If for any reason any of the nominees is not a candidate when the election occurs (which is not expected), the proxies may be voted for a substitute nominee or nominees.

The Board of Directors recommends that you vote FOR the election of Robert S. Forman, Jr., Victor F. Ganzi, Philip R. Lochner, Jr., Ronald A. Malone, Stuart Olsten, Sheldon M. Retchin, Tony Strange, Raymond S. Troubh and Rodney D. Windley.

Information as to Nominees for Director

The following information, as reported to us, is shown below for each nominee for director: name, age and principal occupation; period during which the nominee has served as a director; position, if any, with us; certain business experience; other directorships held; and any committees of our Board of Directors on which the nominee serves. We also include the specific attributes and experience of a nominee on which our Board of Directors focused in nominating that individual for election as director.

Robert S. Forman, Jr.

Mr. Forman has served as a director of Gentiva and a member of the Audit Committee of the Board of Directors since September 2009 and as a member of the Clinical Quality Committee of the Board of Directors since May 2010. Mr. Forman was the founder, president and chief executive officer of IMI Systems, Inc., an international computer consulting firm specializing in the design and implementation of service order and billing systems in the telecommunications industry. In 1995, Olsten Corporation acquired IMI Systems, Inc. and Mr. Forman was an executive vice president of Olsten Corporation until 1997. Since leaving Olsten, Mr. Forman served on the boards of several private information technology consulting companies. He currently serves on the Advisory Board of Rensselaer Polytechnic Institute’s IT School. Mr. Forman is 71 years old. In nominating Mr. Forman for election as a director, our Board of Directors focused on his past experience as a founder and chief executive officer of IMI Systems, Inc., a computer consulting firm, and his rich and extensive background in technology as important attributes and experience for his continuing to serve as one of our directors.

Victor F. Ganzi

Mr. Ganzi has served as a director of Gentiva since November 1999 and as Lead Director of the Board of Directors since May 2009. He has served as a member of the Audit Committee of the Board of Directors since November 1999, serving as chairman of that committee from November 1999 to May 2009, and has served as chairman of the Compensation, Corporate Governance and Nominating Committee of the Board of Directors since May 2009, having served as a member of predecessor committees of that committee since May 2008. He served as a director of Olsten Corporation from 1998 until March 2000. He was president and chief executive officer of The Hearst Corporation, a private diversified communications company with interests in magazine, newspaper and business publishing, television and radio stations and cable programming networks, from June 2002 to June 2008. He is a director, chairman of the audit committee and member of the corporate governance and nominating committee of Towers Watson & Co. and was a director of Hearst-Argyle Television, Inc. from 1997 to 2008 and a director of Wyeth from 2005 to 2009. Mr. Ganzi is 64 years old. In nominating Mr. Ganzi for election as a director, our Board of Directors focused on his past experience as chief executive officer, chief financial officer and chief legal officer of The Hearst Corporation and the knowledge of Gentiva that he has gained and shared from serving as a director and member of our Audit Committee since 1999 as important attributes and experience for his continuing to serve as one of our directors.

Philip R. Lochner, Jr.

Mr. Lochner has served as a director of Gentiva and a member of the Compensation, Corporate Governance and Nominating Committee of the Board of Directors since September 2009 and as a member of the Clinical Quality Committee of the Board of Directors since May 2010. Mr. Lochner currently is a director and member of the audit committee and the director affairs/corporate governance committee of CLARCOR Inc., a director and member of the audit committee and the governance and public responsibility committee of CMS Energy Corporation and a director and member of the audit committee and the nominating and governance committee of Crane Co. During the past five years, at various times, Mr. Lochner was a director of Apria Healthcare Group Inc., GTECH Holdings Corporation, Monster Worldwide, Inc. and Solutia Inc. From 1991 until 1998, Mr. Lochner was senior vice president and chief administrative officer of Time Warner Inc. Prior to that, from 1990 to 1991, he served as a Commissioner of the Securities and Exchange Commission. He has also previously served as a member of the board of governors of the National Association of Securities Dealers and the American Stock Exchange. Mr. Lochner is 68 years old. In nominating Mr. Lochner for election as a director, our Board of Directors focused on his expertise in the area of corporate governance, his prior service as a Commissioner of the Securities and Exchange Commission and his varied service on the board of directors and board of director committees of several public companies as important attributes and experience for his continuing to serve as one of our directors.

Ronald A. Malone

Mr. Malone has served as our Chairman of the Board of Directors since June 2002 and as a member of the Clinical Quality Committee of the Board of Directors since May 2009. He served as our chief executive officer from June 2002 to December 2008, as our executive vice president from March 2000 to June 2002 and as president of our home health services division from January 2001 to June 2002. Prior to joining Gentiva, he served in various positions with Olsten Corporation including executive vice president of Olsten Corporation and president, Olsten Staffing Services, United States and Canada, from 1999 to 2000. He is chairman and president of the Alliance for Home Health Quality and Innovation. He is a director of Capital Senior Living Corporation, a director and chairman of the compensation and management development committee of Hill-Rom Holdings, Inc. and a director and chairman of the compensation committee of Vicor Technologies, Inc. He was a director of Hillenbrand Industries, Inc. from 2007 to 2008. Mr. Malone is 56 years old. In nominating Mr. Malone for election as a director, our Board of Directors focused on his intimate knowledge of the home health industry, his expertise in healthcare reform legislation and his service as our chief executive officer from 2002 through 2008 as important attributes and experience for his continuing to serve as one of our directors.

Stuart Olsten

Mr. Olsten has served as a director of Gentiva since November 1999, as a member of the Audit Committee of the Board of Directors since May 2008 and as a member of the Compensation, Corporate Governance and Nominating Committee of the Board of Directors since May 2009. He served as a director of Olsten Corporation from 1986 until March 2000. From 1990 to March 2000, at various times, he served as Olsten Corporation’s chairman of the board of directors, vice chairman and president. From 2001 to March 2007, Mr. Olsten was the chairman of the operating board of MaggieMoo’s International, LLC and was its president and chief executive officer in 2003. Mr. Olsten serves on the boards of private online employment service companies HireReach, Inc. and IvyExec, Inc., as well as on the board of HarQen, Inc., a voice asset management company. He is on the Advisory Board of the Syracuse University School of Management. Mr. Olsten is 58 years old. In nominating Mr. Olsten for election as a director, our Board of Directors focused on his extensive background in employment services and the knowledge of Gentiva that he has gained and shared from serving as a director since 1999 as important attributes and experience for his continuing to serve as one of our directors.

Sheldon M. Retchin, M.D., M.S.P.H.

Dr. Retchin has served as a director of Gentiva and a member of the Clinical Quality Committee of the Board of Directors since September 2009 and as a member of the Audit Committee of the Board of Directors since May 2010. Since 2003, Dr. Retchin has served as the chief executive officer of the Virginia Commonwealth University Health System in Richmond, Virginia, and as vice president for health sciences at Virginia Commonwealth University. The Virginia Commonwealth University Health System is a large academic health center in Central Virginia and delivers primary and tertiary health care to the mid-atlantic region. Dr. Retchin is a professor in the departments of internal medicine, gerontology and health administration and is a national expert in health policy and health care delivery, with special expertise on the costs, quality and alternative financing strategies for the Medicare program. He has over 80 publications on the costs and quality of care and has had appointments on numerous national panels regarding health care and the health professional workforce. Dr. Retchin is 60 years old. In nominating Dr. Retchin for election as a director, our Board of Directors focused on his clinical and executive leadership in the health care field and his recognized expertise in health policy and health care delivery, especially regarding Medicare programs, as important attributes and experience for his continuing to serve as one of our directors.

Tony Strange

Mr. Strange has served as a director of Gentiva and as our chief executive officer since January 2009 and as our president since November 2007. He served as chief operating officer of Gentiva from November 2007 to May 2009 and as executive vice president of Gentiva and president of our home health division from February 2006 to November 2007. From 2001 to February 2006, Mr. Strange served as president and chief operating officer of The Healthfield Group, Inc. Mr. Strange joined Healthfield in 1990 and served in other capacities, including regional manager, vice president of development and chief operating officer, until being named president in 2001. He is a director of the National Association for Home Care & Hospice. Mr. Strange is 48 years old. In nominating Mr. Strange for election as a director, our Board of Directors focused on his leadership and execution as our chief executive officer in growing Gentiva and setting and communicating the proper cultural and behavioral tone as important attributes and experience for his continuing to serve as one of our directors.

Raymond S. Troubh

Mr. Troubh has served as a director of Gentiva since 1999, as a member of the Audit Committee of the Board of Directors since 2000, serving as chairman of that committee since May 2009, and as a member of the Compensation, Corporate Governance and Nominating Committee of the Board of Directors and its predecessor committees since November 1999. He served as a director of Olsten Corporation from 1993 until March 2000. He has been a financial consultant for more than five years. He is a director, chairman of the compensation committee and member of the audit committee of Diamond Offshore Drilling Inc., a director and member of the compensation committee of General American Investors Company, and a director and member of the audit committee and the nominating and corporate governance committee of Wendy’s/Arby’s Group, Inc. He was a director of Petrie Stores Liquidating Trust from 1994 to 2006 and a director of Sun Times Media Group from 2006 to 2007. Mr. Troubh is 84 years old. In nominating Mr. Troubh for election as a director, our Board of Directors focused on his seasoned experience from having served on the board of directors and board committees of varied public companies, his vision and expertise in matters of corporate governance, his former selection as Director of the Year by the National Association of Corporate Directors and the knowledge of Gentiva that he has gained and shared as a director and member of our Audit Committee and Compensation, Corporate Governance and Nominating Committee since 1999 as important attributes and experience for his continuing to serve as one of our directors.

Rodney D. Windley

Mr. Windley has served as a director of Gentiva since February 2006, when he was elected to the Board of Directors and appointed vice chairman of the Board of Directors in connection with the completion of our acquisition of The Healthfield Group, Inc. He has served as a member of the Clinical Quality Committee of the Board of Directors since May 2008, serving as chairman since May 2009. Mr. Windley, Healthfield’s founder, had served as its chairman and chief executive officer since its inception in 1986 until the completion of the acquisition. Mr. Windley is the chairman of Prom Queen, LLC, a private real estate holding and restaurant development company, chairman of RDW Ventures, LLC, a private equity firm, and chairman of Gulf Coast Hatteras, Inc., a private yacht and sport fishing dealership. Mr. Windley is president of the Georgia Association for Home Care and is also chair emeritus of Fragile Kids Foundation, Inc., having started the charity in 1992. Mr. Windley is 63 years old. In nominating Mr. Windley for election as a director, our Board of Directors focused on his past experience as founder and chief executive officer of Healthfield, his financial and entrepreneurial background and his expansive knowledge of the health care industry as important attributes and experience for his continuing to serve as one of our directors.

CORPORATE GOVERNANCE

Independent Directors

In accordance with the listing standards of The Nasdaq Stock Market, Inc. (“NASDAQ”), we ensure that at least a majority of our Board of Directors is independent under the NASDAQ definition of independence, and that the members of the Board of Directors as a group maintain the requisite qualifications under NASDAQ listing standards for populating the Audit Committee and the Compensation, Corporate Governance and Nominating Committee. The Compensation, Corporate Governance and Nominating Committee and the Board of Directors have determined that Robert S. Forman, Jr., Victor F. Ganzi, Philip R. Lochner, Jr., Stuart Olsten, Sheldon M. Retchin and Raymond S. Troubh do not have any relationship that would interfere with the exercise of independent judgment in carrying out their responsibilities as directors and are independent in accordance with NASDAQ listing standards. In addition, we define “independent director” in the charters of the Audit Committee and the Compensation, Corporate Governance and Nominating Committee, both of which may be found on our website at www.gentiva.com under the Investors section. Each member of the Audit Committee and the Compensation, Corporate Governance and Nominating Committee is independent in accordance with the NASDAQ listing standards and, in the case of a member of the Audit Committee, in accordance with the rules of the Securities and Exchange Commission, and satisfies the definition of “independent director” set forth in the respective committee charter.

The independent directors generally meet in executive session on the dates when regularly scheduled Board of Directors meetings are held. Mr. Ganzi, the Lead Director, presides over the executive sessions of the independent directors.

Meetings of the Board of Directors and its Committees

During the past fiscal year, the Board of Directors held 11 meetings. The Board of Directors has three standing committees, an Audit Committee, a Clinical Quality Committee and a Compensation, Corporate Governance and Nominating Committee. Except for Mr. Malone’s service as a member of the Clinical Quality Committee, none of the members of any committee is an employee or officer of Gentiva, and, except for Mr. Malone’s service as a member of the Clinical Quality Committee and Mr. Windley’s service as chairman and a member of the Clinical Quality Committee, each member of each committee is “independent.”

During 2010, each incumbent director attended at least 75% of the aggregate number of meetings held by the Board of Directors and all committees on which the director served during the period that the director served. All the members of our Board of Directors attended the 2010 Annual Meeting, except for one director. It is our policy to encourage the members of our Board of Directors to attend the annual meetings.

Audit Committee

The principal functions and responsibilities of the Audit Committee include:

•	overseeing our internal control structure, financial reporting and legal and compliance programs;

•	discussing guidelines and policies with respect to our financial risk assessment and risk management policies with management;

•	reviewing and selecting the independent registered public accounting firm to audit our consolidated financial statements;

•	receiving and acting on reports and comments from our independent registered public accounting firm and approving the firm’s fees;

•	reviewing critical accounting principles and estimates employed in our financial reporting;

•

reviewing our annual audited consolidated financial statements and unaudited quarterly financial statements with management and our independent registered public accounting firm and recommending inclusion of the audited financial statements in our annual report on Form 10-K and the unaudited financial statements in our quarterly reports on Form 10-Q;

•	maintaining direct lines of communication with the Board of Directors and our management, internal auditing staff and independent registered public accounting firm; and

•	reporting to the Board of Directors a summary of its findings and recommendations.

Mr. Troubh serves as the chairman, and Messrs. Forman, Ganzi and Olsten and Dr. Retchin serve as members, of the Audit Committee. The committee met ten times in 2010. The Board of Directors has adopted a written charter for the Audit Committee, which is posted on our website at www.gentiva.com under the Investors section. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (“Exchange Act”). The Board of Directors has determined that each member of the Audit Committee is “independent” under the heightened independence standards required for members of the Audit Committee by the NASDAQ listing standards, the rules of the Securities and Exchange Commission and the Audit Committee charter. The Board of Directors has also determined that Victor F. Ganzi is an “audit committee financial expert,” as that term is defined by rules and regulations of the Securities and Exchange Commission.

Clinical Quality Committee

The principal functions and responsibilities of the Clinical Quality Committee include:

•	providing oversight of our clinical leadership in the development of leading edge clinical strategies and practices;

•	monitoring our performance against established internal and external benchmarking regarding clinical performance and outcomes;

•	facilitating the development of industry best practices based on internal and external data comparisons;

•	fostering enhanced awareness of our clinical performance by the Board of Directors and external sources;

•	establishing a long term, strategic clinical vision for Gentiva; and

•	reporting to the Board of Directors a summary of its findings and recommendations.

Mr. Windley serves as the chairman, and Messrs. Forman, Lochner and Malone and Dr. Retchin serve as members, of the Clinical Quality Committee. The committee met three times in 2010. The Board of Directors has adopted a written charter for the Clinical Quality Committee, which is posted on our website at www.gentiva.com under the Investors section.

Compensation, Corporate Governance and Nominating Committee

The principal functions and responsibilities of the Compensation, Corporate Governance and Nominating Committee include:

•

overseeing and administering our executive compensation policies, plans and practices and establishing and adjusting from time to time compensation for our Chief Executive Officer and our other executive officers;

•	administering and authorizing the issuance of stock options, stock awards and other awards under our Amended and Restated 2004 Equity Incentive Plan and awards under our Executive Officers Bonus Plan;

•	overseeing succession planning for our Chief Executive Officer and other key executives;

•	advising the Board of Directors on trends in compensation programs for directors, with a view towards aligning such compensation with shareholder interests;

•	monitoring and safeguarding the independence of our Board of Directors;

•

seeking, considering and recommending qualified candidates for election as directors and recommending a slate of nominees for election by the shareholders at the annual meeting, subject to the approval of the Board of Directors; and

•	reporting to the Board of Directors a summary of its findings and recommendations.

Mr. Ganzi serves as the chairman, and Messrs. Lochner, Olsten and Troubh serve as members, of the Compensation, Corporate Governance and Nominating Committee. The committee met eight times in 2010. The Board of Directors has adopted a written charter for the Compensation, Corporate Governance and Nominating Committee, which is posted on our website at www.gentiva.com under the Investors section. The Board of Directors has determined that each of the members of the committee is an “independent director” as defined under NASDAQ listing standards, is a “non-employee director” as defined in the committee charter and in Rule 16b-3 under the Exchange Act, and is an “outside director” as defined under Section 162(m) of the Internal Revenue Code and related regulations.

Compensation Committee Process

In addition to the functions and responsibilities discussed above, the Compensation, Corporate Governance and Nominating Committee is responsible for establishing goals and objectives relevant to executive compensation, evaluating our executive officers’ performance and proposing guidelines regarding director compensation matters. The committee makes recommendations to our Board of Directors regarding our incentive compensation and equity compensation plans and approves awards under our equity compensation plans. The committee also oversees our benefit plans and evaluates any proposed new retirement or executive benefit plans. The committee may delegate its plan administrative duties and has delegated certain authority to administer Gentiva’s Employee Stock Purchase Plan to our Benefits Plan Administrative Committee, which is appointed by the Board of Directors.

The Compensation, Corporate Governance and Nominating Committee has sole authority, without action of our Board of Directors, to retain and terminate outside advisors, such as compensation consultants. The committee has engaged compensation consultants to provide information and recommendations regarding executive officer compensation, including equity grants, as discussed in more detail in the Compensation Discussion and Analysis below.

The Compensation, Corporate Governance and Nominating Committee generally receives proposals and information from its compensation consultant and from the Chief Executive Officer for its consideration regarding executive compensation. As discussed below in the Compensation Discussion and Analysis, our Chief Executive Officer works closely with the committee to maintain an open dialogue regarding our goals, progress towards achievement of those goals and expectations for future performance, and makes recommendations regarding the compensation of our executive officers other than himself.

Early in the year, the Compensation, Corporate Governance and Nominating Committee generally reviews our executive officers’ compensation, approves any salary increases (unless approved at the end of the prior year) and equity grants, evaluates and approves discretionary profit sharing contributions and the annual incentive bonus awards for the prior year, and establishes the performance goals for the upcoming year. Throughout the year, the committee oversees recruiting for senior executive positions and approves compensation for newly hired or promoted senior executives. The committee also reviews our general employee benefit plans and approves changes as needed. At the end of the year, the committee generally meets to review executive compensation and discuss potential compensation to be approved for the following year, and may approve salary increases or other compensation matters for the following year.

Compensation Risk Assessment

The Compensation, Corporate Governance and Nominating Committee has evaluated our compensation program to ensure that our policies and practices do not create risks that are reasonably likely to have a material adverse effect on Gentiva.

We believe that we have minimized the potential for excessive risk taking in our annual cash incentive program by:

•	emphasizing long-term compensation that utilizes a balanced portfolio of compensation elements, such as cash and equity, and focuses on sustained performance over time;

•	adopting and implementing share ownership guidelines for executive officers;

•

setting performance goals for our executive officers and other employee participants that generally include quantitative and qualitative criteria, some of which would conflict with taking excessive risks to achieve short-term gain; and

•	retaining the ability to utilize negative discretion in determining annual cash incentive awards if an executive officer or other employee participant takes unnecessary or inappropriate risks.

The other two principal elements of our compensation program—base salaries and equity awards—are either risk neutral or help lower risk. Annual base salary increases for our executive officers and other employees are based on a number of factors that reward performance that improves Gentiva’s business and reputation for clinical excellence, but are tempered by the employee’s historical compensation as well as competitive market data. Our equity incentive awards vest or are earned over several years. The potential compensation an executive officer or other participating employee can receive through equity incentive awards is generally tied directly to our stock price and/or other corporate performance metrics. The committee believes that this discourages taking excessive risk for a short-term gain because it is incompatible with maximizing the value of equity incentive awards over the long-term.

Compensation Committee Interlocks and Insider Participation

None of the directors on the Compensation, Corporate Governance and Nominating Committee is or was formerly an officer or employee of Gentiva or had any relationship or related party transaction requiring disclosure under the rules of the Securities and Exchange Commission. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation, Corporate Governance and Nominating Committee.

Consideration of Director Nominees

The Compensation, Corporate Governance and Nominating Committee will consider recommendations for director nominees from an array of sources, including members of our Board of Directors, management and shareholders. Shareholders who would like the Compensation, Corporate Governance and Nominating Committee to consider a prospective candidate should act in accordance with our Bylaws and submit the candidate’s name, age, business and residence address, biographical data and qualifications, and provide an accounting of the number of shares of stock held, beneficially or of record, by the prospective candidate, as well as a written statement from the individual of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director, to Gentiva’s Secretary, Gentiva Health Services, Inc., 3350 Riverwood Parkway, Suite 1400, Atlanta, Georgia 30339. Submissions of names (and other required information) by shareholders of prospective candidates for consideration by the committee for nomination and election at our 2012 Annual Meeting of Shareholders must be received in writing by us at the above address on or after October 7, 2011 and on or before December 7, 2011. The committee reserves the right to request additional information from the candidate to assist the committee in the evaluation process.

The Compensation, Corporate Governance and Nominating Committee believes that all members of the Board of Directors should have a high level of professional and personal ethics and values and outstanding ability and sound judgment. Directors should be committed to enhancing shareholder value and have sufficient time to attend meetings and participate effectively on the Board of Directors. Each director is expected to represent the interests of all shareholders.

While there is no firm requirement of minimum qualifications or skills that a director candidate must possess, the Compensation, Corporate Governance and Nominating Committee seeks to identify candidates with a diversity of background and experience as it deems appropriate given the then current needs of the Board of Directors. Director candidates have been identified by current directors and executive search firms. The committee evaluates director candidates based on a number of factors, including their independence, business judgment, leadership ability, experience in developing and analyzing business strategies, experience in the health care industry, strategic vision and financial literacy, and, for incumbent directors, their past performance. All members of the Board of Directors may interview the final candidates. The same identifying and evaluating procedures apply to all candidates for director nomination, including candidates submitted by shareholders.

Once the Compensation, Corporate Governance and Nominating Committee has evaluated the director candidates as described above, it recommends the slate of nominees to the Board of Directors for its approval. The Board of Directors then recommends the slate of nominees to the shareholders for their approval at the next annual meeting of shareholders.

Board of Directors Leadership Structure and Role in Risk Oversight

Our Chief Executive Officer, Tony Strange, is a member of our Board of Directors, but he does not serve on any board of directors committees. Our former Chief Executive Officer, Ronald Malone, served as our executive Chairman of the Board of Directors through December 31, 2010, and since then has served as our non-executive Chairman of the Board of Directors. Our Board of Directors has an independent Lead Director, Victor Ganzi. Among other responsibilities, the Lead Director:

•	convenes and chairs regular and special executive sessions of the independent directors;

•	serves as liaison between the independent directors and the Chairman of the Board of Directors and the Chief Executive Officer;

•	presides at meetings of the Board of Directors in the absence of the Chairman and Vice Chairman; and

•	performs such other duties as agreed by the Board of Directors or the independent directors from time to time.

We believe that our leadership structure is appropriate given the independent leadership that our Board of Directors has in the form of our Lead Director.

The Board of Directors administers its risk oversight function through the Audit Committee of the Board of Directors. Through its charter, the Audit Committee is charged, among other things, with:

•	overseeing our compliance programs and meeting with our Chief Compliance Officer;

•	reviewing with our General Counsel, on a regular basis, all material litigation and other significant legal matters;

•

meeting with our independent auditors, internal auditors and financial management and reviewing the scope of audit procedures of the proposed audit and, at the completion of the audit, meeting again with the independent auditors to review audit results; and

•	reporting to the Board of Directors at regular intervals on the committee’s activities.

Shareholder Communications

The Board of Directors has established a process for shareholders to send communications to the Board of Directors. Shareholders may communicate with the Board of Directors generally or with a specific director at any time by writing to Gentiva’s Secretary, Gentiva Health Services, Inc., 3350 Riverwood Parkway, Suite 1400, Atlanta, Georgia 30339. The Secretary will forward communications to the director to whom they are addressed, or, if addressed to the Board of Directors generally, to the chair of the Compensation, Corporate Governance and Nominating Committee.

Code of Ethics and Corporate Governance Guidelines

We have adopted two codes of ethics, a Code of Ethics for Senior Financial Officers (including the Chief Executive Officer) and a Code of Business Conduct and Ethics, the latter being applicable to all of our employees, officers and directors. The codes are designed to promote honest and ethical conduct by our employees, officers and directors, and each is posted on our website at www.gentiva.com under the Investors section.

We have also adopted Corporate Governance Guidelines, which address, among other things, director and Board of Directors responsibilities to Gentiva and its shareholders; Lead Director responsibilities and independent director sessions; and director qualification standards, including “independence” requirements. The Corporate Governance Guidelines are also posted on our website at www.gentiva.com under the Investors section.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 15, 2011, the record date for the annual meeting (unless otherwise indicated), the amount of beneficial ownership of our common stock held by:

•	our named executive officers in the Summary Compensation Table;

•	each current director and nominee for director;

•	each beneficial owner of more than five percent of our common stock; and

•	all of our executive officers and directors as a group.

For the purpose of the table, a person or group of persons is deemed to have “beneficial ownership” of any shares that such person or group has the right to acquire within 60 days after March 15, 2011 through the exercise of stock options or exchange or conversion rights, but such shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

Name of Beneficial Owner	Amount of Shares of Common Stock and Nature of Beneficial Ownership(1)(2)(3)(4)	Percent of Class Owned (if more than 1%)
John N. Camperlengo	90,507	—
Ronald A. Malone	659,986	2.1%
John R. Potapchuk	195,914	—
Eric R. Slusser	52,000	—
Tony Strange(5)	647,714	2.1%
Charlotte A. Weaver	56,900	—
Robert S. Forman, Jr.(6)	4,966	—
Victor F. Ganzi	81,881	—
Philip R. Lochner, Jr.	4,941	—
Stuart Olsten(7)	238,842	—
Sheldon M. Retchin	4,941	—
Raymond S. Troubh(8)	189,490	—
Rodney D. Windley(9)	865,956	2.8%
BlackRock, Inc.(10) 40 East 52nd Street New York, NY 10022	2,457,878	8.1%
Wells Fargo & Company(11) 525 Market Street, 10th Floor San Francisco, CA 94105	2,184,744	7.2%
Lord, Abbett & Co. LLC(12) 90 Hudson Street Jersey City, NJ 07302	2,003,866	6.6%
James E. Flynn and related entities(13) 780 Third Avenue, 37th Floor New York, NY 10017	1,686,467	5.5%
Dimensional Fund Advisors LP(14) Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	1,627,967	5.3%
Opus Capital Group, LLC(15) 1 West Fourth Street, Suite 2500 Cincinnati, OH 45202	1,536,896	5.0%
All executive officers and directors as a group (12 persons)(16)	2,812,462	8.9%

(1)	Unless otherwise indicated, the shareholders identified in this table have sole voting and investment power with respect to the shares beneficially owned by them.
(2)	Includes beneficial ownership of the following number of shares that may be acquired upon exercise of presently exercisable stock options under our 1999 Stock Incentive Plan and 2004 Equity Incentive Plan: Mr. Malone—641,638; Mr. Strange—300,000; Mr. Potapchuk—163,500; Mr. Camperlengo—35,000; Dr. Weaver—30,000; and Mr. Olsten—17,500.
(3)	Includes beneficial ownership of the following number of whole shares acquired and currently held under our Employee Stock Purchase Plan, as amended: Mr. Malone—17,114; Mr. Strange—5,950; Mr. Potapchuk—12,189; and Mr. Camperlengo—2,407.
(4)	Includes beneficial ownership of the following number of shares representing the equivalent of units deferred under our Stock & Deferred Compensation Plan for Non-Employee Directors: Mr. Forman—4,941; Mr. Ganzi—29,248; Mr. Lochner—4,941; Mr. Malone—1,234; Mr. Olsten—29,248; Dr. Retchin—4,941; Mr. Troubh—26,218; and Mr. Windley—13,727.
(5)	In addition to the shares referred to in footnotes (2) and (3), Mr. Strange’s holdings include 256,102 shares owned directly and 85,622 shares held by RT Management, LLC with respect to which Mr. Strange shares voting and investment power with Rodney D. Windley, Vice Chairman of our Board of Directors. Mr. Strange is a co-manager of RT Management, LLC and owns approximately 75% of the interest in the shares held by RT Management, LLC. Mr. Strange disclaims beneficial ownership in the shares held in RT Management, LLC, except to the extent of his pecuniary interest therein.
(6)	In addition to the shares referred to in footnote (4), Mr. Forman’s holdings include 25 shares owned by his wife, as to which shares he disclaims beneficial ownership.
(7)	In addition to the shares referred to in footnotes (2) and (4), Mr. Olsten’s holdings include 191,794 shares owned directly and 300 shares owned by his wife, as to which shares he disclaims beneficial ownership.
(8)	In addition to the shares referred to in footnote (4), Mr. Troubh’s holdings include 93,524 shares owned directly and 69,748 shares owned indirectly and held in a limited partnership in which Mr. Troubh has an approximate 32% interest and of which he is the general partner.
(9)	In addition to the shares referred to in footnote (4), Mr. Windley’s holdings include 58,763 shares owned directly, 707,804 shares owned indirectly through trusts and 85,662 shares held by RT Management, LLC with respect to which Mr. Windley shares voting and investment power with Tony Strange, our Chief Executive Officer and President. Mr. Windley is a co-manager of RT Management, LLC and owns approximately 25% of the interest in the shares held by RT Management, LLC. Mr. Windley disclaims beneficial interest in the shares held in RT Management, LLC, except to the extent of his pecuniary interest therein. Mr. Windley has pledged, as security, 438,500 of his shares.
(10)	The amount shown and the following information are derived from Amendment No. 1 to Schedule 13G filed with the Securities and Exchange Commission on February 4, 2011 by BlackRock, Inc. on behalf of itself and certain of its subsidiaries (“BlackRock”) reporting beneficial ownership as of December 31, 2010. According to the amended Schedule 13G, BlackRock reported beneficial ownership of 2,457,878 shares of our common stock with sole voting and dispositive power as to all of the shares.
(11)	The amount shown and the following information are derived from the Schedule 13G filed with the Securities and Exchange Commission on January 25, 2011 by Wells Fargo and Company on behalf of itself and certain of its subsidiaries (“Wells Fargo”) reporting beneficial ownership as of December 31, 2010. According to the Schedule 13G, Wells Fargo reported beneficial ownership of 2,184,744 shares of our common stock, with sole voting power as to 1,914,899 of the shares, sole dispositive power as to 2,179,444 of the shares, and shared dispositive power as to 300 of the shares.
(12)	The amount shown and the following information are derived from Amendment No. 1 to Schedule 13G filed with the Securities and Exchange Commission on February 14, 2011 by Lord, Abbett & Co. LLC (“Lord Abbett”) reporting beneficial ownership as of December 31, 2010. According to the amended Schedule 13G, Lord Abbett reported beneficial ownership of 2,003,866 shares of our common stock, with sole dispositive power as to all of the shares and sole voting power as to 1,764,556 of the shares. Securities reported as being beneficially owned by Lord Abbett, a registered investment advisor, are held on behalf of investment advisory clients, which may include investment companies registered under the Investment Company Act of 1940, employee benefit plans, pension funds or other institutional clients.

(13)	The amount shown and the following information are derived from Amendment No. 1 to Schedule 13G filed with the Securities and Exchange Commission on February 3, 2011 by James E. Flynn jointly on behalf of himself, Deerfield Capital, L.P., Deerfield Partners, L.P., Deerfield Management Company, L.P. and Deerfield International Limited reporting beneficial ownership as of December 31, 2010. According to the amended Schedule 13G, Mr. Flynn reported beneficial ownership of 1,686,467 shares of our common stock. Voting and dispositive power over 698,186 shares held by Deerfield Partners, L.P. is shared by Mr. Flynn, Deerfield Capital, L.P. and Deerfield Partners, L.P. Voting and dispositive power over 988,281 shares held by Deerfield International Limited is shared by Mr. Flynn, Deerfield Management Company, L.P. and Deerfield International Limited.
(14)	The amount shown and the following information are derived from Amendment No. 4 to Schedule 13G filed with the Securities and Exchange Commission on February 11, 2011 by Dimensional Fund Advisors LP (“Dimensional”) reporting beneficial ownership as of December 31, 2010. According to the amended Schedule 13G, Dimensional reported beneficial ownership of 1,627,967 shares of our common stock, with sole dispositive power as to all of the shares and sole voting power as to 1,571,590 of the shares. Dimensional, a registered investment advisor, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts collectively referred to as the “Funds”). Dimensional reported that, in its role as investment advisor or manager, Dimensional does not possesses investment and/or voting power over the shares of our common stock which are held by the Funds, but may be deemed to be the beneficial owner of such shares. Dimensional disclaims beneficial ownership of the shares.
(15)	The amount shown and the following information are derived from the Schedule 13G filed with the Securities and Exchange Commission on October 8, 2010 by Opus Capital Group, LLC (“Opus”) reporting beneficial ownership as of July 22, 2010. According to the Schedule 13G, Opus reported beneficial ownership of 1,536,896 shares of our common stock, with shared voting power as to 263,079 of the shares and sole dispositive power as to all of the shares.
(16)	Includes 1,673,826 shares owned directly and indirectly by current executive officers and directors, 1,024,138 shares that may be acquired upon exercise of presently exercisable stock options and 114,498 shares representing shares deferred as share units.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis, or CD&A, describes our compensation program for 2010 and certain elements of our 2011 program. The principal elements of our compensation program are as follows:

•	Base salaries;

•	Annual cash incentive opportunities; and

•	Long-term equity awards.

We also provide our executive officers with certain other benefits that are discussed below under “Other Compensation.”

Our executive compensation program is intended to attract, motivate, and retain executive officers and to align the interests of our executive officers with the interests of our shareholders. We believe that our executive officers’ decisions and behaviors help drive performance at Gentiva and that our executive compensation program is an important part of focusing our executives on the achievement of key performance metrics and fostering a high-performance culture that includes providing superior quality care, ensuring a culture of compliance, and treating all employees and patients with respect.

In developing the executive compensation program, the Compensation, Corporate Governance and Nominating Committee, upon management’s recommendation, took into consideration the following concepts:

•	Enhancing shareholder value by focusing our executives’ efforts on the specific performance metrics that help drive shareholder value;

•	Attracting, motivating and retaining executive talent willing to commit to long-term shareholder value creation;

•	Reflecting industry standards, offering competitive total compensation opportunities and balancing the need for talent with reasonable compensation expense;

•	Aligning executive decision making with our business strategy and goal setting; and

•	Providing executives with information so that they understand their total compensation and how rewards are generally a function of both organizational and individual performance.

Role of the Compensation, Corporate Governance and Nominating Committee

The Compensation, Corporate Governance and Nominating Committee of our Board of Directors, referred to in this CD&A as the committee, oversees our executive compensation program, including our compensation process and decisions for our Named Executive Officers, or NEOs. Our NEOs for 2010 are Ronald A. Malone, who served as our Executive Chairman of the Board through December 31, 2010; Tony Strange, our Chief Executive Officer and President; Eric R. Slusser, who became our Executive Vice President, Chief Financial Officer and Treasurer in May 2010; John R. Potapchuk, who served as our Executive Vice President, Chief Financial Officer and Treasurer until May 2010 and as Special Advisor to the Chief Financial Officer for the remainder of 2010; John N. Camperlengo, who became our Senior Vice President, General Counsel, Chief Compliance Officer and Secretary in May 2010; and Dr. Charlotte A. Weaver, our Senior Vice President, Chief Clinical Officer.

Odyssey Transaction

In August 2010, we consummated the acquisition of Odyssey HealthCare, Inc., which significantly increased the size and scope of our business and created the largest healthcare provider of home health and hospice services (based on revenue) in the United States. As discussed in greater detail below, many of the changes to executive compensation in late 2010 were made to reflect the impact of the Odyssey HealthCare transaction on our existing business.

Role of Compensation Consultant

In 2009, the committee again engaged Frederic W. Cook & Co., Inc. as its independent compensation consultant to provide the committee with competitive market data and to assist the committee in approving compensation for our executive officers for 2010. Frederic W. Cook & Co., Inc. did not provide any other services to management or Gentiva in 2010.

The compensation consultant meets regularly, and as needed, with the committee in executive sessions and has direct access to the chair during and between meetings. The committee annually reviews, with the assistance of its consultant and management, the composition of the peer group that it uses for analysis of competitive market data. Although market data from the peer group is the principal factor that we considered to understand competitive compensation, industry trends and best practices regarding various compensation developments, we did not follow a particular benchmark with regard to competitive data in 2010. This decision was based in large part upon our desire for flexibility in designing our compensation program. Instead, the competitive data provided us with a general gauge with which to assess current market compensation levels and practices. In addition, we did not use any particular benchmark or guideline for the mix of various elements of compensation in 2010, although we did take into consideration market trends. Along with competitive data, the compensation consultant provides the committee with an analysis of historical compensation paid to each of our executive officers over the prior five years (or such shorter period as the individual had been employed by us), including base salary, annual incentive awards at both target and actual amounts, Black-Scholes valuations of annual long-term incentive awards and other compensation.

In September 2010, following the consolidation of our principal executive offices in Atlanta, the committee engaged Aon Hewitt to serve as its compensation consultant. Aon Hewitt was paid approximately $257,500 for the services it provided to the committee in 2010. In addition to their performance of services for the committee, in 2010 management used Aon Hewitt to provide additional services to Gentiva that were unrelated to executive compensation, including ERISA compliance, litigation support, divisional reorganizations, and support for integration of Odyssey HealthCare. We also used Aon Hewitt for brokerage services in respect to employee benefit insurance products, such as group life, home and auto, and legal services that were offered to employees. Most of these additional services occurred prior to the committee’s retention of Aon Hewitt as its compensation consultant in September 2010, and no formal approval by the committee was requested for such services. Aon Hewitt’s fees for these additional services totaled $1,179,000 in 2010. We have separate relationships with each of the service teams providing these non-executive compensation consulting services, and relationships with the different service teams are overseen by different management employees. The compensation consultant’s service team that advises the committee does not receive any compensation based on the other work that Aon Hewitt performs for Gentiva, and the compensation service team does not perform any other services on behalf of Gentiva.

Peer Group Analysis

In formulating executive compensation for 2010, the committee conducted its annual review of the peer group in October 2009 and, with the advice of its compensation consultant and management, retained the same peer group used to evaluate and set 2009 compensation, except for Apria Healthcare Group, Inc., which ceased being a public company in 2008. Gentiva’s peer group consisted of companies that aligned with Gentiva’s business, operations and size, focusing on companies that provide services similar in nature to those provided by Gentiva. The peer group used by the committee in January 2010 for evaluating and approving 2010 compensation consisted of the following companies:

Amedisys, Inc.	LHC Group, Inc.
AMN Healthcare Services, Inc.	Lincare Holdings, Inc.
Catalyst Health Solutions, Inc.	MEDNAX (formerly Pediatrix Medical Group, Inc.)
Chemed Corporation	National HealthCare Corporation
Cross Country Healthcare, Inc.	Odyssey HealthCare, Inc.
Five Star Quality Care, Inc.	Parexel International Corporation
Healthways, Inc.	PSS World Medical, Inc.

In November 2010, in light of the consummation of the Odyssey HealthCare acquisition, the committee reevaluated our executive compensation. As part of this review, the committee’s compensation consultant provided information for a new peer group focusing on companies that provide services similar in nature to those provided by Gentiva after giving effect to the acquisition of Odyssey HealthCare, which substantially increased our size and altered our business and operations. The new peer group approved by the committee consisted of the following companies:

Amedisys, Inc.*	Kindred Healthcare, Inc.
Brookdale Senior Living Inc.	LHC Group, Inc.*
Chemed Corporation*	Lincare Holdings, Inc.*
Centene Corporation	Lifepoint Hospitals, Inc.
Davita Inc.	MEDNAX (formerly Pediatrix Medical Group, Inc.)*
Emergency Medical Services Corp.	Psychiatric Solutions Inc.

Emeritus Corporation	Resmed, Inc.
HealthSouth Corporation	Select Medical Holdings Corporation
Health Management Associates, Inc.	Sun Healthcare Group, Inc.
Invacare Corporation	Varian Medical Systems Inc.
Kinetic Concepts, Inc.

*	Retained from previous peer group

Though the committee believes this peer group is appropriate for Gentiva’s purposes, it should be noted that no two companies, even in the same industry, are exactly alike, and all comparisons with other companies, for compensation or other purposes, are, at best, informative. Compensation decisions necessarily involve complex qualitative judgments by the committee.

Base Salary

Base salary is a fundamental element of compensation and is integral to competitive employment arrangements. The committee establishes, with the advice of its compensation consultant, the base salary for our Chief Executive Officer and our other executive officers each year, including our NEOs. In approving the base salaries for 2010, the committee considered the relative importance of each officer’s position; the officer’s individual performance and contributions to Gentiva; the officer’s leadership contribution; and for the base salaries of officers other than himself and Mr. Malone, the recommendations of Mr. Strange, our Chief Executive Officer.

As discussed above, the committee also reviewed historical compensation information for each of the NEOs, the historical progression of each NEO’s compensation and variations in compensation levels among the NEOs. The committee also reviewed additional information provided by the compensation consultant, including competitive market data from the peer group. Further, in analyzing base salary levels, the committee took into account the fact that we do not provide defined benefit pension or other supplemental executive retirement plan benefits to our executive officers other than certain benefits provided under our 2005 Nonqualified Retirement Plan.

Each of Messrs. Strange and Camperlengo and Dr. Weaver received merit increases effective January 2, 2010. The committee made these recommendations based on each individual’s performance and the peer group data considered and, for Mr. Camperlengo and Dr. Weaver, also based on Mr. Strange’s recommendations. In deciding not to provide merit increases to other NEOs, the committee considered our executive succession plans with regard to Messrs. Malone and Potapchuk and the fact that Mr. Slusser’s base salary was set in late 2009 when he was hired. In addition, the committee provided an increase in the base salary of all NEOs to compensate the officers for the elimination of a tax gross-up for their automobile allowances. The base salaries for the NEOs for January to November 2010, as well as the year-over-year percentage increases, were as follows:

Named Executive Officer	2010 Base Salary		2009 Base Salary	Percentage Increase
Ronald Malone	$760,000		$750,000	1.3%
Tony Strange	$700,000		$625,000	12.0%
Eric Slusser	$405,000	*	$400,000	1.3%
John Potapchuk	$424,000	**	$416,000	1.9%
John Camperlengo	$257,000	***	$240,000	7.1%
Charlotte Weaver	$276,000		$255,000	8.2%

*	Mr. Slusser’s base salary was increased to $455,000, effective May 13, 2010, in connection with his promotion to Executive Vice President, Chief Financial Officer and Treasurer.
**	Mr. Potapchuk was compensated at his 2010 salary until October 31, 2010, at which time his salary was adjusted to $212,000 per year. See “Succession Planning” below.
***	Mr. Camperlengo’s base salary was increased to $335,000, effective May 13, 2010, in connection with his promotion to Senior Vice President, General Counsel, Chief Compliance Officer and Secretary.

In November 2010, the committee reevaluated the base salaries for our NEOs. This reevaluation was conducted due to the changes to the size and business of Gentiva as a result of the Odyssey HealthCare acquisition. The committee considered each officer’s individual performance and contributions to Gentiva, each officer’s leadership contribution, competitive market data from the new peer group and a decision to eliminate the car allowance. The base salaries for the NEOs were set in November 2010 as follows:

Named Executive Officer	New Base Salary	Prior Base Salary	Percentage Increase
Ronald Malone	$760,000	$760,000	—%
Tony Strange	$875,000	$700,000	25.0%
Eric Slusser	$475,000	$455,000	4.4%
John Potapchuk	$212,000	$212,000	—%
John Camperlengo	$400,000	$335,000	19.4%
Charlotte Weaver	$325,000	$276,000	17.8%

Annual Cash Incentive Awards

Under our compensation program, an important part of each executive officer’s annual cash compensation is provided under our Executive Officers Bonus Plan and is generally dependent on the achievement of both corporate performance goals and individual performance goals. The corporate performance goals are based on performance criteria included in the Executive Officers Bonus Plan. We believe that this element of compensation is part of the basic compensation package provided by companies with which we compete for executive talent, and therefore helps us remain competitive. At the same time, we believe the annual incentive compensation motivates our executive officers to meet our objectives and focus on our priorities and core values.

Early each year, based largely on the recommendations from our Chief Executive Officer, the committee establishes corporate performance goals and individual performance goals for each executive officer, as well as a weighting for each of the goals. The committee also establishes a target level bonus amount for each executive officer as a percentage of base salary, which is used at the end of the year as the base point for determining any actual bonus payments. In setting the target bonus amounts for 2010, the committee considered comparable information from the peer group data mentioned above and recommendations of management. The target bonus amounts and performance goals for 2010 are described below.

In February 2010, the committee set Mr. Strange’s target bonus amount at 100% of base salary, Mr. Slusser’s and Mr. Potapchuk’s target bonus amount at 60%, and Mr. Camperlengo’s and Dr. Weaver’s target bonus amount at 50%, which, except for Mr. Slusser’s amount that was increased from 50%, were the same percentages used in 2009. In setting the target levels for the NEOs, the committee believed that the 2009 percentages, in general, were still appropriate for the executives as these levels of annual incentive awards were consistent with the market and provided internal consistency among our executive officers based on their levels of responsibility and contributions to our success. For our NEOs other than Mr. Strange, the committee also considers recommendations provided by Mr. Strange. Mr. Malone, who transitioned as part of our succession plan, did not have specific goals for our Executive Officers Bonus Plan in 2010.

In November 2010, the committee reevaluated the target bonus amounts for our NEOs. This reevaluation was done in view of the changes to the size and business of Gentiva as a result of the Odyssey HealthCare acquisition. The committee considered competitive market data from the new peer group and recommendations of management. The committee decided that for 2011 under the Executive Officers Bonus Plan it would keep Mr. Strange’s target bonus amount at 100% of base salary, increase Mr. Slusser’s target bonus amount to 75% of base salary, and increase Mr. Camperlengo’s and Dr. Weaver’s target bonus amount to 70% of base salary. In light of these adjustments, the target bonus amounts for 2010 were blended rates consisting of the amounts approved in February 2010 and the new amounts approved in November 2010, such that for 2010 Mr. Strange’s target bonus amount was 100% of base salary, Mr. Slusser’s target bonus amount was 62% of base salary, and Mr. Camperlengo’s and Dr. Weaver’s target bonus amount was 53% of base salary. Mr. Potapchuk, who transitioned as part of our succession plan, will not participate in the Executive Officers Bonus Plan in 2011.

The actual amount payable for annual incentive bonuses is determined by the committee after the end of each fiscal year, based on the extent to which performance goals were met or exceeded. For 2010, the committee approved corporate performance goals that were based on designated criteria such as growth in net revenues, operating profit margin and operating profit. The committee approved financial goals that reflect key components of our corporate financial performance and that provide added incentives for achievement that benefits Gentiva and ultimately should benefit our shareholders. In addition, the quantitative measures approved by the committee reflect the standards that Gentiva sets for itself in its business plan. The committee considers all cash incentive awards at the February meeting because it believes it is an appropriate time both to assess our executive officers’ performance during the prior year and to appropriately incentivize the executive officers for the next year.

Chief Executive Officer

The committee approved the following target performance levels for the 2010 corporate performance goals for Mr. Strange:

2010 Corporate Financial Goals and Results
Goal	Weight of Goals	Target Performance Level	Actual Results	Contribution to Incentive Performance
Growth in net revenues:(1)	35.0%	8.7%	3.0%	0	%(2)
Operating profit margin:(3)	20.0%	12.6%	14.2%	68	%(4)
Operating profit:(5)	45.0%	$158.0 million	$168.0 million	90	%(6)
Total	100.0%			158%

(1)	Annual net revenues are calculated by excluding all items determined to be extraordinary in nature, 2010 acquisitions or dispositions, discontinued business segments and items related to a change in accounting principle during fiscal 2010.
(2)	Contribution to Incentive Performance is based on a pre-approved formula of adding 2.5% for each 0.1% increase over the 8.7% Target Performance Level.
(3)	For purposes of setting this corporate performance goal, operating profit margin is defined as EBITDA (earnings before interest, taxes, depreciation and amortization) divided by net revenues for fiscal 2010, as adjusted to exclude the following: items of gain, loss or expense for fiscal 2010 determined to be extraordinary or special in nature or related to the disposal of a business segment or related to a change in accounting principle; items of gain, loss or expense for fiscal 2010 related to discontinued operations; and profit or loss attributable to acquisitions during fiscal 2010.
(4)	Contribution to Incentive Performance is based on a pre-approved formula of adding 15.0% for each 0.1% increase of operating profit margin over the 12.6% Target Performance Level.
(5)	For purposes of setting this corporate performance goal, operating profit is defined as EBITDA (earnings before interest, taxes, depreciation and amortization) adjusted to exclude the following: items of gain, loss or expense for fiscal 2010 determined to be extraordinary or special in nature or related to the disposal of a business segment or related to a change in accounting principle; items of gain, loss or expense for fiscal 2010 related to discontinued operations; and profit or loss attributable to acquisitions during fiscal 2010.
(6)	Contribution to Incentive Performance is based on a pre-approved formula of adding 5.0% for each whole $500,000 of Operating Profit earned over $158.0 million.

The annual incentive bonus award for Mr. Strange was structured, in part, to comply with the requirements of Section 162(m) of the Internal Revenue Code. As a result, the calculation of his bonus award was based on the level of achievement of the corporate performance goals set forth in the above table. The committee retained discretion to make negative or positive adjustments to the amount of the award by taking into account the achievement of his individual performance goals.

Section 162(m) of the Internal Revenue Code limits our tax deduction for compensation over $1,000,000 paid to our Chief Executive Officer and our three other most highly compensated NEOs employed at the end of the year (other than our Chief Financial Officer). Compensation that meets the requirements for qualified performance-based compensation under the Internal Revenue Code is not subject to this limit, but the committee may in its discretion provide compensation to our executive officers that may not be deductible in order to compensate our executive officers in a manner that is commensurate with their performance and the competitive environment for executive talent.

The committee approved 2010 individual goals for Mr. Strange based on subjective and objective criteria that were intended to support the corporate financial goals, as well as our business plan and strategic focus for 2010. The following individual performance goals also were based, in part, on the input of Mr. Strange to the committee:

Tony Strange:

•    Meet or exceed certain employee retention goals;

•    Implement point of care device technology to support caregivers with decisions, and an improvement of clinical documentation scores in certain branches;

•    Work with Board of Directors to continue to organize effective and efficient board and committee meetings;

•    Lead the M&A process by assisting management in identifying, negotiating and closing transactions in a timely fashion;

•    Reduce corporate expenditures for 2011 budget year excluding technology implementation cost and equity compensation expense;

•    Direct the ongoing execution of the annual compliance plan with guidance and approval of the Audit Committee;

•    Finalize and enhance the succession planning for certain senior officer positions; and

•    Participate in a leadership role at the Alliance for Home Health Quality and Innovation.

At its meeting on February 22, 2011, the committee reviewed corporate and individual performance for 2010. The committee received a written and oral presentation from Mr. Strange regarding a self-assessment of his own performance and level of achievement for 2010. In making the award determination, the committee reviewed the level of achievement of the corporate performance goals as set forth in the above table. The overall weighted average achievement of the corporate goals was 158% of the target levels as also set forth in the above table, and the committee granted Mr. Strange an annual bonus award equal to 158% of his target amount.

Other Named Executive Officers

The committee approved the following target performance levels for the 2010 corporate and individual performance goals for Messrs. Slusser, Potapchuk and Camperlengo and Dr. Weaver:

2010 Corporate Financial Goals and Results
Goal	Weight of Goals	Target Performance Level	Actual Results	Contribution to Incentive Performance
Growth in net revenues:(1)	25.0%	8.7%	3.0%	0	%(2)
Operating profit margin:(3)	15.0%	12.6%	14.2%	51	%(4)
Operating profit:(5)	30.0%	$158.0 million	$168.0 million	60	%(6)
Subtotal	70.0%			111%

2010 Individual Goals and Results
Goal	Weight of Goals	Target Performance Level	Actual Results		Contribution to Incentive Performance
Individual Goals	30.0%	30.0%	*	(7)	30-40	%(8)
Subtotal	30.0%	30.0%	*	(7)	30-40	%(8)

Total(7)	100%				141-151	%(8)

(1)	Annual net revenues are calculated by excluding all items determined to be extraordinary in nature, 2010 acquisitions and dispositions, discontinued business segments and items related to a change in accounting principle during fiscal 2010.
(2)	Contribution to Incentive Performance is based on a pre-approved formula of adding 2.5% for each 0.1% increase over the 8.7% Target Performance Level.
(3)	For purposes of setting this corporate performance goal, operating profit margin is defined as EBITDA (earnings before interest, taxes, depreciation and amortization) divided by net revenues for fiscal 2010, as adjusted to exclude the following: items of gain, loss or expense for fiscal 2010 determined to be extraordinary or special in nature or related to the disposal of a business segment or related to a change in accounting principle; items of gain, loss or expense for fiscal 2010 related to discontinued operations; and profit or loss attributable to acquisitions during fiscal 2010.
(4)	Contribution to Incentive Performance is based on a pre-approved formula of adding 15.0% for each 0.1% of operating profit margin over the 12.6% Target Performance Level.
(5)	For purposes of setting this corporate performance goal, operating profit is defined as EBITDA (earnings before interest, taxes, depreciation and amortization) adjusted to exclude the following: items of gain, loss or expense for fiscal 2010 determined to be extraordinary or special in nature or related to the disposal of a business segment or related to a change in accounting principle; items of gain, loss or expense for fiscal 2010 related to discontinued operations; and profit or loss attributable to acquisitions during fiscal 2010.
(6)	Contribution to Incentive Performance is based on a pre-approved formula of adding 5.0% for each whole $500,000 of Operating Profit earned over $158.0 million.
(7)	Evaluation of individual performance goals and determination of results is discussed below.
(8)	The committee determined that the contribution to incentive performance of the individual goals for each of Messrs. Slusser and Camperlengo was 40%, for Dr. Weaver was 34%, and for Mr. Potapchuk was 30%. Totals are rounded to a full percentage point for presentation purposes.

For the NEOs, other than Mr. Strange, achievement of the corporate performance goals was weighted at 70% of the total bonus award determination, with 30% based on the achievement of individual performance goals. The corporate performance goals are weighted more heavily than the individual performance goals because the committee believes that the corporate goals directly impacted our business and provided the most objective means of judging overall performance. The committee accorded considerable weight to the individual performance goals because of the important role these goals played in providing the committee with a mechanism to exercise its judgment with respect to the individual performance of an executive and the decisions made by that executive throughout the year. The committee retained discretion to make negative or positive adjustments at the end of our fiscal year to bonus amounts for the other NEOs based on the level of achievement of corporate and individual performance goals.

The individual goals for the NEOs other than Mr. Strange are specifically focused on each individual’s area of responsibility. Mr. Strange made recommendations to the committee as to each officer’s individual goals, which were then reviewed and approved by the committee. The 2010 individual goals were based on the following:

Eric R. Slusser:

•    Build out finance team in Atlanta with structure to support expanding business;

•    Reduce the number of billing centers from four to two while improving accounts receivable days sales outstanding;

•    Reduce corporate expenditures for 2011 budget year excluding technology implementation cost and equity compensation expense;

•    Develop a strategy to reduce overall effective tax rate;

•    Implement plan to reduce top 15 non-labor expense categories through a Request for Proposal process;

•    Develop payroll practices and procedures for clinician time that are consistent with budgeted levels;

•    Work with Board of Directors to continue to organize effective and efficient board and committee meetings;

•    Participate in the M&A process by assisting leadership in identifying, negotiating and closing transactions in a timely fashion; and

•    Meet or exceed employee retention goals.

John R. Potapchuk:

•    Build out finance team in Atlanta with structure to support expanding business;

•    Reduce the number of billing centers from four to two while improving accounts receivable days sales outstanding;

•    Reduce corporate expenditures for 2011 budget year excluding technology implementation cost and equity compensation expense;

•    Develop a strategy to reduce overall effective tax rate;

•    Implement plan to reduce top 15 non-labor expense categories through a Request for Proposal process;

•    Develop payroll practices and procedures for clinician time that are consistent with budgeted levels;

•    Work with Board of Directors to continue to organize effective and efficient board and committee meetings;

•    Participate in the M&A process by assisting leadership in identifying, negotiating and closing transactions in a timely fashion; and

•    Meet or exceed employee retention goals.

John N. Camperlengo:

•    Work with Compensation, Corporate Governance and Nominating Committee to enhance corporate governance as evidenced by (i) developing guidelines encouraging directors to attend an annual director education training program, (ii) providing directors with corporate governance trends and best practices, (iii) reviewing and updating Gentiva’s corporate governance documents, as necessary, and (iv) directing information to the directors that may challenge the Board of Directors to higher standards of performance;

•    Lead the M&A legal process by assisting management in identifying, negotiating and closing appropriate transactions in a timely fashion;

•    Manage litigation and outside attorney work product, including oversight of resolution to the OIG inquiry;

•    Work with Board of Directors to continue to organize effective and efficient board and committee meetings;

•    Direct the ongoing execution of annual compliance plan with guidance and approval of the Audit Committee;

•    Oversee the internal compliance audit function to ensure that clinical quality issues are identified and addressed proactively; and

•    Build out a legal and compliance team in Atlanta with a structure to support Gentiva’s growth and strategic goals.

Charlotte A. Weaver:

•    Implement point of care device technology to support caregivers with decisions and improve clinical documentation scores in certain branches;

•    Develop certain practices and procedures for clinician time that are consistent with budgeted levels;

•    Redesign the delivery of clinical specialties and branch structure without compromising the effectiveness of care provided;

•    Finalize and enhance succession planning process;

•    Implement field recruitment process to meet growth strategy;

•    Meet or exceed employee retention goals;

•    Develop and implement strategy to reduce the number of patients not admitted following appropriate referral;

•    Participate in a leadership role at the Alliance for Home Health Quality and Innovation;

•    Participate in the internal compliance audit function for Gentiva to ensure that clinical quality issues are identified and addressed proactively; and

•    Direct the ongoing execution of annual compliance plan with guidance and approval of the Audit Committee.

At its meeting on February 22, 2011, the committee also reviewed the 2010 corporate and individual performance of the NEOs other than Mr. Strange. The committee received a presentation from Mr. Strange regarding his evaluation and recommended bonus levels for each of the other NEOs, based on the level of achievement of both the corporate and individual performance goals for 2010, as well as a self-assessment from each officer of his or her own performance. In making the award determination, the committee reviewed the level of achievement of the corporate performance goals set forth in the above table. The committee then agreed that each of the other NEOs had also performed their individual performance goals at a high level of achievement as set forth in the above table. Based in part on Mr. Strange’s recommendation, the committee agreed that the overall achievement of the corporate and individual goals for Messrs. Slusser and Camperlengo was 151% of the target levels as set forth in the above table, and for Dr. Weaver was 145% of the target levels set forth in the above table, and for Mr. Potapchuk was 141% of the target levels as set forth in the above table, each rounded up to the nearest $5,000.

In connection with the review and certification of Gentiva’s and the executive officers’ performance for 2010, the committee determined that certain of the executive officers provided additional exemplary performance and service to Gentiva during a very transformative year for Gentiva and the healthcare industry. For example, the executive officers managed the acquisition of Odyssey and the integration of Odyssey into Gentiva. Also, in 2010 the healthcare industry experienced considerable change and regulatory scrutiny, and Gentiva underwent additional regulatory oversight and the initiation of external investigations and litigation. All of this required attention and performance by the executive officers that was additive to their existing responsibilities to Gentiva and unforeseen when the executives’ performance objectives were set for 2010. In order to reward such excellence, the committee believed it appropriate to provide separate discretionary bonuses to the executive officers pursuant to the plan. Thus, on February 22, 2011, the committee increased the amount payable pursuant to the plan to Mr. Strange by $300,000, to Messrs. Slusser and Camperlengo by $150,000 each, and to Mr. Potapchuk by $50,000. In addition, in recognition of Mr. Malone’s excellence in providing counsel and support with respect to regulatory affairs, the committee granted Mr. Malone a cash bonus of $120,000 pursuant to the plan.

The amounts of the 2010 annual bonuses for the Chief Executive Officer and each of the other NEOs are set forth in the “Bonus” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table below.

Long-Term Equity Incentive Awards

We believe that equity incentive awards align the interests of our executive officers and our shareholders because the potential compensation an executive can receive is tied directly to our stock price and our performance. We believe this element of compensation is particularly effective for those individuals who have the most impact on the management and success of our business, providing them with a valuable long-term incentive while providing us with a valuable retention tool through the use of vesting periods. We also believe that equity incentive awards are an important part of a competitive compensation structure needed to attract and retain talented executives. The committee considers and grants equity awards at the January meeting because it is an appropriate time both to assess our executive officers’ performance during the prior year and to appropriately incentivize the executive officers for the next year.

To help ensure alignment of our executives’ interests with those of our shareholders and to balance risks and rewards of equity incentive awards, we utilize a portfolio approach to long-term incentive opportunities by using a variety of award types as permitted by Gentiva’s Amended and Restated 2004 Equity Incentive Plan, or the Equity Plan. Historically, we have awarded stock options as our only form of equity incentive awards. In 2009, the committee’s compensation consultant was asked to provide information about alternate types of equity compensation, including long-term incentive practices at peer companies. In particular, the committee reviewed information about the use of stock options, stock appreciation rights, restricted stock with both time-based and performance-based vesting features, and long-term performance-based awards with a multi-year performance cycle. While the committee continued to use stock options as the sole form of equity incentive awards in 2009, the committee received updated information in late 2009 regarding the use of other types of equity awards, including restricted stock and long-term performance-based awards with a multi-year performance cycle. At its meeting on January 6, 2010, the committee, with the advice of its compensation consultant and management, determined that using a portfolio approach of multiple forms of equity awards preserved shares and balanced compensation risk while maintaining the beneficial factors of aligning the interests of the NEOs with the shareholders and promoting executive retention. The committee made grants of stock options and performance share units to Mr. Strange and, upon the recommendation of Mr. Strange, grants of stock options, restricted stock and performance share units to certain of the other NEOs. The committee agreed that Mr. Strange would receive 50% of the value of his annual equity award in stock options and 50% in performance share units in part to ensure that his grants would be compliant with Section 162(m) of the Internal Revenue Code. The other NEOs would receive 50% of the value of their equity awards in stock options, 25% in performance share units and 25% in time-based restricted stock.

At the same meeting, the committee authorized the value of the equity incentive awards to be granted to the executives. The committee reviewed information provided by its compensation consultant regarding the value of and accounting expense related to outstanding equity awards, dilutive impact of prior and proposed grants, and market rates of equity grants in establishing the award amounts for 2010. The committee considered these factors as well as management’s recommendations and our needs for retention of and competitive compensation for our executives. The committee then approved the 2010 grant of stock options, performance share units and restricted stock. Consistent with past practice, the exercise price of the options was set as the volume weighted average price of a share of our common stock on NASDAQ on the grant date. The volume weighted average price is calculated by taking the weighted average of the prices of each trade of our common stock on NASDAQ on the grant date, which we believe provides a fair and accurate reflection of the market value of our common stock. All stock options have a seven year term that vest over four years, with 50% vesting on the second anniversary and 25% vesting on each of the third and fourth anniversaries of the date of grant. The committee awarded restricted stock with three-year cliff vesting.

In determining the number of equity incentive awards for each of our NEOs except for Messrs. Malone and Potapchuk, who were transitioning as part of our succession plan and were not granted equity awards in 2010, the committee considered each individual’s role and potential contribution to our business and the appropriate level of award for each executive in relation to the other executive officers. For equity awards granted to NEOs other than Mr. Strange, the committee also considered Mr. Strange’s recommendations. The committee also considered the amount of previous options granted to each individual as reflected in the historical compensation analysis and the value of unvested equity compensation and its role as a retention tool. Information provided by the committee’s compensation consultant regarding general industry trends with respect to equity grants provided additional guidance in determining appropriate levels of equity grants, including consideration of the types of awards.

Also at the January 2010 meeting, the committee approved the performance criteria and adopted the award agreement for the performance share units. The performance share units are based on annual earnings per share growth over a three-year period, 2010 through 2012. For the purpose of this measurement, earnings per share is determined on a fully diluted basis and represents income from continuing operations attributable to Gentiva’s shareholders, after excluding charges for restructuring, acquisition and integration activities and legal settlements and gains or losses on sales of assets or businesses. A recipient earns 50% of the target award if a threshold level of performance is met in each year of the three-year performance period, 100% of the target award if the target level of performance is met in each year of the three-year performance period and 150% of the target award if the maximum level of performance is met in each year of the three-year performance period. Generally, no shares will be earned in a year if the threshold performance level is not achieved in that year, but there is a catch-up provision allowing recipients to earn prior year amounts if the compounded EPS growth rate in subsequent years equals the required performance levels. The annual earnings per share growth performance levels set by the committee for 2010 are: Threshold Level- 12%; Target Level-15%; and Maximum Level-20%. The committee approved the performance criteria based on Gentiva’s belief that achieving the earnings per share growth performance levels would be challenging but achievable in light of our past performance and the uncertain regulatory and economic environment at the time.

As part of the review of our compensation program and policies in November 2010, the committee reviewed the equity awards previously granted to our executive officers and the use of equity grants as a retention mechanism for the executive officers. The committee determined that, in part because of the executive officers’ shorter tenure with Gentiva, the executive officers had a lower share ownership relative to their counterparts at the new peer group companies. As a commitment to the management team, we made grants of restricted stock with five-year cliff vesting to each of Messrs. Strange, Slusser and Camperlengo and Dr. Weaver in November 2010 as a retention tool, to further align our executives’ interests with our shareholders’ interests through increasing management’s ownership of Gentiva’s equity to levels seen at our peer group companies, and as a way to make our 2010 compensation competitive with our new peer group. The grant of restricted stock was contingent on the applicable executive signing a new Executive Non-Solicitation, Non-Competition and

Confidentiality Agreement with us within a prescribed time period. The committee granted 70,900 shares of restricted stock to Mr. Strange, 38,500 shares of restricted stock to Mr. Slusser, 32,400 shares of restricted stock to Mr. Camperlengo and 19,700 shares of restricted stock to Dr. Weaver. The committee awarded these amounts based on competitive market values, while maintaining internal consistency.

At its February 22, 2011 meeting, the committee certified achievement of Year 1 performance EPS growth goals at the maximum level with respect to one-third of the performance share units issued in 2010. We achieved EPS growth of approximately 29% in fiscal 2010. The committee also certified achievement of performance goals with respect to vesting of 31,250 performance based options of Mr. Strange granted to him in January 2009 in connection with his promotion to Chief Executive Officer. The goals for the performance-vesting were based on our cumulative EBITDA margin growth compared to the 2008 base year. An additional 25% of the performance based options (15,625) will vest following each of fiscal years 2011 and 2012, assuming that the performance measurements are achieved. In addition, if the performance goals are not met following fiscal year 2011, some or all of the unvested portion may still vest following fiscal year 2012 if specified levels of cumulative EBITDA margin growth compared to the 2008 base year are met as of the end of fiscal year 2012.

Executive Agreements

We have entered into severance agreements with each of our NEOs, other than Mr. Malone, who has an employment agreement with severance provisions. We also have entered into change in control agreements with each of our NEOs, other than with Messrs. Malone and Potapchuk, whose change in control agreements have expired. Our NEOs’ change in control agreements and severance agreements are designed so that executives can only receive benefits under one of the two agreements upon termination but not under both. On February 23, 2011, our Board of Directors approved new change in control agreements and severance agreements with Messrs Strange, Slusser and Camperlengo, and Dr. Weaver. These agreements supersede the change in control agreements and severance agreements previously entered into between Gentiva and these executive officers. The prior change in control agreements expired on February 26, 2011 and the prior severance agreements did not have a fixed term. The new change in control agreements and severance agreements provide for substantially the same benefits as the prior agreements, with a few changes. The agreements that were effective as of the end of our 2010 fiscal year, as well as the changes made to these agreements through the agreements approved in February 2011, are described in detail in the section below entitled “Potential Payments upon Termination or Change in Control.”

We believe that the severance agreements help us to attract talented executives by providing an executive with security in the event that we terminate him or her without cause or, in some cases, if specified actions on our part cause the executive to leave. We believe that these agreements provide security to our executives that allow them to focus on managing our business and, in the event the executive’s position is terminated without wrongdoing by the executive, to transition to a new position. These agreements also allow us to obtain a release of claims from the executive and separate agreements that contain valuable covenants to protect our confidentiality, as well as non-competition and non-solicitation agreements that protect our business. If an executive breaches the non-competition and non-solicitation provisions of the severance agreements, we also are entitled to terminate any benefits or payments and any stock options previously awarded, including the proceeds from the sale of stock underlying such options, will be forfeited.

If there is a change in control, our business may change significantly and one or more of our executives may not have a place in the resulting company, or may face a significantly changed working environment. Even the rumor of a potential change in control can create uncertainty that could have a disruptive effect on our business and lead to executive departures. Therefore, our change in control agreements are designed to provide additional security for our executives in the event that their employment is terminated, or if we take certain actions that cause them to leave voluntarily, as a result of a change in control of Gentiva. The additional benefits these agreements offer upon a change in control provide an incentive for executives to pursue potential business transactions that could be very valuable to us and to our shareholders, but which could create an uncertain future for our executive officers. The Equity Plan provides for accelerated option vesting in the event of a change in control, which allows the executives to participate fully in any resulting increase in the value of our common stock in the same manner as our shareholders. The change in control agreements also provide for the vesting of all options, and any other equity-based awards held by the executive upon the termination of the executive without cause or by the executive for good reason after a change in control.

Other Compensation

In addition to the compensation elements discussed above, we provide our executive officers with benefits such as an executive physical, company-paid life insurance premiums and, prior to November 2010, an automobile allowance, which are described in the Summary Compensation Table and the narrative accompanying the table. We consider these additional benefits as part of our overall executive compensation program.

We also maintain the Gentiva Health Services, Inc. 2005 Nonqualified Retirement Plan to provide executive retirement benefits to our executive officers as described in the narrative following the Nonqualified Deferred Compensation table below. The plan permits both discretionary matching contributions and separate profit-sharing contributions, which are determined by the committee. In 2010, the committee continued matching contributions for participating executives at the same rate as we provide under our 401(k) plan for all eligible employees (a match of 50% of a participant’s contributions that do not exceed 6% of the participant’s compensation). Company matching contributions for our executive officers are reflected in the “All Other Compensation” column of the Summary Compensation Table below. Our NEOs are not eligible to participate in Gentiva’s 401(k) plan.

The committee also made a separate determination to make profit sharing contributions under the 2005 Nonqualified Retirement Plan. The committee reviewed historical profit sharing amounts as well as corporate performance in 2010 and then established a profit sharing contribution, for each executive, equal to 6.3% of 2010 compensation (base salary and bonus) in excess of $110,000. Profit sharing contributions for our executive officers also are reflected in the “All Other Compensation” column of the Summary Compensation Table below. The committee took into account that we do not provide defined benefit pension or other supplemental executive retirement plan benefits to our executive officers in making the profit sharing contributions. We believe that our deferred compensation benefits aid in retention because they generally require the executive to remain with us for at least five years to be entitled to payment in full of Company contributions and provide tax benefits that executives value.

Succession Planning

Following Gentiva’s Annual Meeting of Shareholders on May 13, 2010, Eric R. Slusser was appointed Executive Vice President, Chief Financial Officer and Treasurer, succeeding John R. Potapchuk, and John N. Camperlengo was appointed Senior Vice President, General Counsel, Chief Compliance Officer and Secretary, succeeding Stephen B. Paige. These changes completed Gentiva’s planned management succession, as a result of the consolidation of its executive offices to its Atlanta corporate headquarters. Mr. Potapchuk was retained as Special Advisor to the Chief Financial Officer, and Mr. Paige was retained as Special Advisor to the General Counsel.

Mr. Slusser joined us in October 2009 as our Senior Vice President, Finance. In connection with his promotion, Mr. Slusser’s base salary was increased to $455,000, effective May 13, 2010. In July 2010, we also entered into a letter agreement with Mr. Slusser to provide up to $450,000 in reimbursement for expenses associated with Mr. Slusser’s relocation of his primary residence to the Atlanta, Georgia area, the location of our corporate headquarters. The letter agreement includes a recoupment provision requiring Mr. Slusser to return all or part of the reimbursement if he voluntarily terminates his employment on or before July 29, 2014.

Mr. Camperlengo had served as Senior Vice President, Deputy General Counsel and Chief Compliance Officer of Gentiva since May 2008, having joined us in 2000. In connection with his promotion, Mr. Camperlengo’s annual base salary was increased to $335,000, effective May 13, 2010, and he was granted 5,000 shares of restricted stock under the Equity Plan with three-year cliff vesting. In 2010, we provided an $84,559 payment to Mr. Camperlengo to offset his expenses in relocating to the Atlanta, Georgia area.

Mr. Potapchuk was compensated at his 2010 salary until October 31, 2010, at which time his salary was adjusted to $212,000 per year. Mr. Potapchuk remained eligible to participate in the Executive Officers Bonus Plan for 2010 (prorated though the end of the second quarter 2010) and for a profit sharing contribution for 2010 under Gentiva’s 2005 Nonqualified Retirement Plan. Mr. Potapchuk’s severance agreement also was revised to reflect that he will receive his severance payments beginning on the earlier of May 13, 2011 or termination of his status as a Special Advisor. Under the severance agreement, Mr. Potapchuk will receive severance payments for a period of 18 months following such date (based on his salary in effect on May 13, 2010) and he will receive his health benefits until the earlier of 18 months following such date or upon similar benefits becoming available from a new employer. Mr. Potapchuk’s receipt of these payments and benefits is conditioned upon his compliance with the confidentiality and restrictive covenant agreement attached to his severance agreement and his execution of a general release in the form attached as an exhibit to his severance agreement. Additionally, in connection with Mr. Potapchuk’s new role, all options previously granted to Mr. Potapchuk will continue to vest on their current vesting schedule without regard to Mr. Potapchuk’s employment status with Gentiva. All vested options will be exercisable until the earlier of the expiration of their stated term or February 3, 2014.

Stock Ownership Guidelines

On February 23, 2011, the Board of Directors adopted Stock Ownership Guidelines for our Chief Executive Officer and certain of our other executive officers. Pursuant to the guidelines, the Chief Executive Officer is encouraged to own shares of our stock with a value not less than four times his base salary, and other executive officers are encouraged to own shares of our stock with a value not less than two times their base salary.

For purposes of the guidelines, ownership is defined as directly holding shares of our common stock, deferred compensation plan shares, restricted stock shares (post-tax), and earned performance stock shares (post-tax). The officer is not credited with ownership of unearned performance stock shares or stock options (whether vested or unvested).

Each officer subject to the guidelines will have five years to achieve the ownership goal. To promote this achievement, fifty percent of the net shares received from any equity-based awards, after deductions for taxes and exercise costs, will be held until the ownership guidelines are met.

Compensation, Corporate Governance and Nominating Committee Report

The Compensation, Corporate Governance and Nominating Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on this review and discussion, the Compensation, Corporate Governance and Nominating Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION, CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

Victor F. Ganzi, Chairman

Philip R. Lochner, Jr.

Stuart Olsten

Raymond S. Troubh

The foregoing report is not deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to the Securities and Exchange Commission’s proxy rules or the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Summary Compensation Table

The following table sets forth the compensation earned by our Chief Executive Officer, by the two individuals who served as our Chief Financial Officer during the previous fiscal year, and by our other three most highly compensated executive officers for the services rendered to us in all capacities during our 2010 fiscal year. The following table also sets forth the compensation earned by Messrs. Malone, Strange and Potapchuk in fiscal years 2009 and 2008 and by Mr. Camperlengo and Dr. Weaver in fiscal year 2009. We refer to these individuals as our “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)		Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)		All Other Compensation ($)		Total ($)
Ronald A. Malone	2010	$753,753	$120,000	(3)	—		—		—	—		$42,858	(4)	$916,611
Executive Chairman of the Board(2)	2009	$762,329	—		—		—		$1,250,000	—		$138,787		$2,151,116
	2008	$748,846	—		—		$631,500		$750,000	$7,326	(5)	$134,814		$2,272,486

Tony Strange	2010	$721,096	$300,000	(6)	$2,520,021	(7)	$605,677		$1,135,000	—		$190,533	(8)	$5,472,327
Chief Executive Officer and President	2009	$634,247	—		—		$2,036,813	(9)	$1,250,000	—		$121,498		$4,042,558
	2008	$499,077	—		—		$442,050		$500,000	—		$87,571		$1,528,698

Eric R. Slusser	2010	$436,521	$150,000	(6)	$1,213,314	(11)	$275,308		$410,000	—		$616,686	(12)	$3,101,828
Executive Vice President, Chief Financial Officer and Treasurer(10)

John R. Potapchuk	2010	$385,666	$50,000	(6)	—		—		$180,000	—		$94,721	(14)	$710,387
Special Advisor to Chief Financial Officer and Former Executive Vice President, Chief Financial Officer and Treasurer(13)	2009	$422,707	—		—		$439,500		$510,000	—		$95,443		$1,467,650
	2008	$399,423	—		—		$315,750		$375,000	—		$78,832		$1,169,005

John N. Camperlengo	2010	$314,438	$150,000	(6)	$1,091,510	(16)	$157,476		$250,000	—		$138,892	(17)	$2,102,316
Senior Vice President, General Counsel, Chief Compliance Officer and Secretary(15)	2009	$243,863	—		—		$263,700		$245,000	—		$42,053		$794,616

Charlotte A. Weaver	2010	$281,115	—		$640,197	(19)	$157,476		$215,000	—		$52,779	(20)	$1,346,566
Senior Vice President, Chief Clinical Officer(18)	2009	$259,068	—		—		$263,700		$260,000	—		$41,145		$823,913

(1)	The amounts in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in note 14 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, except that, as required by the Securities and Exchange Commission regulations, the amounts in this column do not reflect any assumed forfeitures.
(2)	Effective January 1, 2011, Mr. Malone began serving as non-executive Chairman.
(3)	This amount reflects a discretionary bonus under the Executive Officers Bonus Plan.
(4)	This amount for Mr. Malone in 2010 includes an automobile allowance; gas; company-paid life insurance premiums; and matching contributions under our 2005 Nonqualified Retirement Plan.
(5)	This amount is the above-market portion of interest earned in 2008 on bonus amounts Mr. Malone previously deferred under his employment agreement then in effect.
(6)	This amount reflects a separate discretionary bonus under the Executive Officers Bonus Plan.
(7)	Mr. Strange received a one-time career award of 70,900 shares of time-based restricted stock which vest at the end of five years. The amount shown assumes maximum value for performance shares granted.
(8)	This amount for Mr. Strange in 2010 includes an automobile allowance; company-paid life insurance premiums; and $59,019 in matching contributions and $116,669 in profit sharing contributions under our 2005 Nonqualified Retirement Plan.
(9)	In connection with Mr. Strange’s promotion to Chief Executive Officer, he received a one-time promotional award of 125,000 options. 62,500 options of this award have time-based vesting over a four year schedule. 62,500 options of this award are subject to performance goals, which could result in 0 to 62,500 options being vested at the end of four years. On February 22, 2011, the Compensation, Corporate Governance and Nominating Committee certified that 31,250 options had vested because the performance objectives for 2010 had been satisfied.
(10)	Mr. Slusser was named Executive Vice President, Chief Financial Officer and Treasurer on May 13, 2010. Mr. Slusser was not a named executive officer in 2009 or 2008.
(11)	Mr. Slusser received a one-time career award of 38,500 shares of time-based restricted stock which vest at the end of five years and an annual award of 4,100 shares of time-based restricted stock which vest at the end of three years. The amount shown assumes maximum value for performance shares granted.

(12)	This amount for Mr. Slusser in 2010 includes an automobile allowance; executive physical; company-paid life insurance premiums; retirement plan matching contributions and $24,643 in profit sharing contributions under our 2005 Nonqualified Retirement Plan; and $568,109 in relocation costs.
(13)	Mr. Potapchuk served as Executive Vice President, Chief Financial Officer and Treasurer until May 13, 2010 and thereafter as Special Advisor to the Chief Financial Officer.
(14)	This amount for Mr. Potapchuk in 2010 includes an automobile allowance; gas; maintenance; company-paid life insurance premiums; and $27,155 in matching contributions and $49,949 in profit sharing contributions under our 2005 Nonqualified Retirement Plan.
(15)	Mr. Camperlengo was named Senior Vice President, General Counsel, Chief Compliance Officer and Secretary on May 13, 2010. Mr. Camperlengo was not a named executive officer in 2008.
(16)	In connection with Mr. Camperlengo’s promotion to Senior Vice President, General Counsel, Chief Compliance Officer and Secretary, he received a one-time promotional award of 5,000 shares of time based restricted stock which vest at the end of three years. Mr. Camperlengo received a one-time career award of 32,400 shares of time-based restricted stock which vest at the end of five years and an annual award of 2,400 shares of time-based restricted stock which vest at the end of three years. The amount shown assumes maximum value for performance shares granted.
(17)	This amount for Mr. Camperlengo in 2010 includes an automobile allowance; gas; executive physical; company-paid life insurance premiums; retirement plan matching contributions and $28,013 in profit sharing contributions under our 2005 Nonqualified Retirement Plan; and $84,559 in relocation costs.
(18)	Dr. Weaver was not a named executive officer in 2008.
(19)	Dr. Weaver received a one-time career award of 19,700 shares of time-based restricted stock which vest at the end of five years and an annual award of 2,400 shares of time-based restricted stock which vest at the end of three years. The amount shown assumes maximum value for performance shares granted.
(20)	This amount for Dr. Weaver in 2010 includes an automobile allowance; gas; maintenance and insurance; executive physical; company-paid life insurance premiums; and retirement plan matching contributions and $27,064 in profit sharing contributions under our 2005 Nonqualified Retirement Plan.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Compensation Committee Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)(3)	Closing Price on Date of Grant ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
			Thres- hold ($)	Target ($)	Maximum ($)	Thres- hold (#)	Target (#)	Maximum (#)
Ronald A. Malone	—	—	—	—	—	—	—	—	—	—	—	—	—
Tony Strange	1/6/10(5)	1/6/10	—	—	—	10,000	20,000	30,000	—	—	—	$25.65	$769,500
	1/6/10	1/6/10	—	—	—	—	—	—	—	55,000	$25.61	$25.65	$605,677
	11/15/10(6)	11/14/10	—	—	—	—	—	—	70,900	—	—	$24.56	$1,741,304
	N/A	N/A	—	$721,096	$1,442,192	—	—	—	—
Eric R. Slusser	1/6/10(5)	1/6/10	—	—	—	2,050	4,100	6,150	—	—	—	$25.65	$157,748
	1/6/10(7)	1/6/10	—	—	—	—	—	—	4,100	—	—	$25.65	$105,165
	1/6/10	1/6/10	—	—	—	—	—	—	—	25,000	$25.61	$25.65	$275,308
	11/15/10(8)	11/14/10	—	—	—	—	—	—	38,500	—	—	$24.56	$945,560
	N/A	N/A	—	$270,643	$873,042	—	—	—	—
John R. Potapchuk	N/A	N/A	—	$127,200	$424,000	—	—	—	—	—	—	—	—
John N. Camperlengo	1/6/10(5)	1/6/10	—	—	—	1,200	2,400	3,600	—	—	—	$25.65	$92,340
	1/6/10(7)	1/6/10	—	—	—	—	—	—	2,400	—	—	$25.65	$61,560
	1/6/10	1/6/10	—	—	—	—	—	—	—	14,300	$25.61	$25.65	$157,476
	5/13/10(9)	5/13/10	—	—	—	—	—	—	5,000	—	—	$27.55	$137,750
	11/15/10(10)	11/14/10	—	—	—	—	—	—	32,400	—	—	$24.56	$795,744
	N/A	N/A	—	$166,652	$628,876	—	—	—	—
Charlotte A. Weaver	1/6/10(5)	1/6/10	—	—	—	1,200	2,400	3,600	—	—	—	$25.65	$92,340
	1/6/10(7)	1/6/10	—	—	—	—	—	—	2,400	—	—	$25.65	$61,560
	1/6/10	1/6/10	—	—	—	—	—	—	—	14,300	$25.61	$25.65	$157,476
	11/15/10(11)	11/14/10	—	—	—	—	—	—	19,700	—	—	$24.56	$483,832
	N/A	N/A	—	$148,991	$562,230	—	—	—	—

(1)	Potential payouts of annual incentive awards under the Executive Officers Bonus Plan.
(2)	Grant of options under the 2004 Equity Incentive Plan.
(3)	The exercise price was determined by calculating the volume weighted average price of a share of our common stock on Nasdaq on the date of grant.
(4)	The amounts in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in note 14 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, except that, as required by the Securities and Exchange Commission regulations, the amounts in this column do not reflect any assumed forfeitures.
(5)	Represents performance share unit award granted under the 2004 Equity Incentive Plan. See the section entitled “Compensation Discussion and Analysis—Long-Term Equity Incentive Awards” for information regarding the terms of the awards and the criteria in determining the amounts payable.

(6)	Mr. Strange received a one-time career award of 70,900 shares of time-based restricted stock which vest at the end of five years.
(7)	Represents annual award of time-based restricted stock that vest at the end of three years.
(8)	Mr. Slusser received a one-time career award of 38,500 shares of time-based restricted stock which vest at the end of five years.
(9)	In connection with Mr. Camperlengo’s promotion to Senior Vice President, General Counsel, Chief Compliance Officer and Secretary, he received a one-time promotional award of 5,000 shares of time-based restricted stock which vest at the end of three years.
(10)	Mr. Camperlengo received a one-time career award of 32,400 shares of time-based restricted stock which vest at the end of five years.

(11) Dr. Weaver received a one-time career award of 19,700 shares of time-based restricted stock which vest at the end of five years.

Employment Agreement with Ronald A. Malone

In November 2008, we entered into a new employment agreement with Ronald A. Malone, who at the time was serving as our Chairman of the Board of Directors and Chief Executive Officer. The term of the new employment agreement was set to expire on December 31, 2009. In September 2009, we amended Mr. Malone’s employment agreement, effective January 1, 2010, to generally extend its term to December 31, 2010. The September 2009 amendment to Mr. Malone’s employment agreement provided that he would continue to serve as executive Chairman of the Board of Directors, but he would not have specific goals for our Executive Officers Bonus Plan in the 2010 fiscal year. Pursuant to his employment agreement, Mr. Malone was entitled to receive a base salary of not less than $750,000 per year and customary benefits, perquisites, reimbursement of expenses and indemnification provided to other executive officers during 2010. Beginning January 1, 2011, Mr. Malone will provide consulting services to us for 15 months (until March 31, 2012) and will receive $15,000 per month in compensation.

Letter Agreement with Tony Strange

Effective February 28, 2008, we entered into a letter agreement with Tony Strange, replacing a prior letter agreement we had entered into with him in February 2006 in connection with the Healthfield acquisition, which set out the terms and conditions of his employment with us, including his title, salary, bonus opportunity, equity compensation, severance benefits and health and welfare benefits. In connection with the promotion of Mr. Strange to Chief Executive Officer, effective January 1, 2009, we amended the letter agreement to increase Mr. Strange’s annual base salary to $625,000 (which has been subsequently increased to $875,000) and his target annual bonus to 100% of base salary. The severance benefits provided in the letter agreement with Mr. Strange, as amended, are described below under the heading “Potential Payments Upon Termination or Change in Control.”

2004 Equity Incentive Plan

We maintain the Gentiva Health Services, Inc. Amended and Restated 2004 Equity Incentive Plan, referred to as the Equity Plan, which is administered by the Compensation, Corporate Governance and Nominating Committee of our Board of Directors. Based in part on the recommendations of our Chief Executive Officer, the committee designates participants to receive awards, determines the types of awards to be granted, sets the terms and conditions of the awards, and makes all other determinations necessary under the Equity Plan. The Equity Plan currently authorizes the issuance of up to 4,100,000 shares of common stock and the maximum number of shares for which awards may be granted to any individual participant in any calendar year is 500,000 shares. We are asking our shareholders to approve the amendment and restatement of the Equity Plan to, among other things, add 2,100,000 shares to the shares authorized for issuance under the Equity Plan. See “Proposal 5—Approval of the Amendment and Restatement of the Gentiva Health Services, Inc. Amended and Restated 2004 Equity Incentive Plan.”

The Equity Plan permits the committee to grant stock options, stock appreciation rights, restricted stock, stock units and cash awards. Any award made to an employee may be structured to qualify as a performance based award, so that it is exempt from the one million dollar compensation limit under Section 162(m) of the Internal Revenue Code. The stock options we granted in 2010 have a seven year term and become exercisable on a four-year schedule, with 50% of each award becoming exercisable on the second anniversary of the grant date, 25% of the award becoming exercisable on the third anniversary of the grant date, and the remainder becoming exercisable on the fourth anniversary of the grant date.

Stock options may become fully exercisable earlier upon a change in control, as described below under the heading “Potential Payments Upon Termination or Change in Control.” The exercise price of each option equals the fair market value of a share of our common stock on the date of grant. Fair market value is determined by the committee and, for the 2010 awards, was again determined to be equal to the volume weighted average price of a share of our common stock on NASDAQ on the grant date of the awards. The volume weighted average price is calculated by taking the weighted average of the prices of each trade of our common stock on NASDAQ on the grant date. Prior to the adoption of the Equity Plan, we had made option grants under the Gentiva Health Services, Inc. 1999 Stock Incentive Plan.

The shares of restricted stock we granted in 2010 have either three-year vesting or five-year vesting. The stock units we granted in 2010 are earned based on annual earnings per share growth over a three-year period, with 50% of each target award earned if a threshold level of performance is met each year of the three-year performance period, 100% of each target award earned if the target level of performance is met in each year of the three-year performance period, and 150% of each target award earned if the maximum level of performance is met each year of the three-year performance period. See the section entitled “Compensation Discussion and Analysis—Long Term Equity Incentive Awards” for additional information.

Executive Officers Bonus Plan

We provide our executive officers with annual incentive cash awards, which we refer to as the executives’ annual bonuses, under our Executive Officers Bonus Plan. The Bonus Plan is administered by the Compensation, Corporate Governance and Nominating Committee of our Board of Directors, which has the authority to establish performance goals and formulas for determining incentive awards under the plan each fiscal year, select the executives who will participate, and determine whether the performance goals for any fiscal year have been achieved. Under the Bonus Plan, the amount of any executive’s annual bonus may not be greater than the lesser of 200% of the executive’s annual base salary or $2.5 million. Bonuses are paid in a single lump sum in cash after the end of the fiscal year. Generally, an executive must remain employed through the end of the year to receive a bonus, except in certain circumstances as described below under the heading “Potential Payments Upon Termination or Change in Control.” See the section entitled “Compensation Discussion and Analysis – Annual Cash Incentive Awards” for additional information.

Other Benefits and Perquisites

Prior to November 2010, we provided each of our executive officers with an automobile allowance. In some cases, we also covered the costs of maintenance and insurance and paid the cost of gasoline. In November 2010, we eliminated this perquisite in connection with our reevaluation of executive compensation. See the section entitled “Compensation Discussion and Analysis—Base Salary” for additional information.

On July 30, 2010, we entered into a letter agreement with Mr. Slusser to provide him with $450,000 for relocation expenses associated with the relocation of his primary residence to the Atlanta, Georgia area. The letter agreement includes a clawback provision requiring Mr. Slusser to return all or part of the relocation reimbursement payments to us if he voluntarily terminates his employment with us on or before July 29, 2014, as follows: (i) if he voluntarily terminates his employment between July 30, 2010 and June 29, 2011, then he must repay the entire $450,000 relocation reimbursement payment; (ii) if he voluntarily terminates his employment between July 30, 2011 and June 29, 2012, then he must repay $337,500; (iii) if he voluntarily terminates his employment between July 30, 2012 and June 29, 2013, then he must repay $225,000; and (iv) if he voluntarily terminates his employment between July 30, 2013 and June 29, 2014, then he must repay $112,500. In the event of a change in control, the clawback provision will no longer be applicable.

Our executive officers are entitled to an annual executive physical. We pay the full cost of the physical, which is based on contractual rates we negotiated with the provider of the physicals. We also provide our executive officers with life insurance benefits, as described below under the heading “Potential Payments Upon Termination or Change in Control.”

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested ($)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Ronald A. Malone(1)	100,000	—		—		$18.54	1/15/2018	—		—	—		—
	110,000	—		—		$19.52	1/5/2017	—		—	—		—
	100,000	—		—		$18.22	3/31/2016	—		—	—		—
	75,000	—		—		$16.38	1/3/2015	—		—	—		—
	100,000	—		—		$12.87	12/31/2013	—		—	—		—
	70,000	—		—		$8.74	1/2/2013	—		—	—		—
	86,638	—		—		$7.50	6/14/2012	—		—	—		—

Tony Strange	—	—		—		—	—	70,900	(2)	$1,885,940	—		—
	—	—		—		—	—	—		—	30,000	(3)	$798,000
	—	55,000	(4)	—		$25.61	1/6/2017	—		—	—		—
	—	100,000	(5)	—		$26.43	2/3/2019	—		—	—		—
	—	62,500	(6)	62,500	(7)	$28.17	1/5/2019	—		—	—		—
	35,000	35,000	(8)	—		$18.54	1/15/2018	—		—	—		—
	52,500	17,500	(9)	—		$19.52	1/5/2017	—		—	—		—
	65,000	—		—		$18.22	3/31/2016	—		—	—		—

Eric R. Slusser	—	—		—		—	—	38,500	(2)	$1,024,100	—		—
	—	—		—		—	—	4,100	(10)	$109,060	—		—
	—	—		—		—	—	—		—	6,150	(3)	$163,590
	—	25,000	(4)	—		$25.61	1/6/2017	—		—	—		—
	—	50,000	(11)	—		$24.28	11/5/2016	—		—	—		—
John R. Potapchuk	—	50,000	(5)	—		$26.43	2/3/2019	—		—	—		—
	25,000	25,000	(8)	—		$18.54	1/15/2018	—		—	—		—
	37,500	12,500	(9)	—		$19.52	1/5/2017	—		—	—		—
	45,000	—		—		$18.22	3/31/2016	—		—	—		—
	22,210	—		—		$16.38	1/3/2015	—		—	—		—
	8,908	—		—		$12.87	12/31/2013	—		—	—		—
	5,000	—		—		$8.74	1/2/2013	—		—	—		—
	1,000	—		—		$7.50	6/14/2012	—		—	—		—
John N. Camperlengo	—	—		—		—	—	32,400	(2)	$861,840	—		—
	—	—		—		—	—	5,000	(12)	$133,000	—		—
	—	—		—		—	—	2,400	(10)	$63,840	—		—
	—	—		—		—	—	—		—	3,600	(3)	$95,760
	—	14,300	(4)	—		$25.61	1/6/2017	—		—	—		—
	—	30,000	(5)	—		$26.43	2/3/2019	—		—	—		—
	20,000	20,000	(13)	—		$18.18	5/19/2018	—		—	—		—
Charlotte A. Weaver	—	—		—		—	—	19,700	(2)	$524,020	—		—
	—	—		—		—	—	—		—	3,600	(3)	$95,760
	—	—		—		—	—	2,400	(10)	$63,840	—		—
	—	14,300	(4)	—		$25.61	1/6/2017	—		—	—		—
	—	30,000	(5)	—		$26.43	2/3/2019	—		—	—		—
	15,000	15,000	(14)	—		$19.89	7/14/2018	—		—	—		—

(1)	Under Mr. Malone’s employment agreement, as of December 31, 2009, all of his then outstanding unvested options became immediately vested. As of the end of the 2010 fiscal year, Mr. Malone had no unvested options.
(2)	These shares of restricted stock were granted on November 5, 2010 and vest 100% five years from the grant date.

(3)	The performance share units reported represent maximum award amounts as required by rule and are valued at $26.60 per share, the closing price of our common stock on December 31, 2010. The actual number of shares earned shall be determined by the Compensation, Corporate Governance and Nominating Committee after it determines whether the earnings per share performance goals have been met at the conclusion of our 2011 and 2012 fiscal years. See the section entitled “Compensation Discussion and Analysis—Long-Term Equity Incentive Awards” for additional information regarding our performance share units.
(4)	These options were granted on January 6, 2010 and vest 50% two years from the grant date, 75% three years from the grant date and 100% four years from the grant date.
(5)	These options were granted on February 3, 2009 and vest 50% two years from the grant date, 75% three years from the grant date and 100% four years from the grant date.
(6)	These options were granted on January 5, 2009 and vest 50% two years from the grant date, 75% three years from the grant date and 100% four years from the grant date.
(7)	These options were granted on January 5, 2009 and are subject to performance vesting, which could result in 0 to 62,500 options being vested at the end of four years. On February 22, 2011, the Compensation, Corporate Governance and Nominating Committee certified that 31,250 options had vested because the performance objectives for fiscal year 2010 had been satisfied.
(8)	These options were granted on January 15, 2008 and vest 50% two years from the grant date, 75% three years from the grant date and 100% four years from the grant date.
(9)	These options were granted on January 5, 2007 and vest 50% two years from the grant date, 75% three years from the grant date and 100% four years from the grant date.
(10)	These shares of restricted stock were granted on January 6, 2010 and vest 100% three years from the grant date.
(11)	These options were granted on November 5, 2009 and vest 50% two years from the grant date, 75% three years from the grant date and 100% four years from the grant date.
(12)	These shares of restricted stock were granted on May 13, 2010 and vest 100% three years from the grant date.
(13)	These options were granted on May 19, 2008 and vest 50% two years from the grant date, 75% three years from the grant date and 100% four years from the grant date.
(14)	These options were granted on July 14, 2008 and vest 50% two years from the grant date, 75% three years from the grant date and 100% four years from the grant date.

Option Exercises and Stock Vested

The following table sets forth information regarding exercises of stock options by our NEOs during the 2010 fiscal year:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Ronald A. Malone	—	—	—	—
Tony Strange	—	—	—	—
Eric R. Slusser	—	—	—	—
John R. Potapchuk	90,117	$1,431,583	—	—
John N. Camperlengo	—	—	—	—
Charlotte A. Weaver	—	—	—	—

Nonqualified Deferred Compensation

The following table sets forth information regarding deferred compensation arrangements that are not tax qualified for our NEOs:

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($) (1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($) (1)(2)
Ronald A. Malone	$45,577	$22,789	$88,949	—	$2,235,772	(3)
Tony Strange	$118,038	$175,658	$74,058	—	$767,699
John R. Potapchuk	$64,509	$77,090	$101,651	—	$1,299,320
Eric R. Slusser	$30,139	$33,556	$4,963	—	$73,122
John N. Camperlengo	$18,657	$37,334	$8,112	—	$117,838
Charlotte A. Weaver	$28,085	$35,483	$4,154	—	$106,084

(1)	The “Registrant Contributions in Last FY” column and “Aggregate Balance at Last FYE” column include our matching contributions under the 2005 Nonqualified Retirement Plan from 2010 and profit sharing contributions under the 2005 Nonqualified Retirement Plan that were made in 2011 with respect to the 2010 plan year, which are also reported in the Summary Compensation Table for 2010 under “All Other Compensation.”
(2)	This column includes an amount that is included in the “All Other Compensation” column of the Summary Compensation Table for 2009 and 2008 for certain of the named executive officers, as follows:

Name	2009	2008
Ronald A. Malone	$110,680	$101,735
Tony Strange	$97,729	$64,192
John R. Potapchuk	$66,924	$49,859
John N. Camperlengo	$22,513	—
Charlotte A. Weaver	$21,146	—

(3)	This amount includes $7,326 that is included in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column in the Summary Compensation Table for 2008.

Gentiva Health Services, Inc. 2005 Nonqualified Retirement Plan

Our NEOs are eligible to participate in the Gentiva Health Services, Inc. 2005 Nonqualified Retirement Plan, or the 2005 Plan, which is a nonqualified defined contribution retirement plan covering our highly compensated employees. In August 2007, Gentiva’s Board of Directors adopted, effective November 1, 2007, this plan to effectively “spin-off” from Gentiva’s existing Nonqualified Retirement and Savings Plan a new plan that generally retains the economic terms of the then existing plan, but reflects necessary amendments based on the final regulations under Section 409A of the Internal Revenue Code. The 2005 Plan applies to eligible highly compensated employees, including the NEOs, and includes all amounts deferred after December 31, 2004 as well as after-tax contributions. Simultaneously with the adoption of the 2005 Plan, the then existing plan was amended to freeze that plan such that no further contributions would be made to that plan effective November 1, 2007.

Under the 2005 Plan, our executives may contribute up to 30% of their base salary and up to 75% of their bonuses and annual incentive awards, each on a pre-tax and/or after-tax basis. The plan permits us to make both discretionary matching contributions and separate profit sharing contributions, which are determined by our Compensation, Corporate Governance and Nominating Committee. We currently match 50% of a participant’s contributions that do not exceed 6% of the participant’s compensation (for a contribution up to 3% of compensation).

For 2010, we also made separate profit sharing contributions equal to 6.3% of each participant’s compensation (base salary and bonus) in excess of $110,000. Employees must be employed on the date the profit sharing contribution is credited to the participant’s accounts to receive the profit sharing contribution. Compensation used to calculate these contributions includes base salary paid in 2010, as well as the bonuses and annual incentive awards that were paid in 2010.

Participants become 25% vested in our matching contributions and profit sharing contributions after completing two years of service with us, 50% vested after three years of service, 75% vested after four years of service, and 100% vested after five years of service. Participants also become fully vested upon termination of employment due to their death or disability, and upon a change in control, as described more fully in the section below entitled “Potential Payments Upon Termination or Change in Control.” Additionally, in order to comply with Section 409A of the Internal Revenue Code, the plan limits the timing of distributions and deferral elections as required by the Code. A participant is always 100% vested in his or her own contributions.

Contributions under the 2005 Plan are credited to a bookkeeping account for the participant. Each account is adjusted for earnings and losses based on the performance of investment options, principally mutual funds, the participant selects. Subject to the requirements of Section 409A of the Internal Revenue Code, distributions under the plan are generally made in a lump sum or up to ten annual installments, as the participant elects, following termination of employment. A participant may request a withdrawal during employment of any after-tax contributions, or of other contributions in the event of an unforeseeable emergency. A participant’s after-tax contributions are set aside in a trust for the benefit of the participant. All pre-tax contributions are unfunded and payable from our general assets, although we have set aside funds in a trust to help us pay those benefits. The assets in this trust are subject to the claims of our general creditors.

Potential Payments Upon Termination or Change in Control

This section describes payments that would be made to our NEOs following termination of employment or upon a change in control of Gentiva. In the first part of this section, we describe benefits that will be provided under our severance and change in control agreements, which are designed so that executives can only receive benefits under one of the two agreements upon termination but not under both. At the end of this section, we describe termination and change in control benefits provided under other general plans and arrangements that apply to any participating executive officer. Pursuant to his employment agreement, as amended in September 2009, Mr. Malone’s term as Executive Chairman of our Board of Directors ended on December 31, 2010. Therefore, effective January 1, 2011, Mr. Malone is no longer employed by Gentiva as an executive officer, and, as such, potential payments upon an involuntary or voluntary termination of employment or a change in control are no longer applicable and have no current force or effect. From January 1, 2011 until March 31, 2012, Mr. Malone will provide consulting services to us and will receive $15,000 per month in compensation.

Executive Officer Change in Control Agreements

During 2010, we had change in control agreements in place with Messrs. Strange, Slusser, Potapchuk and Camperlengo, and Dr. Weaver. These agreements, whose terms extended until February 26, 2011, generally provided benefits in the event of a change in control if (1) the executive’s employment was terminated by us without “cause” or by the executive for “good reason” and (2) the termination was within two years after a change in control. In addition, the executive officer would receive the benefit of the agreement if we terminated the executive without “cause” within one year before a change in control, if the termination arose in connection with the change in control. As described in more detail below, these agreements were superseded on February 23, 2011 by new change in control agreements entered into between Gentiva and such executive officers.

Under the change in control agreements, “cause” meant the executive’s:

•	felony conviction;

•	willful act of fraud;

•	act of dishonesty or moral turpitude;

•	willful and continued failure to perform the executive’s duties for us, which is not corrected after we make a written demand; or

•	willful conduct which is demonstrably and materially harmful to us.

No benefits were payable under a change in control agreement if an executive’s employment was terminated for “cause.”

Termination for “good reason” meant, unless remedied by us within 30 days after receipt of written notice from the executive, the executive terminated due to:

•	a reduction in the executive’s base salary except as part of a general reduction for all of our executive officers that did not exceed 20% of base salary;

•	our relocation of the executive more than 40 miles from the executive’s current office;

•

our failure to maintain benefits as favorable as those in place before the change in control or taking any action that would reduce the executive’s benefits, other than a minor reduction that applies to all participants;

•	a material reduction in the executive’s positions, duties and responsibilities;

•	our failure to have a successor assume the change in control agreement; or

•	our attempt to terminate the executive without cause without giving him advance written notice.

Change in control was defined the same as in our Equity Plan, as described below. No event would constitute a change in control, however, unless that event was also a “change in control event” as defined in the regulations issued under Section 409A of the Internal Revenue Code.

The benefits provided under the change in control agreement were:

•	base salary through the date of termination of employment, together with payment for unused vacation;

•

a lump sum equal to two times the executive’s base salary and target annual bonus for the year of termination or average annual bonus for the three years before the year of the change in control, whichever is higher;

•	accelerated vesting of any accrued retirement benefits;

•

continued health, life, disability and other employee welfare benefits on the same basis as an active employee for the lesser of two years or until the executive is provided substantially similar benefits by another employer; and

•

full vesting for the executive’s options or other equity-based awards and continued exercisability of stock options for one year following termination (but not beyond the original full term of the stock option) or for such period of time as may be provided under the plan under which the stock options were granted, whichever is longer.

Under certain circumstances, the above benefits could be reduced in order to avoid the incurrence of excise taxes by the executives and the loss of a tax deduction to us. In addition, we were required to pay the executive’s legal fees if the executive prevails in a dispute with us relating to the change in control agreement. The executives were not required to seek other employment or otherwise mitigate any damages that were caused as a result of a change in control, but they were required to keep our confidential information private.

On February 23, 2011, our Board of Directors authorized the entry into new change in control agreements with Messrs. Strange, Slusser and Camperlengo, and Dr. Weaver. These agreements supersede the change in control agreements previously entered into between Gentiva and such executive officers. The term of the new change in control agreements will expire on February 26, 2014 unless terminated earlier as set forth in the agreements.

The new change in control agreements provide for substantially the same benefits as the prior agreements as described above, with the exception of the following principal changes: (i) the executives are now eligible to receive a pro rata share of the target annual bonus for the year of termination without regard to whether the performance goals are attained; (ii) the executives are now eligible for additional cash payments for any equity or incentive awards that are forfeited in connection with certain terminations of employment within the one year period before a change in control occurs; and (iii) the executives are now entitled to reasonable outplacement services for up to 12 months.

Severance Agreements

During 2010, we had in place severance agreements with Messrs. Strange, Slusser, Potapchuk, Camperlengo, and Dr. Weaver. These severance agreements provided severance benefits if we terminated the officer other than for “cause,” or if, subject to certain notice and cure provisions, the officer terminated his or her employment within 60 days after we reduced the officer’s base salary, other than a general salary reduction that applied to a majority of our salaried employees. As described in more detail below, on February 23, 2011, our Board of Directors authorized the entry into new severance agreements with Messrs. Strange, Slusser and Camperlengo and Dr. Weaver.

“Cause” in the agreements was generally defined as the officer’s:

•	conviction for a felony, fraud, embezzlement or a crime of moral turpitude;

•	controlled substance abuse;

•	alcoholism that interferes with or affects responsibilities to us or negatively reflects upon our integrity or reputation;

•	gross negligence which is materially harmful to us;

•	violation of any express written directions or any reasonable written policy or procedure we may establish regarding the conduct of our business; or

•	a breach of any material term and condition of the agreement.

The severance benefits consisted of continued salary for eighteen months for Mr. Potapchuk, and twelve months for Messrs. Strange, Slusser and Camperlengo and Dr. Weaver, and continued health benefits on the same basis as active employees for the same period, or until the executive obtained similar health benefits from a new employer, whichever comes first.

No benefits were payable under the severance agreement if benefits were payable under the officer’s change in control agreement. Pursuant to the severance agreements, the officers agreed to certain covenants relating to competition, confidential information and nonsolicitation of our employees and business, and agreed to sign a general release at the time of termination.

The new severance agreements authorized by our Board of Directors provide for substantially the same benefits as the prior agreements described above, with the exception of the following principal changes: (i) the cash severance payment, which was one times base salary, was increased to include an amount equal to one times the executive’s target annual bonus for the year of termination; (ii) the executives are now eligible to receive a pro rata share of the target annual bonus for the year of termination, subject to attainment of the performance goals established for such year; and (iii) the executives are now entitled to reasonable outplacement services for up to 12 months.

Mr. Strange

The following table shows the potential payments to Mr. Strange assuming termination of employment on December 31, 2010, the last business day of our 2010 fiscal year, under his severance agreement or following a change in control of Gentiva under his change in control agreement. In addition, the table includes benefits provided under our Equity Plan upon a change in control, as described below.

	Severance Agreement			Change in Control Agreement
Executive Benefits and Payments Upon Termination	Termination Without Cause or Within 60 Days of Salary Reduction		Termination for Cause	Termination following Change in Control
Compensation:
Base Salary	$875,000	(1)	—	$1,750,000	(1)
Target Annual Bonus	—		—	$1,750,000	(1)
Stock Option Vesting	—		—	$477,450	(2)
Performance Share Unit Vesting	—		—	$620,670	(3)
Restricted Stock Vesting	—		—	$1,885,940	(3)

Benefits and Perquisites:
Retirement Plan Vesting	—		—	$—	(4)
Health and Welfare Benefits	$11,457	(5)	—	$23,400	(6)
Life Insurance	—		—	$1,630	(6)
Executive Physical	—		—	$8,400	(6)
Excise Tax Cut Back	—		—	$(1,381,240	)(7)

Total	$886,457		—	$5,136,250

(1)	For either termination without cause or termination within 60 days of a salary reduction, assumes 12 months of salary would be paid. For termination following a change in control, assumes two times both the salary and the target annual bonus for 2010 would be paid.
(2)	Payment upon termination was determined by calculating the difference between the closing price of our common stock on December 31, 2010 and the exercise price of all outstanding unvested stock options for which the closing price on December 31, 2010 was in excess of the unvested stock options exercise price. Stock options would fully vest upon a change in control pursuant to the Equity Plan. Termination of employment is not required for this benefit.
(3)	Payment upon termination was determined by multiplying the closing market price of our common stock on December 31, 2010 by the number of Mr. Strange’s unvested shares of restricted stock and performance share units (10,000 at maximum and 13,333 at target) as of that date. Shares of restricted stock and performance share units will fully vest upon a change in control pursuant to the Equity Plan. Termination of employment is not required for this benefit.
(4)	Pursuant to the 2005 Nonqualified Retirement Plan’s vesting schedule, Mr. Strange is already 100% vested.
(5)	Assumes continued participation in current medical, dental and vision benefits as in place at the end of 2010 through the end of the severance period.
(6)	Assumes continued participation in current health and welfare benefit programs as in place at the end of 2010 at current rates for two years. For executive physical, assumes that Mr. Strange uses the benefit twice during this period.
(7)

For Federal tax purposes, a 20% excise tax would generally be imposed on the amount of change in control benefits and payments that exceeds the average of Mr. Strange’s annual taxable earnings for the previous five years, but only if the total change in control benefits and payments exceed three times his average annual taxable earnings for the previous five years. The excise tax cutback provision contained in Mr. Strange’s agreement generally provides for a reduction in his change in control benefits and payments to just below the amount that would trigger the excise tax.

Mr. Slusser

The following table shows the potential payments to Mr. Slusser assuming termination of employment on December 31, 2010, the last business day of our 2010 fiscal year, under his severance agreement or following a change in control of Gentiva under his change in control agreement. In addition, the table includes benefits provided under our Equity Plan upon a change in control, as described below.

	Severance Agreement			Change in Control Agreement
Executive Benefits and Payments Upon Termination	Termination Without Cause or Within 60 Days of Salary Reduction		Termination for Cause	Termination following Change in Control
Compensation:
Base Salary	$475,000	(1)	—	$950,000	(1)
Target Annual Bonus	—		—	$589,000	(1)
Stock Option Vesting	—		—	$140,750	(2)
Performance Share Unit Vesting	—		—	$127,240	(3)
Restricted Stock Vesting	—		—	$1,133,160	(3)

Benefits and Perquisites:
Retirement Plan Vesting	—		—	$11,680	(4)
Health and Welfare Benefits	$11,457	(5)	—	$23,400	(6)
Life Insurance	—		—	$1,630	(6)
Executive Physical	—		—	$8,400	(6)
Excise Tax Cut Back	—		—	$—	(7)

Total	$486,457		—	$2,985,260

(1)	For either termination without cause or termination within 60 days of a salary reduction, assumes 12 months of salary would be paid. For termination following a change in control, assumes two times both the salary and the target annual bonus for 2010 would be paid.
(2)	Payment upon termination was determined by calculating the difference between the closing price of our common stock on December 31, 2010 and the exercise price of all outstanding unvested stock options for which the closing price on December 31, 2010 was in excess of the unvested stock options exercise price. Stock options would fully vest upon a change in control pursuant to the Equity Plan. Termination of employment is not required for this benefit.
(3)	Payment upon termination was determined by multiplying the closing market price of our common stock on December 31, 2010 by the number of Mr. Slusser’s unvested shares of restricted stock and performance share units (2,050 at maximum and 2,733 at target) as of that date. Shares of restricted stock and performance share units will fully vest upon a change in control pursuant to the Equity Plan. Termination of employment is not required for this benefit.
(4)	Pursuant to the 2005 Nonqualified Retirement Plan’s vesting schedule, Mr. Slusser is 0% vested, but a change in control would cause any unvested amounts to become fully vested.
(5)	Assumes continued participation in current medical, dental and vision benefits as in place at the end of 2010 through the end of the severance period.

(6)	Assumes continued participation in current health and welfare benefit programs as in place at the end of 2010 at current rates for two years. For executive physical, assumes that Mr. Slusser uses the benefit twice during this period.
(7)	For Federal tax purposes, a 20% excise tax would generally be imposed on the amount of change in control benefits and payments that exceeds the average of Mr. Slusser’s annual taxable earnings for the previous one year, but only if the total change in control benefits and payments exceed three times his average annual taxable earnings for the previous one year. The excise tax cutback provision contained in Mr. Slusser’s agreement generally provides for a reduction in his change in control benefits and payments to just below the amount that would trigger the excise tax. However, the agreement provides that no reduction in the above benefits and payments in order to avoid the incurrence of the 20% Federal excise tax will be applied if the net after-tax benefit (after taking into account Federal, state, local and other income, employment, self-employment and excise taxes) to which Mr. Slusser would otherwise be entitled without such reduction would be greater than the net after-tax benefit (after taking into account Federal, state, local or other income, employment, self-employment and excise taxes) to Mr. Slusser resulting from the receipt of such benefits and payments with such reduction. The amounts reflected above do not include a reduction to avoid the 20% Federal excise tax.

Mr. Potapchuk

The following table shows the potential payments to Mr. Potapchuk assuming termination of employment on December 31, 2010, the last business day of our 2010 fiscal year, under his severance agreement or following a change in control of Gentiva under his change in control agreement. In addition, the table includes benefits provided under our 2004 Equity Incentive Plan upon a change in control, as described below.

	Severance Agreement			Change in Control Agreement
Executive Benefits and Payments Upon Termination	Termination Without Cause or Within 60 Days of Salary Reduction		Termination for Cause	Termination following Change in Control
Compensation:
Base Salary	$636,000	(1)	—	$424,000	(1)
Target Annual Bonus	—		—	$725,000	(1)
Stock Option Vesting	—		—	$298,500	(2)

Benefits and Perquisites:
Retirement Plan Vesting	—		—	$—	(3)
Health and Welfare Benefits	$16,597	(4)	—	$22,620	(5)
Life Insurance	—		—	$1,630	(5)
Executive Physical	—		—	$8,400	(5)
Excise Tax Cut Back	—		—	—

Total	$652,597		—	$1,480,150

(1)	For either termination without cause or termination within 60 days of a salary reduction, assumes 18 months of salary at the annual rate in effect at May 13, 2010 would be paid. For termination following a change in control, assumes two times both the salary at the annual rate in effect at December 31, 2010 and the average bonus received by Mr. Potapchuk during the three years prior to 2010, would be paid.
(2)	Payment upon termination was determined by calculating the difference between the closing price of our common stock on December 31, 2010 and the exercise price of all outstanding unvested stock options for which the closing price on December 31, 2010 was in excess of the unvested stock options exercise price. Stock options would fully vest upon a change in control pursuant to the Equity Plan. Termination of employment is not required for this benefit.
(3)	Pursuant to the 2005 Nonqualified Retirement Plan’s vesting schedule, Mr. Potapchuk is already 100% vested.

(4)	Assumes continued participation in current medical, dental and vision benefits as in place at the end of 2010 through the end of the severance period.
(5)	Assumes continued participation in current health and welfare benefit programs as in place at the end of 2010 at current rates for two years. For executive physical, assumes that Mr. Potapchuk uses the benefit twice during this period.

Mr. Camperlengo

The following table shows the potential payments to Mr. Camperlengo assuming termination of employment on December 31, 2010, the last business day of our 2010 fiscal year, under his severance agreement or following a change in control of Gentiva under his change in control agreement. In addition, the table includes benefits provided under our Equity Plan upon a change in control, as described below.

	Severance Agreement			Change in Control Agreement
Executive Benefits and Payments Upon Termination	Termination Without Cause or Within 60 Days of Salary Reduction		Termination for Cause	Termination following Change in Control
Compensation:
Base Salary	$400,000	(1)	—	$800,000	(1)
Target Annual Bonus	—		—	$424,000	(1)
Stock Option Vesting	—		—	$187,660	(2)
Performance Share Unit Vesting	—		—	$74,480	(3)
Restricted Stock Vesting	—		—	$1,058,680	(3)

Benefits and Perquisites:
Retirement Plan Vesting	—		—	$—	(4)
Health and Welfare Benefits	$11,457	(5)	—	$23,400	(6)
Life Insurance	—		—	$1,630	(6)
Executive Physical	—		—	$8,400	(6)
Excise Tax Cut Back	—		—	$—	(7)

Total	$411,457		—	$2,578,250

(1)	For either termination without cause or termination within 60 days of a salary reduction, assumes 12 months of salary would be paid. For termination following a change in control, assumes two times both the salary and the target annual bonus for 2010 would be paid.
(2)	Payment upon termination was determined by calculating the difference between the closing price of our common stock on December 31, 2010 and the exercise price of all outstanding unvested stock options for which the closing price on December 31, 2010 was in excess of the unvested stock options exercise price. Stock options would fully vest upon a change in control pursuant to the Equity Plan. Termination of employment is not required for this benefit.
(3)	Payment upon termination was determined by multiplying the closing market price of our common stock on December 31, 2010 by the number of Mr. Camperlengo’s unvested shares of restricted stock and performance share units (1,200 at maximum and 1,600 at target) as of that date. Shares of restricted stock and performance share units will fully vest upon a change in control pursuant to the Equity Plan. Termination of employment is not required for this benefit.
(4)	Pursuant to the 2005 Nonqualified Retirement Plan’s vesting schedule, Mr. Camperlengo is already 100% vested.
(5)	Assumes continued participation in current medical, dental and vision benefits as in place at the end of 2010 through the end of the severance period.
(6)	Assumes continued participation in current health and welfare benefit programs as in place at the end of 2010 at current rates for two years. For executive physical, assumes that Mr. Camperlengo uses the benefit twice during this period.

(7)	For Federal tax purposes, a 20% excise tax would generally be imposed on the amount of change in control benefits and payments that exceeds the average of Mr. Camperlengo’s annual taxable earnings for the previous five years, but only if the total change in control benefits and payments exceed three times his average annual taxable earnings for the previous five years. The excise tax cutback provision contained in Mr. Camperlengo’s agreement generally provides for a reduction in his change in control benefits and payments to just below the amount that would trigger the excise tax. However, the agreement provides that no reduction in the above benefits and payments in order to avoid the incurrence of the 20% Federal excise tax will be applied if the net after-tax benefit (after taking into account Federal, state, local and other income, employment, self-employment and excise taxes) to which Mr. Camperlengo would otherwise be entitled without such reduction would be greater than the net after-tax benefit (after taking into account Federal, state, local or other income, employment, self-employment and excise taxes) to Mr. Camperlengo resulting from the receipt of such benefits and payments with such reduction. The amounts reflected above do not include a reduction to avoid the 20% Federal excise tax.

Dr. Weaver

The following table shows the potential payments to Dr. Weaver assuming termination of employment on December 31, 2010, the last business day of our 2010 fiscal year, under her severance agreement or following a change in control of Gentiva under her change in control agreement. In addition, the table includes benefits provided under our Equity Plan upon a change in control, as described below.

	Severance Agreement			Change in Control Agreement
Executive Benefits and Payments Upon Termination	Termination Without Cause or Within 60 Days of Salary Reduction		Termination for Cause	Termination following Change in Control
Compensation:
Base Salary	$325,000	(1)	—	$650,000	(1)
Target Annual Bonus	—		—	$344,500	(1)
Stock Option Vesting	—		—	$119,910	(2)
Performance Share Unit Vesting	—		—	$74,480	(3)
Restricted Stock Vesting	—		—	$587,860	(3)

Benefits and Perquisites:
Retirement Plan Vesting	—		—	$16,070	(4)
Health and Welfare Benefits	$3,620	(5)	—	$7,720	(6)
Life Insurance	—		—	$1,510	(6)
Executive Physical	—		—	$8,400	(6)
Excise Tax Cut Back	—		—	$—	(7)

Total	$328,620		—	$1,810,450

(1)	For either termination without cause or termination within 60 days of a salary reduction, assumes 12 months of salary would be paid. For termination following a change in control, assumes two times both the salary and the target annual bonus for 2010 would be paid.
(2)	Payment upon termination was determined by calculating the difference between the closing price of our common stock on December 31, 2010 and the exercise price of all outstanding unvested stock options for which the closing price on December 31, 2010 was in excess of the unvested stock options exercise price. Stock options would fully vest upon a change in control pursuant to the Equity Plan. Termination of employment is not required for this benefit.
(3)	Payment upon termination was determined by multiplying the closing market price of our common stock on December 31, 2010 by the number of Dr. Weaver’s unvested shares of restricted stock and performance share units (1,200 at maximum and 1,600 at target) as of that date. Shares of restricted stock and performance share units will fully vest upon a change in control pursuant to the Equity Plan. Termination of employment is not required for this benefit.

(4)	Pursuant to the 2005 Nonqualified Retirement Plan’s vesting schedule, Dr. Weaver is 50% vested, but a change in control would cause any unvested amounts to become fully vested.
(5)	Assumes continued participation in current medical, dental and vision benefits as in place at the end of 2010 through the end of the severance period.
(6)	Assumes continued participation in current health and welfare benefit programs as in place at the end of 2010 at current rates for two years. For executive physical, assumes that Dr. Weaver uses the benefit twice during this period.
(7)	For Federal tax purposes, a 20% excise tax would generally be imposed on the amount of change in control benefits and payments that exceeds the average of Dr. Weaver’s annual taxable earnings for the previous two years, but only if the total change in control benefits and payments exceed three times her average annual taxable earnings for the previous two years. The excise tax cutback provision contained in Dr. Weaver’s agreement generally provides for a reduction in her change in control benefits and payments to just below the amount that would trigger the excise tax. However, the agreement provides that no reduction in the above benefits and payments in order to avoid the incurrence of the 20% Federal excise tax will be applied if the net after-tax benefit (after taking into account Federal, state, local and other income, employment, self-employment and excise taxes) to which Dr. Weaver would otherwise be entitled without such reduction would be greater than the net after-tax benefit (after taking into account Federal, state, local or other income, employment, self-employment and excise taxes) to Dr. Weaver resulting from the receipt of such benefits and payments with such reduction. The amounts reflected above do not include a reduction to avoid the 20% Federal excise tax.

Executive Officers Bonus Plan

Generally, our executives must remain employed through the end of the year to receive payment of their annual incentive awards under our Executive Officers Bonus Plan. However, if an executive were to terminate during the year due to death, disability or retirement, the executive would receive a prorated award. Upon termination under any of these circumstances on December 31, 2010, the last day of our 2010 fiscal year, Mr. Malone would have received $0, Mr. Strange would have received $1,135,000, Mr. Slusser would have received $410,000, Mr. Potapchuk would have received $180,000, Mr. Camperlengo would have received $250,000 and Dr. Weaver would have received $215,000.

Life Insurance

For employees with annual base salaries over $100,000 per year, including our NEOs, we pay for an individual term life insurance policy that provides benefits equal to one times the employee’s annual base salary, subject to a maximum benefit of $350,000. If any of our NEOs had terminated due to death on December 31, 2010, the officer would have received benefits under this policy equal to $350,000 for Messrs. Malone, Strange, Slusser, Potapchuk and Camperlengo, and $320,000 for Dr. Weaver. These amounts would be payable by the insurance company that issued the life insurance policies.

2004 Equity Incentive Plan

Restricted stock and stock units granted to an individual under the Equity Plan that have not yet vested shall be forfeited upon the individual’s termination of service, unless otherwise provided in the award agreement.

If an individual is granted stock options under the Equity Plan (an “optionee”) and such optionee’s employment terminates due to death, disability or retirement, any exercisable stock options expire on the earlier of 12 months following termination of the optionee’s employment or the expiration of their stated term. Retirement means termination of service at age 55 or later with ten or more years of service, at age 62 or later with five or more years of service, at age 65 or later, or at such other age as the Compensation, Corporate Governance and Nominating Committee may determine. If an optionee’s employment terminates for cause, all outstanding stock options terminate immediately. If an optionee’s employment terminates for any other reason, any exercisable stock options expire on the earlier of 90 days following termination of the optionee’s service or the expiration of their stated term. “Cause” is defined as:

•	the optionee’s conviction or plea of guilty or nolo contendere to a felony;

•	any act of willful fraud, dishonesty or moral turpitude; or

•	any willful and material breach of any written policy or any confidential or proprietary information, non-compete or non-solicitation covenant for our benefit.

If there is a change in control of Gentiva, then all outstanding stock options and any other awards under the current Equity Plan will immediately become vested and exercisable, any restrictions on restricted stock awards or stock units will immediately lapse and all awards would remain exercisable for the remainder of their terms, even if the award recipient were to terminate employment. A change in control would generally occur if:

•

any person or group, other than Miriam Olsten, Stuart Olsten and Cheryl Olsten and their spouses, descendants and estates, acquires beneficial ownership of at least 25% of the total voting power of our stock;

•	our directors or individuals approved by at least two-thirds of our existing Board of Directors cease to constitute a majority of our Board of Directors;

•	a majority of the nominees fail to be elected to our Board of Directors at a shareholders’ meeting;

•

we liquidate, or consummate a merger or consolidation, and either we are not the continuing or surviving company or our shares are converted to cash, securities or property, except where our shareholders continue to hold at least a majority of the resulting entity or our directors continue to constitute a majority of the board of directors of the resulting entity; or

•	we sell or otherwise dispose of substantially all of our assets.

Thereafter, all awards are subject to the terms of any agreement effecting the change of control, which agreement may provide, without limitation, that in lieu of continuing the awards, each stock option and stock appreciation right outstanding under the Equity Plan will terminate within a specified number of days after notice to the participant, and that the participant will receive, with respect to each share of common stock subject to such stock option or stock appreciation right, an amount equal to the excess of the fair market value of such shares of common stock immediately prior to the occurrence of such change of control over the exercise price (or base value) per share underlying such stock option or stock appreciation right with such amount payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the committee, in its discretion, determines.

If the amendment and restatement of the Equity Plan is approved by the shareholders at the annual meeting, the current exclusion from the definition of change in control for the Olsten family will be removed.

DIRECTOR COMPENSATION

The table below describes compensation paid to our non-employee directors in 2010.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Robert S. Forman, Jr.	$78,250	$73,750	—	—	—	—		$152,000
Victor F. Ganzi	$111,750	$73,750	—	—	—	—		$185,500
Philip R. Lochner, Jr.	$75,000	$73,750	—	—	—	—		$148,750
Stuart Olsten	$83,750	$73,750	—	—	—	—		$157,500
Sheldon M. Retchin	$73,000	$73,750	—	—	—	—		$146,750
Raymond S. Troubh	$102,500	$73,750	—	—	—	—		$176,250
Rodney D. Windley	$79,500	$73,750	—	—	—	$16,192	(4)	$169,442

(1)	The grant date fair values, determined in accordance with FASB ASC Topic 718, of the deferred stock unit awards made in 2010 for each director were $13,750 for the quarterly grant made on March 1, 2010 and $20,000 for each of the quarterly grants made on June 1, September 1 and December 1, 2010. Assumptions used in the calculation of the values of the stock award are included in note 14 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 except that, as required by the Securities and Exchange Commission regulations, the amounts in the table above do not reflect any assumed forfeitures.
(2)	As of December 31, 2010, directors held deferred stock units as follows: Mr. Forman—4,201; Mr. Ganzi—28,508; Mr. Lochner—4,201; Mr. Olsten—28,508; Dr. Retchin—4,201; Mr. Troubh—25,478; and Mr. Windley—12,987.
(3)	As of December 31, 2010, directors held stock options as follows: Mr. Olsten—17,500. No options were granted to non-employee directors in 2010.
(4)	Mr. Windley has received medical, dental and vision benefits following our acquisition of Healthfield.

Compensation of Directors

Effective May 13, 2010, each non-employee member of our Board of Directors receives an annual retainer fee of $45,000 payable in cash. Any non-employee director who serves as chairperson of a committee of the Board of Directors receives an additional $10,000 annually for acting as chairperson, except that the chairperson of the Audit Committee receives $20,000 annually. The Lead Director receives an additional $20,000 annually. Non-employee directors also receive $2,000 for each Board of Directors or committee meeting they attend, or $750 if attendance is by telephone. Non-employee directors who participate in business updates conducted by management also receive $750 for each update. Prior to May 13, 2010, each non-employee director received an annual cash retainer fee of $30,000 and received $2,500 for each Board of Directors or committee meeting attended.

Effective May 13, 2010, and pursuant to the Gentiva Health Services, Inc. Stock & Deferred Compensation Plan for Non-Employee Directors, each non-employee director also receives an annual deferred stock unit award valued at $80,000, which is credited quarterly to a bookkeeping account for the non-employee director. The number of deferred stock units credited to each director’s account quarterly is calculated by dividing $20,000 by the average closing price of a share of our common stock on NASDAQ for the ten trading days preceding the quarterly calculation dates, which are March 1, June 1, September 1 and December 1. Upon termination of service on the Board of Directors, the director is entitled to receive a number of shares of our common stock equal to the number of deferred stock units then credited to the director’s account. Prior to May 13, 2010, each non-employee director received an annual deferred stock award valued at $55,000 calculated in the same manner. The shares underlying the deferred stock units cannot be sold by the directors until termination of their directorship.

Our directors who are also employees do not receive any additional compensation for serving on our Board of Directors. However, all directors, regardless of whether or not they are our employees, receive reimbursement for out-of-pocket expenses incurred in connection with attending meetings of the Board of Directors and its committees.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information regarding our equity compensation plans as of December 31, 2010:

	(a)	(b)		(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (2)
Equity compensation plans approved by security holders	3,125,638	$19.02	(3)	2,195,080
Equity compensation plans not approved by security holders	—	—		—

Total	3,125,638	$19.02	(3)	2,195,080

(1)	Consists of securities to be issued upon exercise of outstanding stock options under Gentiva’s 1999 Stock Incentive Plan and the Equity Plan (2,981,354), outstanding performance share units at target under the Equity Plan (36,200) and outstanding stock units under Gentiva’s Stock & Deferred Compensation Plan for Non-Employee Directors (108,084).
(2)	Consists of securities available for future issuance under the Equity Plan (754,389), Employee Stock Purchase Plan (1,347,022) and Stock & Deferred Compensation Plan for Non-Employee Directors (93,669).
(3)	The outstanding stock options under Gentiva’s 1999 Stock Incentive Plan and the Equity Plan have a weighted-average exercise price of $19.94. The outstanding performance share units under the Equity Plan and the outstanding stock units under Gentiva’s Stock & Deferred Compensation Plan for Non-Employee Directors do not have an exercise price.

From January 1, 2011 through March 15, 2011, Gentiva issued (i) 185,100 stock options, 114,500 shares of restricted stock and 98,600 performance share units at target under the Equity Plan and (ii) 6,414 deferred stock units under Gentiva’s Stock & Deferred Compensation Plan for Non-Employee Directors. During the same period, (i) 25,032 stock options were cancelled or expired, making them available for grant under the Equity Plan, (ii) 185,508 stock options were exercised, (iii) 900 shares of restricted stock were cancelled and (iv) 900 performance share units at target were cancelled. Giving effect to the foregoing, as of March 15, 2011, (a) the number of stock options outstanding was 2,955,914, with a weighted-average exercise price of $20.51 and average life remaining of 5.35 years, (b) the number of outstanding shares of restricted stock was 394,950, (c) the number of performance share units outstanding at target was 133,900, (d) the number of deferred stock units outstanding was 114,498 and (e) the number of securities remaining available for future issuance was 171,721 under the Equity Plan, 1,347,022 under the Employee Stock Purchase Plan and 87,255 under the Stock & Deferred Compensation Plan for Non-Employee Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In February 2006, we completed the acquisition of The Healthfield Group, Inc., a regional provider of home healthcare, hospice and related services in the southeastern United States. Our Board of Directors elected Rodney Windley, the former chairman and chief executive officer of Healthfield, as a director and vice chairman of our

Board of Directors, effective February 28, 2006. Mr. Windley was elected as a director in accordance with the merger agreement governing the acquisition, which provided for his election to the Board of Directors and as vice chairman upon the consummation of the merger. Mr. Windley currently continues as a director, vice chairman of the Board of Directors and chairman of the Clinical Quality Committee of the Board of Directors and is a nominee for re-election as a director at the 2011 Annual Meeting of Shareholders.

Pursuant to the merger agreement for the acquisition, Mr. Windley was appointed by the former shareholders of Healthfield to serve as the “Stockholder Representative.” In that capacity, he was responsible for representing the interests of the former Healthfield shareholders with respect to any purchase price adjustments or indemnity claims arising in connection with the acquisition. Effective February 23, 2009, Mr. Windley resigned as Stockholder Representative and another former Healthfield shareholder was appointed to succeed him. Mr. Windley remains jointly and severally liable to us for breaches of certain of the representations, warranties and covenants made by Healthfield in the merger agreement.

We are party to an Aircraft Dry Lease Agreement, effective as of February 24, 2010 (“Aircraft Lease”), with RDW Ventures, LLC, an entity in which Mr. Windley is manager and has a 100% beneficial interest. The Aircraft Lease provides for the use by us of an aircraft from RDW Ventures. We leased the aircraft from RDW Ventures in 2010 on the terms and conditions contained in the Aircraft Lease, and we may continue to lease the aircraft in the future. We are not under any obligation to lease the aircraft, and the Aircraft Lease may be terminated by us with 30 days’ notice. In 2010, we paid to, or for the account of, RDW Ventures, or accrued for payment to RDW Ventures approximately $567,400 for the leased aircraft and related expenses under the Aircraft Lease.

In February 2010, we entered into indemnification agreements with each of our directors and officers. The form of such indemnification agreement has been filed with the Securities and Exchange Commission. These agreements provide that we indemnify our directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers, advance their expenses incurred as a result of a proceeding as to which they may be indemnified and cover such persons under any directors’ and officers’ liability insurance policy we choose, in our discretion, to maintain. The indemnification agreements exclude the following from indemnification:

•	remuneration provided in violation of law;

•	liability under section 16(b) of the Exchange Act;

•	any proceeding for which the Board of Directors (or any committee thereof) has determined, prior to the date of the indemnification agreement, that the indemnitee is not entitled to indemnification;

•	any amounts paid in settlement of any proceeding effected without our written consent; and

•

except in limited circumstances, proceedings or claims initiated or brought by the indemnitee against us or our current or former directors, officers, employees or other agents and not by way of defense.

The rights to indemnification and advancement of expenses remain in effect during the period of service and continue indefinitely thereafter with respect to possible claims as they relate to the service as a director or officer. We are obligated to require any possible successor to expressly assume the terms of the indemnification agreements.

Policies and Procedures for Review and Approval of Related Party Transactions

We believe that business decisions and actions taken by our officers, directors and employees should be based on the best interests of Gentiva, and must not be motivated by personal considerations or relationships. We attempt to analyze any transactions in which Gentiva participates and in which a related person may have a direct or indirect material interest, both due to the potential for a conflict of interest and to determine whether disclosure of the transaction is required under applicable Securities and Exchange Commission rules and regulations.

Related persons include any of our directors or executive officers, certain of our shareholders and immediate family members of any of the above-mentioned persons. A conflict of interest may occur when an individual’s private interest interferes, or appears to interfere, in any way with the interests of Gentiva. Our Audit Committee has oversight responsibility for our Code of Ethics for Senior Financial Officers and for our Code of Business Conduct and Ethics, which requires all directors, officers and employees to disclose to our Chief Compliance Officer any interest held by them in any entity doing business with us, including interests held by their immediate family members, except for ownership of less than 1% of a public corporation. In addition, all directors, officers and employees are required to disclose any other arrangements by them or their immediate family members, such as consulting or part-time employment arrangements or other dealings with entities with whom we do business. Once the Chief Compliance Officer receives notice of a conflict of interest, he or she will review and investigate the relevant facts and will then generally consult with our General Counsel and the Audit Committee as appropriate.

Under the Audit Committee’s charter, the Audit Committee is responsible for reviewing and pre-approving any related party transactions, which include transactions in which any related person has a direct or indirect material interest. Copies of our Code of Ethics for Senior Financial Officers, our Code of Business Conduct and Ethics and our Audit Committee charter are available on our website at www.gentiva.com under the Investors section.

In addition to the reporting requirements under the Code of Business Conduct and Ethics, each year our directors and executive officers complete Directors and Officers Questionnaires identifying any transactions with us in which the executive officer or director or any immediate family members have an interest. Any such transactions or other related party transactions are reviewed by our General Counsel and, in consultation with our Chief Financial Officer, are brought to the attention of the Audit Committee as appropriate. As noted above, our Audit Committee is responsible for reviewing and approving all transactions with any related person. At its meeting on February 23, 2011, the Audit Committee reviewed and approved our use of leased aircraft as described above.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2011 fiscal year. PricewaterhouseCoopers LLP has audited our books and records since our incorporation in 1999.

A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting and will have the opportunity to make a statement and to respond to appropriate questions posed by shareholders.

The vote of a majority of the shares of common stock present or represented and entitled to vote on the proposal at the annual meeting is required for approval of Proposal 2. An abstention will have the same effect as a vote against Proposal 2. If Proposal 2 is not approved, the Audit Committee will reconsider its selection.

The Board of Directors and the Audit Committee recommend that you vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2011 fiscal year.

Fees Billed by PricewaterhouseCoopers LLP

Fees, which include related “out of pocket costs,” billed to us by PricewaterhouseCoopers LLP for services rendered during fiscal years 2010 and 2009 were as follows:

Fee Category	2010	2009
Audit Fees	$917,000	$810,000
Audit-Related Fees	412,000	34,000
Tax Fees	112,600	233,300
All Other Fees	—	—

Total	$1,441,600	$1,077,300

Audit Fees for 2010 and 2009 related to the integrated audit of our annual consolidated financial statements and our internal control over financial reporting, as well as review of financial statements included in our quarterly reports on Form 10-Q. Audit-Related Fees in 2010 related to due diligence and other services associated with the Odyssey acquisition and in 2009 to various disposition activities. Tax Fees in 2010 and 2009 related to tax planning and compliance services. In addition, Tax Fees in 2010 related to tax services associated with the Odyssey transaction and in 2009 to research of certain tax issues.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee is responsible for the appointment, compensation and oversight of the work performed by our independent registered public accounting firm. The Audit Committee has adopted a pre-approval policy requiring it to pre-approve all audit (including audit-related) services and permitted non-audit services provided by the independent registered public accounting firm in order to assure that the provision of such services does not impair the firm’s independence. The Audit Committee pre-approved all fiscal 2010 services provided by PricewaterhouseCoopers LLP.

The policy sets forth specified audit, audit-related, tax and other permissible non-audit services, if any, for which pre-approval is provided up to a maximum fee amount set annually by the Audit Committee. Pre-approval is generally provided for up to one year, and any proposed services exceeding these fee levels must be specifically pre-approved by the Audit Committee. Any services not specifically identified in the policy must receive specific pre-approval. The independent registered public accounting firm and management report periodically to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval. The Audit Committee may also pre-approve particular services on a case-by-case basis and may delegate specific pre-approval authority to one or more members pursuant to a resolution adopted by the unanimous approval of the Audit Committee, provided that the member reports any pre-approved services at the next regularly scheduled Audit Committee meeting.

AUDIT COMMITTEE REPORT

In accordance with its charter, the Audit Committee assisted the Board of Directors in fulfilling its oversight responsibility relating to the integrity of our financial statements and monitoring our accounting, auditing and financial reporting practices and compliance by us with legal and regulatory requirements. In addition, the Audit Committee selected PricewaterhouseCoopers LLP to be the independent registered public accounting firm to audit the consolidated financial statements of Gentiva and its subsidiaries.

The Audit Committee has received from PricewaterhouseCoopers LLP the written disclosures and the letter regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed this information with PricewaterhouseCoopers LLP. The Audit Committee has also discussed with management and with PricewaterhouseCoopers LLP the quality and adequacy of our critical accounting principles, internal control over financial reporting and the internal audit and compliance functions, organization, responsibilities, budget and staffing. The Audit Committee has also reviewed with PricewaterhouseCoopers LLP, our internal auditors and our chief compliance officer their audit and compliance plans, scope and identification of audit risks.

The discussions with PricewaterhouseCoopers LLP also included the matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61.

The Audit Committee has reviewed and discussed the audited consolidated financial statements of Gentiva and its subsidiaries and its internal control over financial reporting with management and with PricewaterhouseCoopers LLP. Based on all of the foregoing reviews and discussions with management and PricewaterhouseCoopers LLP, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Raymond S. Troubh, Chairman

Robert S. Forman, Jr.

Victor F. Ganzi

Stuart Olsten

Sheldon M. Retchin

PROPOSAL NO. 3

ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

In connection with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, and the related rules promulgated by the Securities and Exchange Commission, we are requesting your advisory, non-binding approval of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis (beginning on page 14 above), the compensation tables (beginning on page 30 above), and the accompanying narrative as presented in this proxy statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives shareholders the opportunity to provide their input on our executive pay program and policies.

Executive Compensation Vote

We believe that our executive compensation program has been effective in aligning the interests of shareholders and executives, incentivizing the accomplishment of corporate goals, and attracting and retaining talented executives. In deciding how to vote on this Say-on-Pay proposal, please consider that we take into account the following factors regarding developing and overseeing our compensation program, which are described in detail in this proxy statement under the heading “Executive Compensation—Compensation Discussion and Analysis”:

•	Enhancing shareholder value by focusing our executives’ efforts on the specific performance metrics that help drive shareholder value;

•	Attracting, motivating and retaining executive talent willing to commit to long-term shareholder value creation;

•	Reflecting industry standards, offering competitive total compensation opportunities and balancing the need for talent with reasonable compensation expense;

•	Aligning executive decision making with our business strategy and goal setting; and

•	Providing executives with information so that they understand their total compensation and how rewards are generally a function of both organizational and individual performance.

Our Board of Directors, therefore, urges you to approve the compensation of our named executive officers by voting in favor of the following resolution:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative as presented in this proxy statement.”

Vote Required

The affirmative vote of the holders of the majority of the shares represented at the meeting and who are entitled to vote on, and who vote for, against, or expressly abstain, is required to approve the resolution. As an advisory vote, this Say-on-Pay proposal is not binding. However, our Board of Directors and our Compensation, Corporate Governance and Nominating Committee value the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions regarding Gentiva’s named executive officers.

The Board of Directors recommends that you vote FOR the approval of the compensation of our named executive officers.

PROPOSAL NO. 4

ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTES ON

THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In connection with the requirements of the Dodd-Frank Act and the related rules promulgated by the Securities and Exchange Commission, we are asking you to provide an advisory, non-binding vote on how frequently you wish to cast an advisory vote on the compensation of our named executive officers: once every year, once every two years, or once every three years. This proposal, often called a “Say-When-on-Pay” proposal, allows shareholders to provide advisory input on the frequency with which they would prefer a Say on Pay proposal included in our proxy statement.

Frequency Vote on Say on Pay

After careful consideration, the Board of Directors has determined that an advisory vote on named executive officer compensation that occurs every year is the most appropriate alternative for Gentiva at this time, and therefore, the Board of Directors recommends that you vote for a one-year interval for the advisory vote on named executive officer compensation. In formulating its recommendation, the Board of Directors considered that an annual advisory vote on named executive officer compensation will allow our shareholders to provide us with current direct input on our compensation policies and practices as disclosed in this proxy statement, which is consistent with our policy of seeking input from, and engaging in discussions with, our shareholders.

Although the Board of Directors recommends that shareholders vote on a Say on Pay proposal every year, you may cast your vote on your preferred voting frequency by choosing the option of one year, two years or three years, or abstain from voting, when you indicate your preference in response to the following resolution:

“RESOLVED, that the shareholders determine on an advisory basis that the frequency with which the shareholders shall have an advisory vote on the compensation of the named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative as presented in the proxy statement, shall be (A) every year, (B) every two years or (C) every three years.”

Vote Required

While we believe that a vote every year is the best choice for us, you are not voting to approve or disapprove our recommendation of one year, but rather to make your own choice among a vote once every year, every two years or every three years. You may also abstain from voting on this proposal. The option of one year, two years or three years that receives a plurality of votes cast by our shareholders will be the frequency for the advisory vote on executive compensation that has been selected by our shareholders. However, because this vote is advisory and will not be binding on the Board of Directors, the Board of Directors may decide that it is in the best interests of our shareholders and Gentiva to hold an advisory vote on executive compensation more or less frequently than the option approved.

The Board of Directors recommends that you vote for a frequency of every ONE YEAR for future shareholder advisory votes on the compensation of our named executive officers.

PROPOSAL 5

APPROVAL OF GENTIVA HEALTH SERVICES, INC.

AMENDED AND RESTATED 2004 EQUITY INCENTIVE PLAN

Introduction

The Compensation, Corporate Governance and Nominating Committee of our Board of Directors, or the committee, approved the amendment and restatement of the Gentiva Health Services, Inc. Amended and Restated 2004 Equity Incentive Plan (“Equity Plan”), effective March 16, 2011, subject to shareholder approval, for the principal purpose of increasing the aggregate number of shares of our common stock available for issuance under the Equity Plan by 2,100,000 shares. As of March 15, 2011, 171,721 shares of our common stock were available for future issuance of awards under the Equity Plan. Therefore, we are asking shareholders to approve an increase in the number of shares available under the Equity Plan to allow us to continue to offer this valuable and competitive program.

The restatement is not intended to change the design or the purpose of the Equity Plan. If approved, in addition to increasing the number of shares authorized for issuance, the restatement would make the following substantive changes to the Equity Plan, as well as certain other minor clarifying changes:

•

conferring power on the committee to adopt such “clawback” policies as it deems necessary to recover certain payments or other compensation relating to awards under the Equity Plan in order to comply with applicable law;

•	removing the ability of the Olsten family to acquire additional voting power without triggering a Change of Control;

•	clarifying that shares underlying a stock appreciation right that are delivered pursuant to the exercise of the stock appreciation right count toward the authorized share limit;

•	adding a default definition of “disability”;

•	extending the term of the Equity Plan through March 16, 2021 (currently the Equity Plan is scheduled to expire after February 25, 2019); and

•	removing the ability of the committee and our Board of Directors to materially reduce outstanding awards without the participant’s consent (except to the extent required by law).

In addition, approval of Proposal No. 5 will constitute approval of certain provisions of the amendment and restatement of the Equity Plan for the purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, which approval is required every five years in order for awards under the amendment and restatement of the Equity Plan to be eligible to be treated as performance-based compensation, as discussed under the heading “Effect of 162(m) of the Internal Revenue Code.”

The committee has approved, and our Board of Directors recommends that the shareholders approve, the amendment and restatement of the Equity Plan. The affirmative vote of a majority of shares represented in person or by proxy and entitled to vote on this proposal will be required for approval of the amended and restated Equity Plan. An abstention will have the same effect as a vote against the proposal. Broker non-votes will not be considered entitled to vote on this proposal and therefore will not be counted in determining the number of shares necessary for approval.

Purpose

The purpose of the Equity Plan is to attract, retain and motivate highly competent persons to serve as officers, employees, consultants, and non-employee directors of Gentiva and its subsidiaries by providing them with appropriate incentives and rewards either through a proprietary interest in our long-term success or compensation based on company performance and their performance in fulfilling their personal responsibilities.

Described below is a summary of the principal features of the Equity Plan. The summary is qualified in its entirety by reference to the full text of the Equity Plan, as proposed to be amended and restated, which is attached to this proxy statement as Appendix A.

Administration

The Equity Plan requires that a committee of non-employee independent outside directors administer the Equity Plan. The Equity Plan is presently administered by the committee. Among other powers and duties, the committee determines who will be eligible to receive awards and establishes the terms and conditions of all awards. The committee also has the power under the restatement to adopt and implement such policies and procedures as necessary to recover payments or other compensation relating to awards under the Equity Plan in order to comply with the law (including the recent Dodd-Frank Wall Street Reform and Consumer Act of 2010) and any rules, regulations and guidance issued thereunder.

Eligibility

The committee may grant awards to such officers, employees and consultants of Gentiva and its subsidiaries as it determines from time to time in its sole discretion. In addition, the committee may grant awards (other than cash awards) to our non-employee directors. As of December 31, 2010, there were approximately 6,200 employees, including officers and consultants, eligible for awards under the Equity Plan. As of the same date, there were eight non-employee directors eligible for awards (other than cash awards) under the Equity Plan.

New Plan Benefits

Any awards under the Equity Plan will be at the discretion of the committee. Therefore, it is not possible at present to determine the amount or form of any award that will be received by an individual under the Equity Plan.

Authorized Share Pool

The Equity Plan, as restated, authorizes the grant of up to 6,200,000 shares of our common stock plus any shares authorized under the Gentiva Health Services, Inc. 1999 Stock Incentive Plan (the “1999 Plan”) as to which awards had not been made as of the effective date of the Equity Plan, subject to adjustment as described below.

During the term of the Equity Plan, any shares subject to an outstanding award, on or after February 25, 2009, which were granted under the Equity Plan or the 1999 Plan and which are forfeited, expire or are cancelled or settled in cash without delivery to the award recipient of shares of our common stock, are added back to the authorized share pool; provided, that the underlying shares delivered pursuant to the exercise of a stock appreciation right shall be counted against the share pool.

Generally, each share subject to an outstanding award is charged against the authorized share pool at the time of grant. However, in recognition of the additional value of restricted stock and stock units, shares subject to such awards are charged against the authorized share pool at an enhanced rate of two shares for each share subject to such award (while shares subject to stock options and stock appreciation rights count against the share pool as one share for each share subject to such award). Shares added back to the authorized share pool related to grants of restricted stock and stock units are also added back at a rate of two shares for each share subject to such award (while shares related to grants of stock options and stock appreciation rights are added back as one share for each share subject to such award).

The shares subject to the authorized share pool, as well as the individual and incentive stock option maximums, shall be adjusted by the committee for any changes in our common stock through merger, consolidation, reorganization, recapitalization, stock dividend, special one-time cash dividend, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to shareholders.

Individual and Incentive Stock Option Maximums

The maximum number of shares that may be granted to any individual participant under the Equity Plan in any calendar year is 500,000 shares, subject to adjustment as described above. The maximum number of shares that may be incentive stock options is 6,200,000 shares, subject to adjustment as described above.

Types of Awards

The Equity Plan permits the granting of stock options, stock appreciation rights, restricted stock, stock units and cash awards. Any award to an employee may be structured to qualify as a performance-based award so that it is exempt from the $1,000,000 compensation limit under Section 162(m) of the Internal Revenue Code. To date, our awards under the Equity Plan have consisted of stock options, restricted stock, performance share units and performance cash awards.

Stock Options

The Equity Plan permits the committee to grant options to eligible recipients to purchase shares during the term of the option at an exercise price established by the committee, but, as a general rule, in no event less than the fair market value of our shares on the date of grant.

Exercisability and Vesting. Stock options granted under the Equity Plan may only be exercised to the extent the option is vested. As a general rule, stock options may not vest earlier than the first anniversary of their date of grant, except where there is a change of control, where the stock options are granted in settlement of any obligation under any other compensation arrangement, or where the applicable award agreement provides for vesting upon the participant’s termination of service due to death or disability.

Term. Stock options granted under the Equity Plan on or after February 25, 2009 may not have a term longer than seven years and stock options granted under the Equity Plan prior to February 25, 2009 may not have a term longer than ten years. Notwithstanding the foregoing, in the case of the death of the participant within six months prior to the expiration of the term, the exercise period may be extended for up to one year after the participant’s death.

Type of Options. The Equity Plan permits the committee to grant nonqualified stock options (i.e., stock options that do not qualify as “incentive stock options” under Section 422 of the Internal Revenue Code) and authorizes the committee to grant incentive stock options if it determines that such options can be granted in compliance with the applicable statutory and regulatory requirements. The Equity Plan establishes the maximum number of shares that may be granted as incentive stock options at 6,200,000. If an option is granted as an incentive stock option and fails to qualify as such, it will be treated as a nonqualified option.

Stock Appreciation Rights

The Equity Plan permits the committee to grant stock appreciation rights which confer upon the participant the right to receive, upon exercise, a payment in cash, common stock, or a combination thereof, equal to the excess of the fair market value or any lesser value of each share subject to the award over a “base value,” less applicable withholding taxes. Generally, the base value is set by the committee and must equal the fair market value of our common stock on the date of grant. In the event, however, that a stock appreciation right is granted (1) in tandem with, or in substitution for, other awards made by us, or (2) upon assumption or in substitution of an award granted by another entity in connection with a corporate transaction (such as a merger, consolidation or acquisition but not including certain corporate transactions involving a change in common stock as described in Section 13 of the Equity Plan), the base value may be less than the fair market value of our shares on the date of grant.

Vesting. As a general rule, stock appreciation rights granted under the Equity Plan may not vest earlier than the first anniversary of their date of grant, except where there is a change of control, where the stock appreciation rights are granted in settlement of any obligation under any other compensation arrangement, or where the applicable award agreement provides for vesting upon the participant’s termination of service due to death or disability.

Term. Stock appreciation rights granted under the Equity Plan on or after February 25, 2009 may not have a term longer than seven years and stock appreciation rights granted under the Equity Plan prior to February 25, 2009 may not have a term longer than ten years. Notwithstanding the foregoing, in the case of the death of the participant within six months prior to the expiration of the term, the exercise period may be extended for up to one year after the participant’s death.

Type of Stock Appreciation Rights. The Equity Plan permits the committee to grant stock appreciation rights on a stand-alone basis or in tandem with stock option grants.

Restricted Stock

The Equity Plan permits the committee to grant shares of restricted stock consisting of common stock issued or transferred to participants with or without other payments therefor, which are subject to transferability restrictions and/or a substantial risk of forfeiture that will lapse or vest over a period of time or satisfaction of conditions as specified in an award agreement. Except in the event of a change of control, or to the extent provided in the award agreement upon the participant’s death or disability, each restricted stock award granted after February 25, 2009 may vest not more rapidly than ratably over a period of three years. Holders of restricted stock awards have the right to receive dividends and to vote the shares, but unless the committee or the award agreement provides otherwise and to the extent permitted by Section 409A of the Internal Revenue Code, dividends on restricted stock awards, if any, will be held in escrow and will be payable at such time as the restrictions on the shares lapse.

Stock Units

The Equity Plan permits the committee to grant stock units with each such stock unit representing one share of our common stock. Stock units will be credited to a notional account maintained by us. Unless the award agreement provides otherwise, each stock unit will also entitle the holder to an amount equal to the value of dividends paid in respect of one share of our common stock during the period the unit is outstanding, which amount will also be credited to the notional account.

Stock units may be subject to such terms and conditions, including vesting and the time and method of settlement, as the committee determines appropriate. Unless the committee or the award agreement provides otherwise or applicable law prohibits issuance of shares, stock units must be settled in shares of our common stock. Furthermore, except in the case of a change of control, settlement of any obligation under any other compensation arrangement, or to the extent provided in the award agreement upon the participant’s death or disability, stock units may not completely vest prior to the expiration of three years from the date of grant although they may vest ratably over a three year or longer vesting period.

Cash Awards

The Equity Plan permits the committee to grant cash awards to any participant other than a non-employee director of Gentiva. We may, in our discretion, permit participants to defer settlement of cash awards in accordance with Section 409A of the Internal Revenue Code. The maximum award that may be granted to any participant as a cash award for any performance period of 36 months is $3,000,000, with proportionate adjustments for shorter or longer performance periods between one and five years, and $1,000,000 for cash awards that are unrelated to time-based vesting or performance periods.

Performance-Based Awards

Awards granted to an employee under the Equity Plan may be granted in a manner that qualifies the awards for the performance-based compensation exemption to the $1,000,000 compensation limit under Section 162(m) of the Internal Revenue Code. As determined by the committee in its sole discretion, either the granting or vesting of performance-based awards made under the Equity Plan will be based on achievement of hurdle rates, growth rates, and/or reductions in one or more of the business criteria listed below as they apply to an individual participant, one or more business units, or Gentiva as a whole. The business criteria may be used individually or in combination. In addition, performance-based awards may be based upon comparisons to the performance of other companies with such performance measured by one or more of the listed business criteria. The measurement of performance of selected business criteria against performance goals applicable to performance-based awards will exclude the impact of charges for restructurings, discontinued operations, extraordinary items and other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles as identified in our financial statements, notes to the financial statements or management’s discussion and analysis of financial condition and results of operations included in our Annual Report on Form 10-K.

Business Criteria. The business criteria that the committee may select from in establishing performance goals for performance-based awards are:

• net earnings;	• market price per share;

• earnings per share;	• total return to shareholders;

• net sales growth;	• net income;

• market share;	• pro forma net income;

• operating profit;	• return on capital;

• earnings before interest and taxes;	• revenues;

• customer service.	• expenses;

• gross margin;	• operating cash flow;

• expense targets;	• net profit margin;

• working capital targets relating to inventory and/or accounts receivable;	• planning accuracy (as measured by comparing planned results to actual results);

• operating margin;	• employee turnover;

• return on equity;	• labor costs; and

• return on assets;	• employee headcount.

• earnings before interest, taxes, depreciation and amortization;

Procedural Requirements. In accordance with the requirements of Section 162(m) of the Internal Revenue Code, (1) the employees to which the performance goals for performance-based awards apply will be established no later than 90 days after the commencement of a period (but in no event after 25 percent of such period has elapsed), (2) the committee may not modify a performance-based award goal after it has been established to increase the amount of compensation payable thereunder upon the attainment of such performance goal, but may modify such award to exercise negative discretion with respect to performance-based awards, and (3) no compensation will be payable in respect of a performance-based award unless the committee certifies that the performance goals have been achieved.

Nontransferability of Awards

Awards granted under the Equity Plan are not transferable except by will or the laws of descent and distribution or, if no consideration is received by the participant, as permitted by the committee.

Effect of Termination of Service

Unless the committee or the applicable award agreement provides otherwise, if a participant’s service with us terminates for any reason other than for “cause” or on account of a change of control:

•

Stock options and stock appreciation rights (to the extent then vested) will expire on the earlier of (1) the expiration of their term, (2) 90 days following termination of the participant’s service other than termination of service on account of death, disability or retirement, and (3) 12 months following termination of the participant’s service as a result of death or disability or on account of “retirement” (which for purposes of the Equity Plan means termination of service at age 55 or later with ten or more years of service, at age 62 or later with five or more years of service, at age 65 or later, or at such other age as the committee may determine and include in the award agreement);

•	All unvested stock options and stock appreciation rights will expire and be forfeited on termination of service;

•	All unvested restricted stock awards and stock units will expire upon termination of service;

•

All cash awards and performance-based awards will be forfeited upon termination of service, but if a participant has otherwise satisfied all of the conditions to receiving such award (including any performance criteria), except that the participant is not serving on the payment date due to his or her termination of service by us without cause, or because of the participant’s retirement, death or disability, such award will be payable to the participant at the regularly scheduled payment date; and

•

All awards (including any exercised stock options for which shares or cash have not been delivered) will be cancelled and forfeited in their entirety and Gentiva will return the price paid (if any) for the undelivered shares (or if less, their fair market value at termination) upon a termination for cause.

Change of Control

If there is a change of control of Gentiva, as described in the section entitled “2004 Equity Incentive Plan” under the heading “Potential Payments Upon Termination or Change in Control,” then unless the committee provides otherwise:

•

All then outstanding stock options and stock appreciation rights will immediately vest and become exercisable and any restrictions on restricted stock awards, stock units and unvested cash awards will immediately lapse or vest; and

•

All awards held by participants who are at the time of the change of control in the service of Gentiva or a subsidiary will remain exercisable for the remainder of their terms, notwithstanding any subsequent termination of a participant’s service (other than termination for cause).

Thereafter, all awards will be subject to the terms of any agreement effecting the change of control, which agreement may provide, without limitation, that in lieu of continuing the awards, each stock option and stock appreciation right outstanding under the Equity Plan will terminate within a specified number of days after notice to the participant, and that the participant will receive, with respect to each share of common stock subject to such stock option or stock appreciation right, an amount equal to the excess of the fair market value of such shares of common stock immediately prior to the occurrence of such change of control over the exercise price (or base value) per share underlying such stock option or stock appreciation right, less applicable tax withholding, with such amount payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the committee, in its discretion, determines.

Duration, Amendment and Termination

The committee may not make any award under the Equity Plan more than ten years after March 16, 2011.

The committee may amend the Equity Plan from time to time, or suspend or terminate the Equity Plan at any time. No amendment or termination may, without the consent of the affected participant, materially and adversely affect the rights of such participant under any outstanding award, except to the extent necessary to comply with applicable U.S. or foreign laws. No amendment of the Equity Plan may be made without approval of the shareholders if the amendment:

•	increases the aggregate number of shares of common stock that may be delivered through stock options under the Equity Plan;

•	increases the maximum shares in the authorized share pool or the individual maximum;

•

permits the re-pricing of an award to a lower exercise price, base price or purchase price, as applicable (including, without limitation, the cancellation of an award in exchange for cash or another award), other than in connection with a change of control or a substitution of an award made in exchange of another award;

•	changes the types of business criteria on which performance-based awards are to be based;

•	modifies the requirements as to eligibility for participation in the Equity Plan; or

•	changes the legal entity authorized to make awards under the Equity Plan.

The committee will modify awards following a change in our common stock, such as a merger or consolidation, to prevent dilution or enlargement of participants’ rights under the Equity Plan, including the right to adjust in an equitable manner the number and kind of shares that may be issued under the Equity Plan, the number and kind of shares subject to outstanding awards, the individual and incentive stock option maximum share limits, the exercise price applicable to outstanding awards, and the fair market value of the common stock and other value determinations applicable to outstanding awards. In addition, the committee is authorized to make adjustments to the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting Gentiva or the financial statements of Gentiva, or in response to changes in applicable laws, regulations or accounting principles; provided, that any adjustment to stock options, stock appreciation rights, and other awards intended to constitute performance-based awards must comply with Section 162(m) of the Internal Revenue Code.

Certain Federal Income Tax Consequences

The following is a brief summary of the federal income tax aspects of awards that may be made under the Equity Plan based on existing U.S. federal income tax laws. This summary is not complete and does not describe a number of special tax rules, including FICA (Federal Insurance Contributions Act) and FUTA (Federal Unemployment Tax Act) taxes and various elections that may be applicable under certain circumstances. The summary does not constitute tax advice and, among other things, does not address possible state, local, or foreign tax consequences and does not address all of the federal, foreign, state, or local tax considerations that may be relevant to a particular holder. This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant’s death or the provisions of any income tax or other laws of any foreign country, municipality or state in which a participant may reside.

An employee participant’s realization of ordinary taxable income under the Equity Plan requires us to collect withholding taxes from him or her. In the case of ordinary income generated by an award granted to a non-employee participant or by any stock-based award to an employee participant, a participant will be required to arrange for payment of his or her tax withholding obligation.

Stock Options

A participant who has been granted a stock option (whether an incentive stock option or a nonqualified stock option) will not recognize taxable income on the date of grant, and we will not be entitled to a deduction at that time.

When a participant exercises a nonqualified stock option, the participant realizes ordinary income, subject to withholding of taxes, if applicable, in the amount equal to the fair market value of the shares on the date of exercise over the exercise price, and that amount will be subject to FICA and FUTA taxes if the participant is also an employee. We will generally be entitled to take a corresponding deduction in the same amount and at the same time as the participant recognizes income.

Depending upon how long the participant holds the shares of common stock after exercise of the nonqualified stock option, the sale or other taxable disposition of the shares generally will result in a short-term or long-term capital gain or loss. This gain or loss will equal the difference between the amount realized on such disposition and the fair market value of the shares when the nonqualified stock option was exercised.

If the participant exercises a nonqualified stock option by paying the exercise price with previously acquired common stock as permitted by the committee, the participant will have federal tax consequences (relative to the new shares received) in two steps. In the first step, a number of new shares equivalent to the number of older shares tendered (in payment of the nonqualified stock option exercised) is considered to have been exchanged in accordance with Section 1036 of the Internal Revenue Code and the rulings thereunder, and no gain or loss is recognized. In the second step, with respect to the number of new shares acquired in excess of the number of old shares tendered, the participant will recognize income on those new shares equal to their fair market value less any non-stock consideration tendered. The new shares equal to the number of the old shares tendered will have the same basis the participant had in the old shares and the participant’s holding period with respect to the tendered older shares will apply to the new shares. The excess new shares received will have a basis equal to the amount of income recognized by the participant on exercise, increased by any non-stock consideration tendered. Their holding period will commence upon the exercise of the option.

When a participant exercises an incentive stock option, the participant is not taxed at the time of exercise and we are not entitled to a deduction. However, the excess of the fair market value of the shares received on the date over the exercise price is treated as a tax preference and must be included by the participant for purposes of calculating any alternative minimum tax (“AMT”) which may be payable. If the participant holds the shares acquired upon the exercise of an incentive stock option for the required holding period (generally two years after grant and one year after exercise), upon disposition of such shares the gain will be taxed as a long-term capital gain and we will not be entitled to a tax deduction. If the participant fails to satisfy the holding period, the participant will realize ordinary income in the amount equal to the lesser of (1) the gain realized upon the disposition and (2) the excess of the fair market value of the shares on the date of exercise over the exercise price and we will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Any additional gain realized by the participant will be treated as a capital gain, which will be long-term or short-term depending upon how long the shares are held after the date of exercise. If the sale price of the shares is greater than the fair market value on the date of exercise, the participant will recognize the difference as gain and will be taxed at the applicable capital gains rate. If the sale price of the shares is less than the exercise price, the participant will recognize a capital loss equal to the excess of the exercise price over the sale price. Such capital gain or loss will be treated as long-term or short-term capital gain or loss depending upon whether the holding period applicable to long-term capital assets is satisfied.

Special tax rules will apply in the following situations: (1) if the participant uses shares acquired upon exercise of an incentive stock option to pay the exercise price of another option (whether or not it is an incentive stock option); (2) upon exercise of an incentive stock option if the aggregate fair market value of the shares subject to incentive stock options that first become exercisable by the participant in any one calendar year exceeds $100,000, and if this occurs, the excess shares (the number of shares the fair market value of which exceeds $100,000 in the year first exercisable) will be treated as though they are a nonqualified stock option (as described above) instead of an incentive stock option, and upon exercise of an option with respect to these shares, the participant will have the tax consequences described above with respect to the exercise of nonqualified stock options; and (3) if the participant terminates service with us (other than due to death or disability), in which case if the participant exercises an incentive stock option more than three months after termination, the exercise of the incentive stock option will be taxed as the exercise of a nonqualified stock option, as described above.

Finally, except to the extent that the participant has recognized income with respect to the exercise of an incentive stock option (as described in the preceding paragraphs), the amount by which the fair market value of a share at the time of exercise of the incentive stock option exceeds the exercise price will be included in determining the alternative minimum taxable income, and may cause the participant to incur an AMT liability in the year of exercise.

Stock Appreciation Rights

A participant who has been granted a stock appreciation right will not recognize taxable income on the date of grant and we will not be entitled to a deduction at that time.

When a participant exercises a stock appreciation right, the participant realizes ordinary income, subject to withholding taxes if applicable, and subject to FICA and FUTA taxes if the participant is also an employee, equal to the excess of the fair market value of the shares, cash or other property received, over the base price of the stock appreciation right. We are generally entitled to take a corresponding deduction in the same amount and at the same time as the participant recognizes income.

Restricted Stock

A participant holding restricted stock will not recognize income at the time of the award, unless the participant specifically makes an election to do so under Section 83(b) of the Internal Revenue Code within thirty days of such award. Unless the participant has made such an election, the participant will realize ordinary income, subject to withholding taxes if applicable, in an amount equal to the fair market value of the shares on the date the restrictions on the shares lapse, reduced by the amount, if any, paid by the participant for such stock. We will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Upon the otherwise taxable disposition of the shares awarded after ordinary income has been recognized, the participant will realize a capital gain or loss (which will be long-term or short-term depending upon how long the shares are held after the restrictions lapse).

If the participant made a timely election under Section 83(b) of the Internal Revenue Code, the participant will recognize ordinary income for the taxable year in which the applicable award of restricted stock is received in an amount equal to the fair market value of all shares of restricted stock awarded (even if the shares are subject to forfeiture). That income will be taxable at ordinary income tax rates and subject to FICA and FUTA if the participant is an employee. At the time of disposition of the shares, if such an election was made, the participant will recognize gain in an amount equal to the difference between the sales price and the fair market value of the shares at the time of the award. Such gain will be taxable at the applicable capital gains rate. We will generally be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant at the time of his or her election.

Stock Units

A participant holding stock units generally will not recognize income at the time of the award, unless the terms of the stock unit provide the participant with the right to request settlement of the award at the participant’s discretion. Upon settlement of a stock unit not taxed, a participant will realize ordinary income, subject to withholding taxes, and subject to FICA and FUTA taxes if the participant is an employee, in an amount equal to the fair market value of the cash or shares distributed. We will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If shares are distributed in settlement of the stock unit and the participant later disposes of such shares, the difference between the amount realized on sale and the amount recognized by the participant upon settlement of the stock unit will be a capital gain or loss (which will be long-term or short-term depending upon how long the shares are held by the participant).

Cash Awards

A participant who receives a cash award will realize ordinary income, subject to withholding taxes, and subject to FICA and FUTA taxes if the participant is an employee, in the year the award is received, and we will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income.

Effect of Section 162(m) of the Internal Revenue Code

Section 162(m) imposes a $1,000,000 limit on the amount of compensation that may be deducted by us in any tax year with respect to our chief executive officer and each of the next three most highly paid executive officers (other than our chief financial officer). Compensation that is “qualifying performance-based compensation” is not taken into account in determining whether the limit has been exceeded. Certain awards under the Equity Plan, such as stock options and stock appreciation rights granted at fair market value, are treated as qualifying performance-based compensation. As such, any applicable deduction by us related to the exercise of such awards may not be subject to the deductibility limit imposed by Section 162(m).

All other awards made under the Equity Plan would not be treated as qualifying performance-based compensation, except to the extent they are designed as “performance-based awards,” as described above, and performance measures are attained. In addition, your approval of Proposal 5 will be considered shareholder approval of the performance criteria upon which “qualifying performance-based compensation” may be based, the annual per-participant limit on performance-based awards and the class of employees eligible to receive performance-based awards.

Effect of Section 280G of the Internal Revenue Code

Section 280G limits the deductibility of certain payments that are contingent upon a change of control if the total amount of such payments equals or exceeds three times a participant’s “base amount” (i.e., generally, annualized five-year W-2 compensation). If payment or settlement of an award is accelerated upon a change of control, a portion of such payment attributable to the value of the acceleration is considered a payment that is contingent upon a change of control. Amounts that are not deductible under Section 280G also lower the Section 162(m) $1,000,000 compensation cap. In addition, the affected person must pay an excise tax (in addition to any income tax) equal to 20 percent of such amount.

Impact of Section 409A of the Internal Revenue Code

The U.S. federal tax consequences described above may be impacted by the adoption by Congress of Section 409A of the Internal Revenue Code, which became effective January 1, 2005 and generally applies to all awards granted after December 31, 2004 and the portion of any awards granted prior to January 1, 2005 which had not yet vested as of December 31, 2004. If an award violates Section 409A, the participant’s award and all similar awards made under our other plans or arrangements, plus related earnings for the year of violation and all preceding years, will be includible in the participant’s gross income to the extent the amounts are not subject to a substantial risk of forfeiture. In addition, the participant will be charged interest at the Internal Revenue Service underpayment rate plus one percent, plus an additional federal tax equal to 20 percent of the compensation that is required to be included in gross income. Additional penalty taxes may be imposed by states in which the participant is taxed. Plans and outstanding awards were required to be amended to comply with Section 409A by December 31, 2008.

The Equity Plan and awards granted under it are intended to comply with Section 409A. The committee is directed to either exempt awards from coverage by Section 409A or satisfy the requirements of Section 409A.

Certain Other Tax Consequences

Any of our officers that are subject to restrictions on sale of stock under Section 16(b) of the Exchange Act may be able to delay income taxation of their awards to the extent that they are restricted by such section from selling their stock.

The Board of Directors and the Compensation, Corporate Governance and Nominating Committee recommend that you vote FOR approval of the amendment and restatement of the Amended and Restated 2004 Equity Incentive Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, and the rules thereunder require our directors and officers and persons who beneficially own more than ten percent of our outstanding common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities and to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on review of copies of reports furnished to us and upon representations made by such persons, we believe that during the fiscal year ended December 31, 2010, all persons subject to the Section 16(a) filing requirements filed the required reports on a timely basis.

SHAREHOLDER PROPOSALS FOR 2012 ANNUAL MEETING

Proposals of shareholders intended for inclusion in our proxy statement and form of proxy for our 2012 Annual Meeting must be received in writing by December 6, 2011 at the Office of Secretary at our principal executive offices located at 3350 Riverwood Parkway, Suite 1400, Atlanta, Georgia 30339. In addition, notice of any proposal that a shareholder desires to propose for consideration at the 2012 Annual Meeting must contain information as specified in our By-Laws and must be received in writing by us at the above address on or after January 13, 2012 and on or before February 12, 2012.

OTHER MATTERS

A copy of our Annual Report on Form 10-K for our last fiscal year is available without charge to shareholders upon written request to John N. Camperlengo, Secretary, Gentiva Health Services, Inc., 3350 Riverwood Parkway, Suite 1400, Atlanta, Georgia 30339. The Annual Report on Form 10-K is also available online at the Investors section of our website at www.gentiva.com.

We will pay the cost of soliciting proxies in the accompanying proxy form. We have retained the services of Georgeson Inc. to assist in the solicitation of proxies for a fee estimated to be $7,000, plus reimbursement for out-of-pocket expenses. Except for this fee, we do not expect to pay any other fees for the solicitation of proxies, but may pay brokers, nominees, fiduciaries and other custodians their reasonable fees and expenses for sending proxy materials to beneficial owners and obtaining their instructions. In addition to solicitation by mail, proxies may be solicited in person, or by telephone, facsimile transmission or other means of electronic communication, by directors, officers and other employees of Gentiva, who will not receive any additional compensation for any such solicitation activities.

The Board of Directors knows of no other matters that may come before the meeting. If any other matters should be brought before the meeting for action, it is the intention of the persons named in the proxy to vote in accordance with their discretion pursuant to authority conferred by the proxy.

By Order of the Board of Directors

John N. Camperlengo
Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

Dated: April 4, 2011

Atlanta, Georgia

APPENDIX A

GENTIVA HEALTH SERVICES, INC.

2004 EQUITY INCENTIVE PLAN

(AMENDED AND RESTATED AS OF MARCH 16, 2011)

1. Purpose. Gentiva Health Services, Inc. Amended and Restated 2004 Equity Incentive Plan (the “Plan”) is intended to attract, retain and motivate highly competent persons as officers and employees of, consultants to, and non-employee directors of Gentiva Health Services, Inc. (the “Company”) and its subsidiaries by providing them with appropriate incentives and rewards either through a proprietary interest in the long-term success of the Company or compensation based on Company performance and their performance in fulfilling their personal responsibilities.

2. Administration.

(a) Committee. The Plan will be administered by a committee (the “Committee”) appointed by the Board of Directors of the Company (the “Board”) from among its members and shall be comprised, unless otherwise determined by the Board, solely of not less than two (2) members who shall be (i) “Non-Employee Directors” within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) “outside directors” within the meaning of Treasury Regulation Section 1.162-27(e)(3) under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and (iii) “independent directors” within the meaning of the listing requirements of the NASDAQ (and each other exchange on which the Company may be listed).

(b) Authority. The Committee is authorized, subject to the provisions of the Plan, to establish such rules as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations in its sole discretion and to take such action in connection with the Plan and any awards granted hereunder as it deems necessary or advisable. In addition, the Committee shall have the power to adopt and implement such policies and procedures as it may determine necessary to recover any payments or other compensation relating to awards under this Plan in order to comply with the provisions of the Exchange Act, as amended by the Dodd-Frank Wall Street Reform and Consumer Act of 2010, and any rules, regulations and guidance issued thereunder. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives.

(c) Indemnification. Except in circumstances involving bad faith or willful misconduct of the person acting or failing to act, no member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company, a subsidiary or an affiliate against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person’s bad faith or willful misconduct.

(d) Delegation and Advisers. The Committee may delegate to one or more of its members, or to one or more agents, (i) such administrative duties as it may deem advisable, and (ii) the authority to make awards to any persons not subject to Section 16 of the Exchange Act. Any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the subsidiary or affiliate whose employees have benefited from the Plan, as determined by the Committee.

3. Participants. “Participants” will consist of such officers and employees of, consultants to, and non-employee directors of the Company and its subsidiaries as the Committee in its sole discretion determines and whom the Committee may designate from time to time to receive awards under the Plan. Designation of a participant in any year shall not require the Committee to designate such person to receive an award in any other year or, once designated, to receive the same type or amount of award as granted to the participant in any other year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective awards.

4. Type of Awards. “Awards” under the Plan may be granted in any one or a combination of: (a) stock options, (b) stock appreciation rights, (c) restricted stock, (d) stock units, and (e) cash. Any awards under the Plan may, as determined by the Committee in its discretion, constitute performance-based awards, as described in Section 11 hereof. Awards granted under the Plan shall be evidenced by agreements (which need not be identical and may be electronic or signatureless) that provide additional terms and conditions associated with such awards, as determined by the Committee in its sole discretion; provided, however, that in the event of any conflict between the provisions of the Plan and any such agreement, the provisions of the Plan shall prevail. All awards shall be subject to such policies and procedures as adopted by the Committee from time to time pursuant to Section 2(b) hereof.

5. Common Stock Available Under the Plan.

(a) Maximum Shares. The aggregate number of shares of common stock of the Company, par value $.10, that may be subject to awards granted under this Plan shall be 6,200,000 shares of common stock, which may be authorized and unissued or treasury shares, subject to Section 5(c) hereof and any adjustments made in accordance with Section 13 hereof plus any shares authorized under the Gentiva Health Services, Inc. 1999 Stock Incentive Plan (“1999 Plan”) as to which, as of the Effective Date, awards have not been made (“Maximum Shares”). The maximum number of shares of common stock with respect to which awards may be granted or measured to any individual participant under the Plan in any calendar year during the term of the Plan shall not exceed 500,000 shares (subject to adjustments made in accordance with Section 13 hereof) (the “Individual Maximum”). The maximum number of shares that may be “incentive stock options”, within the meaning of Section 422 of the Code, is 6,200,000 shares (the “ISO Maximum”).

(b) Counting Shares. Shares shall be charged against the Maximum Shares and Individual Maximum, and, if applicable, the ISO Maximum, upon the grant of each award (other than cash awards, stock appreciation rights and stock units to be settled only in cash and performance-based awards which are not denominated in common stock) regardless of the vested status of the award, provided, however, that in the case of a stock appreciation right granted in tandem with a stock option, only the number of shares subject to the stock option shall be counted, and, provided, further, that two (2) shares shall be charged against the Maximum Shares for each share of common stock subject to a restricted stock award or stock unit.

(c) Additional Shares. Any shares of common stock subject to an outstanding award on or after February 25, 2009, granted under the Plan or the 1999 Plan, which for any reason are forfeited, expire or are cancelled or settled in cash without delivery to the award recipient of shares of common stock, shall again be available for awards under the Plan; provided that to the extent that shares are delivered pursuant to the exercise of a stock appreciation right, the number of underlying shares as to which the exercise relates shall be counted against the foregoing Maximum Shares limit, as opposed to only counting the shares issued. Additional shares that again become available under the Plan shall count as one (1) share for each additional share related to an option or stock appreciation rights and two (2) shares for each additional share related to an award of restricted stock or stock units.

Any shares of common stock (i) delivered to the Company as part or full payment for the exercise or purchase price of an award granted under the Plan or the 1999 Plan or to satisfy the Company’s withholding obligation with respect to an award granted under the Plan or the 1999 Plan or (ii) reacquired by the Company on the open market or otherwise using cash proceeds received by the Company from the exercise of stock options granted under the Plan or the 1999 Plan, provided that the number of shares so repurchased shall not exceed (A) the amount of the proceeds, divided by (B) the fair market value on the date of exercise which generated such proceeds, shall again be available for awards under the Plan but shall continue to be counted as outstanding for purposes of determining whether an Individual Maximum and, if applicable, the ISO Maximum has been attained; provided, however that, beginning February 25, 2009, the following shares shall not again be available for awards under the Plan: any shares of common stock (i) delivered to, or withheld by, the Company as part or full payment for the exercise or purchase price of an award granted under the Plan or the 1999 Plan or to satisfy the Company’s withholding obligation with respect to an award granted under the Plan or the 1999 Plan or (ii) reacquired by the Company on the open market or otherwise using cash proceeds received by the Company from the exercise of stock options granted under the Plan or the 1999 Plan.

6. Stock Options.

(a) Generally. Stock options will consist of awards from the Company that will enable the holder to purchase a number of shares of common stock upon payment of an exercise price and applicable tax withholding and such other terms as specified by the Committee in the applicable award agreement. Generally options granted under the Plan shall be options which do not constitute incentive stock options (“nonqualified stock options”). However, if the Committee determines that the Plan complies with statutory and regulatory requirements for granting incentive stock options, the Committee may grant a number of incentive stock options not to exceed the ISO Maximum (“incentive stock options”). The Committee will have the authority to grant to any participant stock options (with or without stock appreciation rights). An option granted as an incentive stock option shall, to the extent it fails to qualify as an incentive stock option, be treated as a nonqualified stock option. Each stock option shall be subject to such terms and conditions, including vesting, consistent with the Plan as the Committee may impose from time to time and set forth in the applicable award agreement, subject to the following limitations:

(b) Exercise Price. Each stock option granted hereunder shall have such per-share exercise price as the Committee may determine at the date of grant. Except for assumptions or substitutions as set forth in Section 13 and incentive stock options as set forth in Sections 6(e) and (f), the exercise price of a stock option shall not be less than the fair market value (as defined in Section 17 of the Plan) on the date of grant.

(c) Payment of Exercise Price. The option exercise price and applicable tax withholding obligations may be paid in cash or, in the discretion of the Committee, by the delivery of shares of common stock of the Company then owned by the participant. In the discretion of the Committee, payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Plan, including, without limitation, in lieu of permitting the exercise of a stock option by delivery of shares of common stock of the Company then owned by a participant, permitting the participant to provide the Company with a notarized statement attesting to the number of shares owned, where upon verification by the Company, the Company would issue to the participant only the number of incremental shares to which the participant is entitled upon exercise of the stock option.

(d) Exercise Period. Stock options granted under the Plan shall be exercisable to the extent vested, at such time or times and subject to such terms and conditions as shall be determined by the Committee and set forth in the applicable award agreement; provided, however, that except in the case of a Change of Control, or stock options granted in settlement of any obligation under any other compensation arrangement, or, to the extent provided in the award agreement, upon the participant’s termination of service due to death or “Disability” (which, for purposes of the Plan, shall have the meaning defined in the applicable award agreement, or in the absence of such definition shall mean that the participant qualifies for benefits under the Company’s long-term disability plan as a result of his or her disability, or in the absence of such a plan, shall be defined by the Committee), no stock option shall be exercisable earlier than the first anniversary of the date of grant; and provided, further, that no stock option granted on or after February 25, 2009 shall be exercisable later than seven (7) years (or with respect to stock options granted before February 25, 2009, ten (10) years) after the date it is granted except in the event of a participant’s death within six (6) months prior to such expiration date, in which case, the exercise period of such participant’s stock options may be extended beyond such period but no later than one (1) year after the participant’s death. All stock options shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such option agreement at the date of grant.

(e) Limitations on Incentive Stock Options. Incentive stock options may be granted only to participants who are employees of the Company or of a “parent corporation” or “subsidiary corporation” (as defined in Sections 424(e) and (f) of the Code, respectively) at the date of grant. The aggregate fair market value (determined as of the time the stock option is granted) of the common stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under all option plans of the Company and of any parent corporation or subsidiary corporation) shall not exceed one hundred thousand dollars ($100,000). For purposes of the preceding sentence, incentive stock options will be taken into account in the order in which they are granted. To the extent that this threshold is exceeded in any calendar year, any excess shares shall be treated as granted pursuant to a nonqualified stock option. The per-share exercise price of an incentive stock option shall not be less than one hundred percent (100%) of the fair market value of the common stock on the date of grant. No incentive stock option granted on or after February 25, 2009 may be exercised later than seven (7) years (or with respect to stock options granted before February 25, 2009, ten (10) years) after the date it is granted or, in the case of the death of a participant, such longer period as permitted by Section 6(d).

(f) Additional Limitations on Incentive Stock Options for Ten Percent Shareholders. Incentive stock options may not be granted to any participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent corporation or subsidiary corporation, unless the exercise price of the option is fixed at not less than one hundred ten percent (110%) of the fair market value of the common stock on the date of grant and the exercise of such option is prohibited by its terms after the expiration of five (5) years from the date of grant of such option or, in the case of the death of a participant, such longer period as permitted by Section 6(d).

7. Stock Appreciation Rights.

(a) Generally. The Committee may, in its discretion, grant stock appreciation rights, including a concurrent grant of stock appreciation rights in tandem with any stock option grant, to any participant. A “stock appreciation right” means a right to receive a payment in cash, common stock or a combination thereof, in an amount equal to the excess of (i) the fair market value, or other specified valuation that does not exceed fair market value, of a specified number of shares of common stock on the date the right is exercised over (ii) the “base value,” less applicable withholding taxes. Except as provided in Section 7(b) below and except for assumptions or substitutions as set forth in Section 13, the base value shall not be less than the fair market value of such shares of common stock on the date the right is granted, provided, however, that if a stock appreciation right is granted in tandem with or in substitution for a stock option, the designated fair market value in the award agreement shall reflect the exercise price of the stock option. Each stock appreciation right shall be subject to such terms and conditions, including vesting, as the Committee shall impose from time to time and set forth in the applicable award agreement.

(b) Base Value. If a stock appreciation right is granted in substitution for other awards made by the Company, the base value may be less than the fair market value of the common stock underlying the stock appreciation right if the value used is the value of the shares on the date of grant of the award being substituted and such substitution complies with Code Section 409A.

(c) Exercise Period. Stock appreciation rights granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions, including vesting, as shall be determined by the Committee and set forth in the applicable award agreement; provided, however, that except in the case of a Change of Control, or stock appreciation rights granted in settlement of any obligation under any other compensation arrangement or, to the extent provided in the award agreement upon the participant’s termination of service due to death or Disability, no stock appreciation right shall be exercisable earlier than the first anniversary of the date of grant; and provided, further, that no stock appreciation right granted on or after February 25, 2009 shall be exercisable later than seven (7) years (or with respect to stock appreciation rights granted before February 25, 2009, ten (10) years) after the date it is granted, except in the event of a participant’s death within six (6) months prior to such expiration date, in which case, the exercise period of such participant’s stock appreciation rights may be extended beyond such period but no later than one (1) year after the participant’s death. All stock appreciation rights shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in the applicable award agreement at the date of grant.

8. Restricted Stock Awards.

(a) Generally. The Committee may, in its discretion, grant restricted stock awards consisting of common stock issued or transferred to participants with or without other payments therefor, which are subject to transferability restrictions and/or a substantial risk of forfeiture that will lapse (“vest”) over a period of time or satisfaction of conditions as the Committee specifies in the award agreement. Except in the event of a Change of Control or to the extent provided in the award agreement upon the participant’s death or Disability (or in the case of awards granted prior to February 25, 2009, settlement of any obligation under any other compensation arrangement, each restricted stock award shall vest not more rapidly than ratably over a period of three (3) years. Restricted stock awards shall be construed as an offer by the Company to the participant to purchase the number of shares of common stock subject to the restricted stock award at the purchase price, if any, established therefor, and shall be subject to acceptance by a participant.

(b) Payment of the Purchase Price. If a restricted stock award requires payment therefor, the purchase price of any shares of common stock subject to a restricted stock award may be paid in any manner authorized by the Committee, which may include any manner authorized under the Plan for the payment of the exercise price of a stock option. Restricted stock awards may also be made in consideration of services rendered to the Company or its subsidiaries.

(c) Additional Terms. Restricted stock awards may be subject to such terms and conditions, including vesting, as the Committee determines appropriate and specifies in the applicable award agreement, including, without limitation, restrictions on the sale or other disposition of such shares, the right of the Company to reacquire such shares for no consideration upon termination of the participant’s employment or service within specified periods, and may constitute performance-based awards as described in Section 11 hereof. The Committee may require the participant to deliver a duly signed stock power, endorsed in blank, relating to the common stock covered by such an award. The Committee may also require that the stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed.

(d) Rights as a Shareholder. Holders of restricted stock awards have the right to receive dividends and to vote the shares; provided, however, unless the Committee or the award agreement provides otherwise, dividends on restricted stock awards shall be held in escrow and shall be payable at such time as the restrictions on the shares lapse, in either cash, shares or if applicable the kind of property distributed as a dividend or any combination thereof. In all events, the terms of the award agreement providing for any such deferral of dividends shall not result in penalties on the participant under Code Section 409A.

9. Stock Units.

The Committee may, in its discretion, grant stock units to any participant with each such stock unit representing one share of common stock of the Company. Stock units will be credited to a notional account maintained by the

Company. Unless the award agreement provides otherwise, each stock unit shall also entitle the holder to an amount equal to the value of dividends paid in respect of one share of common stock of the Company during the period the unit is outstanding, which amount shall also be credited to the notional account. Stock units may be subject to such terms and conditions, including vesting and the time and method of settlement, as the Committee determines appropriate and specifies in the applicable award agreement; provided, however, that unless the award agreement provides otherwise, or applicable law prohibits the issuance of shares, stock units shall be settled in shares of common stock; and provided, further, except in the case of a Change of Control, settlement of any obligation under any other compensation arrangement, or, to the extent provided in the award agreement upon the participant’s death or Disability, stock units may not completely vest prior to the expiration of three (3) years from the date of grant although they may vest ratably over a three year or longer vesting period. Stock units may constitute performance-based awards, as described in Section 11 hereof.

10. Cash Awards.

The Committee may grant awards to any participant to be settled in cash; provided, however, that non-employee directors shall not be eligible for cash awards. Cash awards may be subject to such terms and conditions, including vesting, as the Committee determines to be appropriate and specifies in the applicable award agreement. Cash awards may constitute performance-based awards, as described in Section 11 hereof. The Company may, in its discretion, permit participants to defer settlement of cash awards in accordance with Code Section 409A. The maximum award that may be granted to any participant as a cash award for any performance period of thirty-six months is $3,000,000, with proportionate adjustments for shorter or longer performance periods between 1 and 5 years and $1,000,000 for cash awards that are unrelated to time-based vesting or performance periods.

11. Performance-Based Awards.

(a) Generally. Any awards granted under the Plan to an employee participant may be granted in a manner such that the awards qualify for the performance-based compensation exemption of Section 162(m) of the Code (“performance-based awards”). As determined by the Committee in its sole discretion, either the granting or vesting of such performance-based awards shall be based on achievement of hurdle rates, growth rates, and/or reductions in one or more business criteria that apply to the individual participant, one or more business units, or the Company as a whole.

(b) Business Criteria. The business criteria shall be as follows, individually or in combination: (i) net earnings; (ii) earnings per share; (iii) net sales growth; (iv) market share; (v) operating profit; (vi) earnings before interest and taxes (EBIT); (vii) earnings before interest, taxes, depreciation and amortization (EBITDA); (viii) gross margin; (ix) expense targets; (x) working capital targets relating to inventory and/or accounts receivable; (xi) operating margin; (xii) return on equity; (xiii) return on assets; (xiv) planning accuracy (as measured by comparing planned results to actual results); (xv) market price per share; (xvi) total return to shareholders; (xvii) net income; (xviii) pro forma net income; (xix) return on capital; (xx) revenues; (xxi) expenses; (xxii) operating cash flow; (xxiii) net profit margin; (xxiv) employee headcount; (xxv) employee turnover; (xxvi) labor costs; and (xxvii) customer service. In addition, performance-based awards may include comparisons to the performance of other companies, such performance to be measured by one or more of the foregoing business criteria.

(c) Establishment of Performance Goals. With respect to performance-based awards, the Committee shall establish in writing (i) the performance goals applicable to a given period, and such performance goals shall state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the participant if such performance goals are obtained and (ii) the individual employees or class of employees to which such performance goals apply no later than ninety (90) days after the commencement of such period (but in no event after twenty-five percent (25%) of such period has elapsed).

(d) Certification of Performance. No performance-based awards shall be payable to or vest with respect to, as the case may be, any participant for a given period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied.

(e) Modification of Performance-Based Awards. With respect to any awards intended to qualify as performance-based awards, after establishment of a performance goal, the Committee shall not revise such performance goal or increase the amount of compensation payable thereunder (as determined in accordance with Section 162(m) of the Code) upon the attainment of such performance goal. However, the measurement of performance against goals shall exclude the impact of charges for restructurings, discontinued operations, extraordinary items and other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles as identified in the financial statements, notes to the financial statements or management’s discussion or analysis. In accordance with Section 162(m) of the Code, the Committee may only exercise negative discretion with respect to the amount of a performance-based award.

12. Foreign Laws. The Committee may grant awards to individual participants who are subject to the tax laws of nations other than the United States, which awards may have terms and conditions as determined by the Committee as necessary to comply with applicable foreign laws. The Committee may take any action which it deems advisable to obtain approval of such awards by the appropriate foreign governmental entity; provided, however, that no such awards may be granted pursuant to this Section 12 and no action may be taken which would result in a violation of U.S. securities laws, the Code or any other applicable law.

13. Adjustment Provisions; Change of Control.

(a) Adjustment Generally. If there shall be any change in the common stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, special one-time cash dividend, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, an adjustment shall be made to each outstanding stock option and stock appreciation right such that each such stock option and stock appreciation right shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of the common stock subject to such stock option or stock appreciation right had such stock option or stock appreciation right been exercised in full immediately prior to such change or distribution, and such an adjustment shall be made successively each time any such change shall occur.

(b) Modification of Awards. In the event of any change or distribution described in subsection (a) above, in order to prevent dilution or enlargement of participants’ rights under the Plan, the Committee shall adjust, in an equitable manner, the number and kind of shares that may be issued under the Plan, the Individual Maximum, the ISO Maximum, the number and kind of shares subject to outstanding awards, the exercise price applicable to outstanding awards, and the fair market value of the common stock and other value determinations applicable to outstanding awards; provided, however, that any such arithmetic adjustment to a performance-based award shall not cause the amount of compensation payable thereunder to be increased from what otherwise would have been due upon attainment of the unadjusted award. Appropriate adjustments may also be made by the Committee in the terms of any awards under the Plan to reflect such changes or distributions and to modify any other terms of outstanding awards on an equitable basis, including modifications of performance targets and changes in the length of performance periods; provided, however, that any such arithmetic adjustment to a performance-based award shall not cause the amount of compensation payable thereunder to be increased from what otherwise would have been due upon attainment of the unadjusted award. In addition, the Committee is authorized to make adjustments to the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles, provided that any adjustment to stock options, stock appreciation rights, and other awards intended to constitute performance-based awards must comply with Section 11(e).

(c) Effect of a Change of Control. Notwithstanding any other provision of this Plan, if there is a Change of Control (as defined in subsection (d) below) of the Company, then unless the Committee provides otherwise in the applicable award agreement, all then outstanding stock options and stock appreciation rights shall immediately vest and become exercisable and any restrictions on restricted stock awards, stock units and unvested cash awards shall immediately lapse or vest. In addition, unless the Committee provides otherwise, all awards held by participants who are at the time of the Change of Control in the service of the Company, a subsidiary or affiliate shall remain exercisable for the remainder of their terms notwithstanding any subsequent termination of a participant’s service (other than terminations for cause). Thereafter, all awards shall be subject to the terms of any agreement effecting the Change of Control, which agreement may provide, without limitation, that in lieu of continuing the awards, each stock option and stock appreciation right outstanding hereunder shall terminate within a specified number of days after notice to the holder, and that such holder shall receive, with respect to each share of common stock subject to such stock option or stock appreciation right, an amount equal to the excess of the fair market value of such shares of common stock immediately prior to the occurrence of such Change of Control over the exercise price (or base price) per share underlying such stock option or stock appreciation right, less applicable tax withholding, with such amount payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine. A provision like the one contained in the preceding sentence shall be inapplicable to a stock option or stock appreciation right granted within six (6) months before the occurrence of a Change of Control if the holder of such stock option or stock appreciation right is subject to the reporting requirements of Section 16(a) of the Exchange Act and no exception from liability under Section 16(b) of the Exchange Act is otherwise available to such holder.

(d) Definitions. For purposes of this Section 13, a “Change of Control” of the Company shall be deemed to have occurred upon any of the following events:

(i) Any person or persons acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act (other than the Company or any subsidiary), shall “beneficially own” (as defined in Rule 13d3 under the Exchange Act), directly or indirectly, at least twenty-five percent (25%) of the total voting power of all classes of capital stock of the Company entitled to vote generally in the election of the Board;

(ii) Either (A) “current directors”, as defined below, shall cease for any reason to constitute at least a majority of the members of the Board (for these purposes, a current director shall mean any member of the Board as of the Effective Date, and any successor of a current director whose election, or nomination for election by the Company’s shareholders was approved by at least two-thirds (2/3) of the current directors then on the Board), or (B) at any meeting of the shareholders of the Company called for the purpose of electing directors, a majority of the persons nominated by the Board for election as directors shall fail to be elected;

(iii) Consummation of (A) a plan of complete liquidation of the Company, or (B) a merger or consolidation of the Company (x) in which the Company is not the continuing or surviving corporation (other than a consolidation or merger with a wholly-owned subsidiary of the Company in which all shares of common stock outstanding immediately prior to the effectiveness thereof are changed into or exchanged for common stock of the subsidiary) or (y) pursuant to which the common stock is converted into cash, securities or other property, except in either case, a consolidation or merger of the Company in which the holders of the common stock immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the common stock of the continuing or surviving corporation immediately after such consolidation or merger or in which the Board immediately prior to the merger or consolidation would, immediately after the merger or consolidation, constitute a majority of the board of directors of the continuing or surviving corporation; or

(iv) The consummation of a sale or other disposition (in one transaction or a series of transactions) of all or substantially all of the assets of the Company.

14. Termination of Service.

(a) Termination (other than for cause). Unless the Committee or the applicable award agreement provides otherwise, if a participant’s service with the Company or any subsidiary or affiliate terminates for any reason other than for “cause” (which shall have the meaning defined in the applicable award agreement or, in the absence of such definition shall be defined by the Committee):

(i) Stock options/stock appreciation rights. Except as provided in Sections 6(d), 7(c) and 13(c) hereof, any outstanding stock options and stock appreciation rights shall expire on the earlier of:

(A)	the expiration of their term,

(B)	ninety (90) days following termination of the participant’s service other than termination of service on account of death or Disability or retirement,

(C)	twelve (12) months following termination of the participant’s service as a result of death or Disability or on account of “retirement” (which for purposes of this Plan means termination of service at age 55 or later with ten (10) or more years of service, at age 62 or later with five (5) or more years of service, at age 65 or later, or at such other age as the Committee may determine and include in the applicable award agreement);

provided, however, that a participant (or in the case of the participant’s death or Disability, the participant’s representative) may exercise all or part of the participant’s stock options and stock appreciation rights at any time before the expiration of such stock options following termination of service only to the extent that the stock options and stock appreciation rights are vested on or before the date participant’s service terminates. The balance of the stock options and stock appreciation rights (which are not vested on the date participant’s service terminates) shall lapse and be forfeited when the participant’s service terminates.

If by virtue of this provision, an incentive stock option is not exercised within three (3) months after a participant’s employment terminates, then unless such participant’s employment termination is due to his or her death or Disability (defined for this purpose only as described in Section 22(e)(3) of the Code), the incentive stock option shall be treated as a nonqualified stock option.

(ii) Restricted Stock Awards/ Stock Units. All unvested restricted stock awards and stock units shall expire upon termination of service.

(iii) Cash Awards/Performance-Based Awards. All cash awards and performance-based awards shall be forfeited upon termination of service; provided, however, that to the extent performance criteria are met, and if a participant has satisfied all of the other conditions to receiving such award (except that the participant is not in service on the payment date due to his or her termination of service by the Company without cause, or because of the participant’s retirement, death or Disability), such award shall be payable to the participant at the regularly scheduled payment date.

(b) Termination of Service (for Cause). All of a participant’s awards (including any exercised stock options for which shares or cash have not been delivered to the participant) shall be cancelled and forfeited immediately on the date of the participant’s termination of service with the Company or any subsidiary if such termination is for cause or cause exists on such date, and the Company shall return to the participant the price (if any) paid for any undelivered shares (or, if less, their fair market value at termination). Should a participant die at a time when cause exists, all of the participant’s awards (including any exercised stock options for which shares have not been delivered to the participant) shall be cancelled and forfeited immediately as of the date of the participant’s death.

(c) Leave of Absence. For purposes of this Plan, service shall be deemed to continue while the participant is on a bona fide leave of absence, if such leave was approved by the Company in writing or if continued crediting of service for this purpose is expressly required by the terms of such leave or by applicable law (as determined by the Committee).

15. Nontransferability. Each award granted under the Plan to a participant shall not be transferable except by will or the laws of descent and distribution or as permitted by the Committee, which shall only have discretion to permit transferability to third parties if no consideration is received by the participant. In the event of the death of a participant (which for this purpose only shall include any transferee), each stock option or stock appreciation right theretofore granted to him or her shall be exercisable during such period after his or her death as described in Section 14 hereof but unless the Committee or the award agreement provides otherwise, such award shall only be exercisable by the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant’s rights under the stock option or stock appreciation right shall pass by will or the laws of descent and distribution.

16. Other Provisions. The granting of or distribution under any award under the Plan may also be subject to such other provisions (whether or not applicable to the awards of any other participant) as the Committee determines appropriate, including, without limitation, for the forfeiture of, or restrictions on resale or other disposition of, common stock acquired under any form of award, for the acceleration of exercisability or vesting of awards in the event of a Change of Control, for the payment of the value of awards to participants in the event of a Change of Control (provided such payment would comply with or be exempt from Code Section 409A), or to comply with federal and state securities laws, or understandings or conditions as to the participant’s employment in addition to those specifically provided for under the Plan.

17. Fair Market Value. For purposes of this Plan and any awards awarded hereunder, fair market value shall mean the amount determined by the Committee (in accordance with Section 409A of the Internal Revenue Code, to the extent such provisions are applicable) as the fair market value of the common stock of the Company.

18. Withholding. All payments or distributions of awards made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable federal, state, local and foreign tax withholding requirements at the minimum statutory withholding rates. If the Company proposes or is required to distribute common stock pursuant to the Plan, it may require the recipient to remit to it or to the corporation that employs such recipient an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such common stock. In lieu thereof, the Company or the employing corporation shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the recipient as the Committee shall prescribe. The Committee may, in its discretion and subject to such rules as it may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), permit an optionee or award or right holder to pay all or a portion of the federal, state, local or foreign withholding taxes arising in connection with any award consisting of shares of common stock by electing to have the Company withhold shares of common stock having a fair market value equal to the amount of tax to be withheld, such tax calculated at minimum statutory withholding rates.

19. Tenure. A participant’s right, if any, to continue to serve the Company or any of its subsidiaries or affiliates as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a participant under the Plan.

20. Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments which the Company or any subsidiary may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company or any subsidiary and any participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company or any subsidiary under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or such subsidiary. All payments to be made hereunder shall be paid from the general funds of the Company or such subsidiary and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

21. No Fractional Shares. No fractional shares of common stock shall be issued or delivered pursuant to the Plan or any award. The Committee shall determine whether cash, or awards, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

22. Duration, Amendment and Termination. No award shall be granted more than ten (10) years after the Restatement Effective Date. The Committee may amend the Plan or any award from time to time or suspend or terminate the Plan at any time, including by adoption of policies and procedures as set forth in Section 2(b). No such amendment or termination may, without the consent of the affected participant, materially and adversely affect the rights of such participant under any outstanding award, except to the extent necessary to comply with applicable U.S. or foreign laws or to comply with guidance issued under the Dodd-Frank Wall Street Reform and Consumer Act of 2010. No amendment of the Plan may be made without approval of the shareholders of the Company if the amendment will: (i) increase the aggregate number of shares of common stock that may be delivered through stock options under the Plan; (ii) increase the Maximum Shares or the Individual Maximum as set forth in Section 5 hereof; (iii) permit the re-pricing of an award to a lower exercise price, base price or purchase price, as applicable, (including, without limitation, the cancellation of an award in exchange for cash or another award) other than in connection with a Change of Control or a substitute award made in exchange for another award; (iv) change the types of business criteria on which performance-based awards are to be based under the Plan; (v) modify the requirements as to eligibility for participation in the Plan; or (vi) change the legal entity authorized to make awards under the Plan.

23. Governing Law. This Plan, awards granted hereunder and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

24. Effective Date. The Plan was originally effective as of March 15, 2004 (the “Effective Date”) and was thereafter amended on August 8, 2007 and February 25, 2009 (“Original Plan”). This amendment and restatement of the Plan shall be effective as of March 16, 2011, the date on which the amendment and restatement was adopted by the Committee (the “Restatement Effective Date”), provided that the amendment and restatement is approved by the shareholders of the Company at an annual meeting or any special meeting of shareholders of the Company within twelve (12) months of the Restatement Effective Date, and such approval of shareholders shall be a condition to the right of each participant to receive any awards under the restated terms of the Plan. No award granted after the Restatement Effective Date may be exercised or settled and no restrictions relating to any such award may lapse prior to such shareholder approval, provided that if the shareholders fail to approve the amendment and restatement of the Plan as specified hereunder, any such award granted after the Restatement Effective Date shall be deemed granted under the Original Plan and, where the terms of such award are inconsistent with the terms of the Original Plan, the terms of the Original Plan shall automatically govern.

25. Applicability of and Compliance with Code Section 409A. Notwithstanding any provision of the Plan or any award agreement to the contrary, each award granted under the Plan either shall be excepted from the requirements of Section 409A of the Code or shall comply with the requirements of Section 409A of the Code, and the terms of the Plan and each award agreement shall be interpreted consistent therewith; provided, further, that (unless specifically authorized in this Section 25) the Committee shall not have the authority to grant any award that does not comply with the provisions of this Section 25. An award that is excepted from the requirements of Section 409A of the Code may not be amended or otherwise modified in such a manner that the award becomes subject to Section 409A of the Code, unless the Committee expressly provides that the amendment or modification is intended to subject the award to the requirements of Section 409A of the Code and the amended or modified award complies with such requirements. An award that is subject to the requirements of Section 409A of the Code may not be amended or otherwise modified in such a manner that the award no longer complies with Section 409A of the Code unless the Committee expressly provides that the amendment or modification is intended to be non-compliant with Section 409A of the Code.

FORM OF PROXY

SM GENTIVA Great healthcare has come home Gentiva health services inc 3350 riverwood parkway Suite 1400 ATLANTA GA 30339 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Electronic Delivery of Future PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE -1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All To withhold authority to vote for any All All Except individual nominee(s), mark “For All The Board of Directors recommends you vote Except” and write the number(s) of the FOR the following: nominee(s) on the line below. 1. Election of Directors Nominees 01 Robert S. Forman, Jr. 02 Victor F. Ganzi 03 Philip R. Lochner, Jr. 04 Ronald A. Malone 05 Stuart Olsten 06 Sheldon M. Retchin 07 Tony Strange 08 Raymond S. Troubh 09 Rodney D. Windley The Board of Directors recommends you The Board of Directors recommends you vote FOR vote FOR 1 YEAR on the following proposal the following proposals 2 and 3: For Against Abstain 4: 1 year 2 years 3 years Abstain 2. Ratification of appointment of 4. Approval, by non-binding advisory vote, PricewaterhouseCoopers LLP as independent of frequency of vote on compensation of registered public accounting firm. Company’s named executive officers. 3. Approval, by non-binding advisory vote, of The Board of Directors recommends you vote FOR compensation of Company’s named executive the following proposal 5: For Against Abstain officers. 5. Approval of Company’s Amended and Restated 2004 Equity Incentive Plan. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For address change/comments, mark here. (see reverse for instructions) Yes No Please indicate if you plan to attend this meeting Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000093891_1 R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxvvote.com . GENTIVA HEALTH SERVICES, INC. Proxy Solicited on Behalf of the Board of Directors for the Annual Meeting of Shareholders, May 12, 2011 The undersigned hereby appoints Tony Strange, Eric R. Slusser and John N. Camperlengo, and each of them, as proxies, with full power of substitution, to represent and to vote, as designated herein, all shares of Common Stock of Gentiva Health Services, Inc. (the “Company”), at its Annual Meeting of Shareholders to be held at the Renaissance Waverly Hotel, 2450 Galleria Parkway, Atlanta, Georgia 30339 on Thursday, May 12, 2011 at 9:30 a.m., and at all adjournments thereof, which the undersigned could vote, if personally present, in such manner as the proxies may determine on any matters which may properly come before the meeting and to vote on the items as specified on the reverse side. You are encouraged to specify your choices by marking the appropriate boxes on the reverse side but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendation. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR, FOR RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, FOR APPROVAL, BY ADVISORY VOTE, OF COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, FOR APPROVAL, BY ADVISORY VOTE, OF “1 YEAR” AS FREQUENCY OF VOTE ON Address change /comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed and dated on reverse side 0000093891_2 R1. 0.0.1 1699